--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    EXHIBIT 4.07


                       SALEM COMMUNICATIONS CORPORATION

                         ___________________________

                               CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 25, 1997

                                 BY AND AMONG

                       SALEM COMMUNICATIONS CORPORATION,

                             THE BANK OF NEW YORK,
                           AS ADMINISTRATIVE AGENT,

                            BANK OF AMERICA NT&SA,
                            AS DOCUMENTATION AGENT,

                                      AND

                           THE LENDERS PARTY HERETO

                         ___________________________

                                     WITH

                          BNY CAPITAL MARKETS, INC.,
                                  AS ARRANGER



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    8.14 Transactions with Affiliates............................ 53
    8.15 Sale and Leaseback...................................... 54
    8.16 Stock Issuance.......................................... 54
    8.17 Subordinated Indenture.................................. 54
    8.18 Federal Reserve Regulations............................. 54
    8.19 Change in Name; Nature of Business...................... 54
    8.20 Lease Obligations....................................... 54

9. DEFAULT....................................................... 55
    9.1  Events of Default....................................... 55

10. THE ADMINISTRATIVE AGENT..................................... 58
    10.1 Appointment............................................. 58
    10.2 Delegation of Duties.................................... 58
    10.3 Exculpatory Provisions.................................. 58
    10.4 Reliance by Administrative Agent........................ 59
    10.5 Notice of Default....................................... 59
    10.6 Non-Reliance............................................ 59
    10.7 Indemnification......................................... 60
    10.8 Administrative Agent in its Individual
         Capacity................................................ 60
    10.9 Successor............................................... 60
    10.10 Updating Exhibits and Schedules........................ 61
    10.11 The Arranger........................................... 61
    10.12 The Documentation Agent................................ 61

11. MISCELLANEOUS................................................ 61
    11.1 Amendments and Waivers.................................. 61
    11.2 Notices................................................. 62
    11.3 No Waiver; Cumulative Remedies.......................... 64
    11.4 Survival of Representations and Warranties.............. 64
    11.5 Payment of Expenses and Taxes........................... 64
    11.6 Lending Offices......................................... 65
    11.7 Successors and Assigns.................................. 65
    11.8 Counterparts............................................ 66
    11.9 Adjustments; Set-off.................................... 67
    11.10 No Third Party Beneficiary............................. 68
    11.11 Indemnity.............................................. 68
    11.12 Governing Law.......................................... 69
    11.13 Headings............................................... 69
    11.14 Severability........................................... 69
    11.15 Integration............................................ 69
    11.16 Limitation of Liability................................ 69
    11.17 Consent of Jurisdiction................................ 70
    11.18 Service of Process..................................... 70
    11.19 No Limitation of Service or Suit....................... 70
    11.20 WAIVER OF TRIAL BY JURY................................ 70
    11.21 Confidentiality........................................ 71

EXHIBITS
--------

Exhibit A                          List of Commitments
Exhibit B                          Form of Revolving Credit Note
Exhibit C                          Form of Borrowing Request
Exhibit D                          Form of Letter of Credit Request
Exhibit E                          Form of Opinion of Secret Counsel
Exhibit F                          Form of Opinion of Counsel to the Borrower
                                   and Subsidiaries
Exhibit G                          Form of Opinion of FCC Counsel to the
                                   Borrower and Subsidiaries
Exhibit H                          Form of Compliance Certificate
Exhibit I                          Form of Borrower Security Agreement
Exhibit J                          Form of Subsidiary Guaranty
Exhibit K                          Form of Assignment and Assumption Agreement


SCHEDULES
---------

Schedule 1.1(L)                    List of Lending Offices
Schedule 4.1                       List of Subsidiaries
Schedule 4.6                       List of Litigation
Schedule 4.7                       List of Conflicting Agreements
Schedule 4.8                       List of Taxes
Schedule 4.11(b)                   List of Property
Schedule 4.11(c)                   FCC Matters
Schedule 4.14                      List of Plans
Schedule 4.18                      List of Environmental Plans
Schedule 8.1                       List of Borrowing
Schedule 8.2                       List of Liens
Schedule 8.5(c)                    List of Investments

    CREDIT AGREEMENT, dated as of September 25, 1997, by and among SALEM COMMUNICATIONS CORPORATION, a California corporation (the "Borrower"), THE BANK
                                                           --------
OF NEW YORK, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), BANK OF AMERICA NT&SA, as documentation
               --------------------
agent (in such capacity, the "Documentation Agent"), and each Lender party
                              -------------------
hereto or which becomes a "Lender" pursuant to the provisions of section 11.7 (each a "Lender" and, collectively, the "Lenders").
         ------                          -------

1.  DEFINITIONS
    -----------

    1.1  Defined Terms.
         -------------

         As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

    "ABR Loans": the Loans (or any portions thereof) at such time as they (or
     ---------
such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.

    "Accountants": Ernst & Young LLP, or such other firm of certified public
     -----------
accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent.

    "Adjusted Operating Cash Flow":  Operating Cash Flow less Excluded Cash
     ----------------------------
Flow.

    "Affected Loan": as defined in section 2.15.
     -------------

    "Affected Principal Amount": (i) in the event that the Borrower shall fail
     -------------------------
for any reason to borrow or convert a Loan after it shall have notified the Administrative Agent of its intent to do so in which it shall have requested a Eurodollar Loan pursuant to section 2.3 or 2.8, as the case may be, an amount equal to the principal amount of such Loan; (ii) in the event that a Eurodollar Loan shall terminate for any reason prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Loan; and
(iii) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Loan prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Loan so prepaid or repaid.

    "Affiliate": as to any Person, any other Person which, directly or
     ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause direction of the management and policies of such Person whether by contract or otherwise.

    "Agreement": this Credit Agreement, as the same may be amended, supplemented
     ---------
or otherwise modified from time to time.

    "Alternate Base Rate": on any date, a rate of interest per annum equal to
     -------------------
the higher of (i) the BNY Rate in effect on such date or (ii) 1/2 of 1% plus the Federal Funds Rate in effect on such date.

    "Applicable Margin": (a) subject to paragraph (b) of this definition, at all
     -----------------
times during the applicable periods set forth below, (i) with respect to the unpaid principal amount of the ABR Loans, the percentage set forth below under the heading "Alternate Base Rate Margin" next to the applicable period and (ii) with respect to the unpaid principal amount of the Eurodollar Loans, the percentage set forth below under the heading "Eurodollar Rate Margin" next to the applicable period:

                                Alternate Base  Eurodollar
Period                           Rate Margin    Rate Margin
------                           -----------    -----------
when the Total
Leverage Ratio
is equal to or
greater than
6.00:1.00                          1.750%         3.000%

when the Total
Leverage Ratio
is equal to or greater
than 5.50:1.00 but
less than 6.00:1.00                1.250%         2.500%

when the Total
Leverage Ratio
is equal to or greater
than 5.00:1.00 but
less than 5.50:1.00                1.000%         2.250%

when the Total
Leverage Ratio
is equal to or greater
than 4.50:1.00 but less
than 5.00:1.00                     0.500%         1.750%

when the Total
Leverage Ratio
is equal to or greater
than 4.00:1.00 but
less than 4.50:1.00                0.250%         1.500%

when the Total
Leverage Ratio
is equal to or greater
than 3.50:1.00 but
less than 4.00:1.00                0.000%         1.250%

when the Total
Leverage Ratio
is less than 3.50:1.00             0.000%         1.000%

          (b) Changes in the Applicable Margin resulting from a change in the Total Leverage Ratio, as evidenced by a Compliance Certificate delivered to the Administrative Agent pursuant to section 7.1(d) or a Borrowing Request or Letter of Credit Request delivered to the Administrative Agent pursuant to section 5.2(c) evidencing such a change, shall become effective upon (i) in the case of the delivery of a Compliance Certificate, the first Business Day following the delivery of (x) such Compliance Certificate and (y) the applicable financial statements required to be delivered pursuant to section 7.1(a) or (c), as the case may be, and (ii) in the case of the delivery of a Borrowing Request or Letter of Credit Request, the Borrowing Date applicable thereto. If the Borrower shall fail to deliver a Compliance Certificate within 60 days after the end of any of the first three fiscal quarters, or within 120 days after the end of the last fiscal quarter, of each fiscal year (each a "certificate delivery
                                                         --------------------
date"), for purposes of calculating the Applicable Margin, the Total Leverage
----
Ratio from and including such certificate delivery date to the date of delivery by the Borrower to the Administrative Agent of such Compliance Certificate shall be conclusively presumed to be greater than 6.00:1.00.

      "Arranger":  BNY Capital Markets, Inc.
       --------

      "Assignment":  as defined in section 11.7(b).
       ----------

      "Assignment and Assumption Agreement":  an agreement substantially in the
       -----------------------------------
form of Exhibit K.

      "Assignment Fee":  as defined in section 11.7(b).
       --------------

      "Authorized Signatory": the chief executive officer, the chief financial
       --------------------
officer, the chief operating officer, the president, a general partner or any other duly authorized officer (acceptable to the Administrative Agent) of a Loan Party.

      "BNY": The Bank of New York.
       ---

      "BNY Rate": a rate of interest per annum equal to the rate of interest
       --------
publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

      "Borrower Security Agreement": the Borrower Security Agreement, dated as
       ---------------------------
of the date hereof, between the Borrower and the Administrative Agent, substantially in the form attached hereto as Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

      "Borrowing Date": (i) any Business Day specified in a Borrowing Request as
       --------------
a date on which the Borrower requests the Lenders to make Loans or (ii) any Business Day specified in a Letter of Credit Request as a date on which the Borrower requests the Issuing Bank to issue a Letter of Credit.

      "Borrowing Request": a Borrowing Request substantially in the form of
       -----------------
Exhibit C.

      "Broadcasting Station": all related licenses, franchises and permits
       --------------------
issued under federal, state or local laws from time to time which authorize a Person to receive or distribute, or both, over the airwaves, audio and visual, radio or microwave signals within a geographic area for the purpose of providing commercial broadcasting radio programming, together with all Property owned or used in connection with the programming provided pursuant to, and all interest of such Person to receive revenues from any other Person which derives revenues from or pursuant to, said licenses, franchises and permits. The term "Broadcasting Station" shall also include a corporation incorporated in the United States which shall own one or more Broadcasting Stations.

      "Business Day": (i) for all purposes other than as set forth in clause
       ------------
(ii) below, any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or other governmental action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in foreign currency and exchange between banks in the interbank eurodollar market may be carried on as determined by the Administrative Agent.

      "CERCLA": the Comprehensive Environmental Response, Compensation and
       ------
Liability Act, as set forth at 42 U.S.C. (S)9601, et seq. as the same may be
                                                  -- ---
amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

      "Change of Control":  any of the following: (i) the Permitted Holders fail
       -----------------
to own at least 75% of the total outstanding Voting Stock of the Borrower, (ii) if neither Edward G. Atsinger III nor Stuart W. Epperson is serving as chief executive officer of the Borrower and, if such circumstance is caused solely as a result of death or incapacity, the continuation thereof for a period of 30 days or (iii) a "Change of Control" (under and as defined in the Subordinated Indenture) occurs.

      "Code": the Internal Revenue Code of 1986, as the same may be amended from
       ----
time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

      "Collateral": collectively, the Collateral under and as defined in the
       ----------
Collateral Documents.

      "Collateral Documents": collectively, the Borrower Security Agreement and
       --------------------
the Subsidiary Guaranty.

      "Commitment Fee" and "Commitment Fees": as defined in section 3.1(a).
       --------------       ---------------

      "Commonly Controlled Entity": any Subsidiary or any entity, whether or not
       --------------------------
incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

      "Communications Act": the Communications Act of 1934, as the same may be
       ------------------
amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

      "Compliance Certificate": a certificate substantially in the form of
       ----------------------
Exhibit H.

      "Consolidated": the Borrower and its Subsidiaries which are consolidated
       ------------
for financial reporting purposes.

      "Consolidated Adjusted Operating Cash Flow":  Adjusted Operating Cash Flow
       -----------------------------------------
of the Borrower and its Subsidiaries on a Consolidated basis.

      "Consolidated Annual Adjusted Operating Cash Flow":  at any time,
       ------------------------------------------------
Consolidated Adjusted Operating Cash Flow for the immediately preceding four fiscal quarters for which financial statements have been delivered pursuant to section 7.1(a) or (c), or, in the event that the date of determination is a fiscal quarter ending date, the fiscal quarter then ended and the immediately preceding three fiscal quarters.

      "Consolidated Annual Operating Cash Flow":  at any time, Consolidated
       ---------------------------------------
Operating Cash Flow for the immediately preceding four fiscal quarters for which financial statements have been delivered pursuant to section 7.1(a) or (c), or, in the event that the date of determination is a fiscal quarter ending date, the fiscal quarter then ended and the immediately preceding three fiscal quarters.

      "Consolidated Operating Cash Flow":  Operating Cash Flow of the Borrower
       --------------------------------
and its Subsidiaries on a Consolidated basis.

      "Consolidating":  the Borrower and each of its Subsidiaries taken
       -------------
separately.

      "Contingent Obligation": as to any Person, any obligation of such Person
       ---------------------
guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The term Contingent Obligation shall also include the liability of a general partner in respect of the Indebtedness of a partnership in which it is a general partner, excluding Indebtedness which is non-recourse to such general partner. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

      "Control Person": as defined in section 2.14.
       --------------

      "Copyright Act": Title 17 of the United States Code, as amended, and the
       -------------
rules and regulations issued thereunder, as from time to time in effect.

      "Credit Exposure" with respect to any Lender at any time, its RC
       ---------------
Commitment or, if no RC Commitment is in effect, the sum of its outstanding RC Loans and Letter of Credit Exposure, at such time.

      "Debt Service": the sum of Interest Expense and scheduled principal
       ------------
amortization (including scheduled mandatory reductions of revolving credit and similar commitments) of Total Debt, whether or not actually paid, for, as applicable, the immediately preceding four fiscal quarters for which financial statements have been delivered pursuant to section 7.1(a) or (c), or, in the event that the date of determination is a fiscal quarter ending date, the fiscal quarter then ended and the immediately preceding three fiscal quarters.

      "Default": any of the events specified in section 9, whether or not any
       -------
requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Dollars" and "$": lawful currency of the United States of America.
       -------       -

      "Effective Date": September 25, 1997.
       --------------

      "Environmental Laws": any and all federal, state and local laws relating
       ------------------
to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene and including, without limitation, (i) CERCLA;
(ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA
(S)6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA
        -- ---
(S)2601 et. seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA
        --  ---
(S)1251 et. seq.; (v) the Clean Air Act, as amended, 42 USCA (S)7401 et seq.;
        --  ---
(vi) the Hazardous Material Transportation Authorization Act of 1994, as amended, 49 USCA (S)5101 et seq. and (viii) all rules, regulations judgments,
                         -- ---
decrees, injunctions and restrictions thereunder and any analogous state law, in each case as from time to time in effect.

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended
       -----
from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

      "Eurodollar Loan":  a portion of the Loans selected by the Borrower to
       ---------------
bear interest during an Interest Period selected by the Borrower at a rate per annum based upon a Eurodollar Rate determined with reference to such Interest Period, all pursuant to and in accordance with sections 2.3 and 2.8.

      "Eurodollar Rate": with respect to any Interest Period, the rate per
       ---------------
annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1%, or, if there is no nearest 1/16 of 1%, the next higher 1/16 of 1%):

          (a) the rate quoted by the Administrative Agent to major banks in the interbank eurodollar market as the rate at which the Administrative Agent is offering

Dollar deposits in an amount approximately equal to BNY's pro rata share of the given portion of the Loans selected by the Borrower to bear interest during such Interest Period based upon a rate of interest determined under this definition, and having a term to maturity corresponding to such Interest Period, as quoted at approximately 10:00 A.M. two Business Days prior to the date upon which such Interest Period is to commence, by

          (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States banks or money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

      "Event of Default": any of the events specified in section 9, provided
       ----------------
that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Excess Cash Flow": at any time, in respect of any period, Consolidated
       ----------------
Operating Cash Flow for such period (before any adjustments to reflect acquisitions, sales and exchanges of Property during such period) less the sum of, without duplication, (i) Fixed Charges and (ii) voluntary principal prepayments made pursuant to section 2.5(a), provided that the RC Commitments are permanently reduced in an aggregate amount equal to such prepayments made under section 2.5(a).

      "Exchange Act":  the Securities Exchange Act of 1934, as amended.
       ------------

      "Excluded Cash Flow":  at any time, for any period, Operating Cash Flow
       ------------------
for such period allocable to all Excluded Properties at such time.

      "Excluded Property":  at any time, any Broadcasting Station, designated in
       -----------------
writing by the Borrower to the Administrative Agent and the Lenders as an Excluded Property, that was acquired by the Borrower within the immediately preceding 18 month period and in respect of which the Borrower changed the format from that in effect at the time such Broadcasting Station was acquired by the Borrower.

      "Existing Credit Agreement": the Third Amended and Restated Credit
       -------------------------
Agreement, dated as of January 10, 1997, by and among the Borrower, New Inspiration Broadcasting Company, Inc., Golden Gate Broadcasting Company, Inc., Beltway Media Partners, the banks party thereto, Bank of America National Trust and Savings Association, as Agent and Collateral Agent, and The Bank of New York, as Documentation Agent, as amended.

      "FCC": the Federal Communications Commission, or any Governmental
       ---
Authority succeeding to the functions thereof.

      "Federal Funds Rate": for any day, the rate per annum (rounded to the
       ------------------
nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

      "Fixed Charges": the sum, without duplication, of (a) Debt Service, (b)
       -------------
cash income taxes paid and (c) capital expenditures (excluding capital expenditures made with insurance proceeds and capital expenditures associated with an acquisition made within the 12 month period immediately following such acquisition), in each case of the Borrower and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP, for, as applicable, the immediately preceding four fiscal quarters for which financial statements have been delivered pursuant to section 7.1(a) or (c), or, in the event that the date of determination is a fiscal quarter ending date, the fiscal quarter then ended and the immediately preceding three fiscal quarters.

      "GAAP": generally accepted accounting principles set forth in the opinions
       ----
and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent, and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      "Governmental Authority": any nation or government, any state or other
       ----------------------
political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

      "Hazardous Discharge":  as defined in section 11.11(b).
       -------------------

      "Highest Lawful Rate": as to any Lender, the maximum rate of interest, if
       -------------------
any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Notes held thereby, or which may be owing to such Lender pursuant to this Agreement and the other Loan Documents under the laws applicable to such Lender and this transaction.

      "Indebtedness": as to any Person, at a particular time, all items which
       ------------
constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale agreement or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts,
(v) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than Liens permitted under sections 8.2(i) through (iv) and carriers', warehousemen's, mechanics', repairmen's or other like non-consensual Liens arising in the ordinary course of business), (vi) obligations for principal payments under leases which have been, or under GAAP are required to be, capitalized and (vii) all Contingent Obligations.

      "Indemnified Party":  shall have the meaning set forth in section
       -----------------
11.11(a).

      "Interest Expense":  the sum of all (i) interest (adjusted to give effect
       ----------------
to all Interest Rate Protection Arrangements and fees and expenses paid in connection with same, all as determined in accordance with GAAP) on Total Debt and (ii) commitment, letter of credit and similar fees, in each case of the Borrower and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP, for, as applicable, the immediately preceding four fiscal quarters for which financial statements have been delivered pursuant to section 7.1(a) or
(c), or, in the event that the date of determination is a fiscal quarter ending date, the fiscal quarter then ended and the immediately preceding three fiscal quarters.

      "Interest Payment Date":  (i) as to any ABR Loan, the last day of each
       ---------------------
March, June, September and December commencing on the first of such days to occur after such ABR Loan is made, (ii) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period and (iii) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period of six months, the last day of such Interest Period and the corresponding day of the month which is three months after the date of the commencement of such Interest Period, or, if such day is not a Business Day or does not exist, on the immediately preceding Business Day.

      "Interest Period": the period commencing on any Business Day selected by
       ---------------
the Borrower in accordance with section 2.3 or 2.8 and ending one, two, three or six months thereafter, as selected by the Borrower in accordance with such section, subject to the following:

          (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the immediately succeeding Business Day unless the result of such extension would be to carry the end of such Interest Period into another calendar month, in which event such Interest Period shall end on the Business Day immediately preceding such day; and

          (b) if any Interest Period shall begin on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of a calendar month.

      "Interest Rate Protection Arrangement": any interest rate swap, cap or
       ------------------------------------
collar arrangement or any other derivative product customarily offered by banks to their customers in order to manage the exposure of such customers to interest rate fluctuations.

      "Investments": as defined in section 8.5.
       -----------

      "Issuing Bank":  BNY.
       ------------

      "Lending Office": in respect of any Lender, initially, the office or
       --------------
offices of such Lender designated as such in Schedule 1.1(L) hereto; thereafter, such other office or offices of such Lender, if any, which shall be making or maintaining Loans.

      "Letter of Credit": as defined in Section 2.18.
       ----------------

      "Letter of Credit Commitment": the commitment of the Issuing Bank to issue
       ---------------------------
Letters of Credit in accordance with the terms hereof in an aggregate outstanding face amount not exceeding $15,000,000 (or, if less, the RC Commitments) at any time, as the same may be reduced pursuant to Section 2.4.

      "Letter of Credit Exposure": at any time, (a) in respect of all Lenders,
       -------------------------
the sum, without duplication, of (i) the maximum aggregate amount which may be drawn under all unexpired Letters of Credit at such time (whether the conditions for drawing thereunder have or may be satisfied), (ii) the aggregate amount, at such time, of all unpaid drafts (which have not been dishonored) drawn under all Letters of Credit, and (iii) the aggregate unpaid principal amount of the Reimbursement Obligations at such time, and (b) in respect of any Lender, an amount equal to such Lender's RC Commitment Percentage at such time multiplied by the amount determined under clause (a) of this definition.

      "Letter of Credit Fee": as defined in Section 3.1(c).
       --------------------

      "Letter of Credit Participation": with respect to each Lender, its
       ------------------------------
obligations to the Issuing Bank under Section 2.19.

      "Letter of Credit Request": a request in the form of Exhibit D.
       ------------------------

      "Lien": any mortgage, pledge, hypothecation, assignment, deposit
       ----
arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

      "Loans": the RC Loans.
       -----

      "Loan Documents": collectively, this Agreement, the Notes, the
       --------------
Reimbursement Agreements and the Collateral Documents.

      "Loan Party": the Borrower, each Subsidiary Guarantor and each other party
       ----------
(other than the Administrative Agent, the Issuing Bank and the Lenders) that is a signatory to a Loan Document.

      "Margin Stock": any "margin stock", as said term is defined in Regulation
       ------------
U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

      "Material Adverse Change": a material adverse change in (i) the
       -----------------------
operations, business, prospects, Property or condition (financial or otherwise) of (a) the Borrower or (b) the Borrower and its Subsidiaries on a Consolidated basis, (ii) the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Administrative Agent or any of the Lenders to enforce any of the Loan Documents.

      "Material Adverse Effect": a material adverse effect on (i) the
       -----------------------
operations, business, prospects, Property or condition (financial or otherwise) of (a) the Borrower or (b) the Borrower and its Subsidiaries on a Consolidated basis, (ii) the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Administrative Agent or any of the Lenders to enforce any of the Loan Documents.

      "Maturity Date": August 31, 2004.
       -------------

      "Multiemployer Plan": a Plan which is a multiemployer plan as defined in
       ------------------
Section 4001(a)(3) of ERISA.

      "Net Equity Proceeds":  as defined in section 2.4(b)(v).
       -------------------

      "Notes": the RC Notes.
       -----

      "Operating Cash Flow":  at any time, with respect to any Person, for any
       -------------------
period: (i) revenues (exclusive of reciprocal and barter revenues) of such Person, determined in accordance with GAAP, for such period, less (ii) expenses
                                                             ----
(exclusive of depreciation, amortization, interest, income tax and reciprocal and barter expenses included therein), plus (iii) non-recurring expense items
                                       ----
and other non-cash expense items of such Person for such period, in each case mutually agreed upon between the Borrower and the Required Lenders, to the extent deducted in accordance with clause (ii) above, less (iv) the amount of
                                                      ----
any cash payments related to non-cash expense items added pursuant to clause
(iii) above. Operating Cash Flow shall be adjusted on a consistent basis to reflect the acquisition, sale, exchange and disposition of Property during such period. Operating Cash Flow shall exclude all gains and losses from the sale or disposition of Property and all extraordinary gains and losses.

      "PBGC": the Pension Benefit Guaranty Corporation established pursuant to
       ----
Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

      "Permitted Holders":  as of any date of determination (i) any of Stuart W.
       -----------------
Epperson and Edward G. Atsinger III; (ii) family members or the relatives of the Persons described in clause (i); (iii) any trusts created for the benefit of the Persons described in clauses (i), (ii) or (iv) or any trust for the benefit of such trust; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Persons's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Voting Stock of the Borrower.

      "Permitted Liens": Liens permitted to exist pursuant to section 8.2.
       ---------------

      "Permitted Non-Commercial Educational Station Investment":  a loan made by
       -------------------------------------------------------
the Borrower or a Subsidiary to a non-profit entity, the proceeds of which are used to acquire assets used in the operation of a Broadcasting Station; provided that so long as any such Investment remains outstanding (i) such loan shall be evidenced by a promissory note and shall not be subordinated to any other Indebtedness of such non-profit entity; (ii) at least 40% of the board seats (or other comparable governing body) of such non-profit entity shall be held by executive officers of the Borrower, and (iii) a technical and professional services agreement shall be in full force and effect between such non-profit entity and the Borrower pursuant to which the Borrower shall be compensated for providing engineering, accounting, legal and other assistance in connection with the operation of the station licensed to such non-profit entity (which agreement shall contain customary terms and conditions for technical and professional services agreements in the radio broadcasting industry generally).

      "Person": an individual, a partnership, a corporation, a business trust, a
       ------
joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a Governmental Authority or any other entity of whatever nature.

      "Plan": any pension plan which is covered by Title IV of ERISA and which
       ----
is maintained by or to which contributions are made by the Borrower or a Commonly Controlled Entity or in respect of which the Borrower or a Commonly Controlled Entity has or may have any liability.

      "Pro-Forma Debt Service":  the sum of Pro-Forma Interest Expense and the
       ----------------------
scheduled payments of principal (including scheduled mandatory reductions of revolving credit and similar commitments) in respect of Total Debt required to be made during the four fiscal quarters of the Borrower immediately succeeding any determination thereof. For purposes of calculating Pro-Forma Debt Service, the principal amount outstanding under any revolving or line of credit facility on the date of any calculation of Pro-Forma Debt Service shall be assumed to be outstanding during the entire applicable four fiscal quarter period, subject to any mandatory scheduled payments of principal required to be made during such period.

      "Pro-Forma Interest Expense":  the sum of all interest (adjusted to give
       --------------------------
effect to all Interest Rate Protection Arrangements and fees and expenses paid in connection with the same, all as determined in accordance with GAAP) in respect of Total Debt for the four fiscal quarters of the Borrower immediately succeeding any determination thereof. Where any item of interest varies or depends upon a variable rate of interest (or other rate of interest which is not fixed for such entire four fiscal quarters), such rate, for purposes of calculating Pro-Forma Interest Expense, shall be assumed to equal the interest rate in effect on the date of such calculation. Also, for purposes of calculating Pro-Forma Interest Expense, the principal amount outstanding under any revolving or line of credit facility on the date of any calculation of Pro-Forma Debt Service shall be assumed to be outstanding during the entire applicable four fiscal quarter period, subject to any mandatory scheduled payments of principal required to be made during such period.

      "Property": all types of real, personal, tangible, intangible or mixed
       --------
property.

      "RC Commitment": as to any Lender, the amount set forth next to the name
       -------------
of such Lender on Exhibit A under the heading "RC Commitment", as such RC Commitment may be reduced from time to time pursuant to section 2.4.

      "RC Commitments":  the RC Commitments of all Lenders.
       --------------

      "RC Commitment Percentage": as to any Lender, the percentage set forth
       ------------------------
opposite the name of such Lender on Exhibit A under the heading "RC Commitment Percentage".

      "RC Commitment Period": the period from the Effective Date until the RC
       --------------------
Commitment Termination Date.

      "RC Commitment Termination Date": the earlier of the Business Day
       ------------------------------
immediately preceding the Maturity Date or such other date upon which the RC Commitments shall have been terminated in accordance with section 2.4 or 9.1.

      "RC Loan" and "RC Loans": as defined in section 2.1.
       -------       --------

      "RC Note" and "RC Notes": as defined in section 2.2.
       -------       --------

      "Reimbursement Agreement":  as defined in Section 2.18(b).
       -----------------------

      "Reimbursement Obligations":  all obligations and liabilities of the
       -------------------------
Borrower due and to become due (a) under the Reimbursement Agreements and (b) hereunder in respect of Letters of Credit.

      "Reinvested Proceeds": net cash proceeds from the sale,  exchange or other
       -------------------
disposition of all or substantially all of a Broadcasting Station, after giving effect to the payment of cash taxes payable in connection with the same, which cash proceeds are used to acquire one or more additional Broadcasting Stations through a merger or acquisition in accordance with section 8.3 during the Reinvestment Period.

      "Reinvestment Period": the period which is 360 days from the date that
       -------------------
proceeds from the sale, exchange or other disposition of all or substantially all of a Broadcasting Station are received by the Borrower.

      "Remaining Interest Period": (i) in the event that the Borrower shall fail
       -------------------------
for any reason to borrow or convert Loans after it shall have notified the Administrative Agent of its intent to do so in which it shall have requested a Eurodollar Loan pursuant to section 2.3 or 2.8, a period equal to the Interest Period that the Borrower elected in respect of such Eurodollar Loan; (ii) in the event that a Eurodollar Loan shall terminate for any reason prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such termination to but excluding the last day of such Interest Period; and (iii) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Loan prior to the last day of the Interest

Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Interest Period.

      "Reportable Event": any event described in Section 4043(b) of ERISA, other
       ----------------
than an event (excluding an event described in Section 4043(b)(1) relating to tax disqualification) with respect to which the 30-day notice requirement has been waived.

      "Required Lenders": at any date of determination, Lenders having Credit
       ----------------
Exposures equal to or greater than 51% of the Total Credit Exposure.

      "Restricted Payment": as defined in section 8.4.
       ------------------

      "Single Employer Plan": any Plan which is not a Multiemployer Plan.
       --------------------

      "Solvent": with respect to any Person as of any date of determination, on
       -------
such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, as of such date of determination, greater than the total amount of liabilities, including, without limitation, contingent and unliquidated liabilities, of such Person, (ii) such Person is able to pay all of its liabilities as they mature, and (iii) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the
       ---------------
Administrative Agent.

      "Stock": any and all shares, interests, participations, options, warrants
       -----
or other equivalents (however designated) of corporate stock, including, without limitation, phantom stock.

      "Subordinated Indenture":  the Indenture, dated as of September 25, 1997,
       ----------------------
between the Borrower and The Bank of New York, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

      "Subordinated Indenture Notes":  the 9.5% Senior Subordinated Notes, due
       ----------------------------
2007, in the aggregate principal amount of $150,000,000, issued pursuant to the Subordinated Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

      "Subordinated Indenture Subsidiary Guaranty":  the subordinated guaranty
       ------------------------------------------
or guaranties executed and delivered by one or more of the Subsidiaries in connection with the Subordinated Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

      "Subsidiary": any corporation, association, partnership, joint venture or
       ----------
other business entity of which the Borrower and/or any Subsidiary of the Borrower, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

      "Subsidiary Guarantor":  each Subsidiary.
       --------------------

      "Subsidiary Guaranty":  the Subsidiary Guaranty and Security Agreement,
       -------------------
dated as of the date hereof, made by the Subsidiaries to the Administrative Agent, substantially in the form attached hereto as Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

      "Taxes": any present or future income, stamp or other taxes, levies,
       -----
imposts, duties, fees, assessments, deductions, withholding, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any jurisdiction, or by any department, agency, state or other political subdivision thereof or therein.

      "Total Adjusted Debt":  Total Debt less, with respect to each Excluded
       -------------------               ----
Property, the lesser of (i) 50% of the lesser of (x) the purchase price of such Excluded Property and (y) the independent appraisal value (if required under clause (i) of the first paragraph of section 8.3(b)) of such Excluded Property and (ii) $40,000,000 prior to December 31, 1998 and $25,000,000 thereafter.

      "Total Credit Exposure":  at any time, the sum of the Credit Exposures of
       ---------------------
all Lenders at such time.

      "Total Debt": the aggregate Indebtedness of the Borrower and its
       ----------
Subsidiaries on a Consolidated basis, determined in accordance with GAAP.

      "Total Leverage Ratio": the ratio of (i) Total Adjusted Debt less cash and
       --------------------
cash equivalents in excess of $5,000,000 to (ii) Consolidated Annual Adjusted Operating Cash Flow.

      "Upstream Transfers": as defined in section 8.13.
       ------------------

      "Voting Stock":  Stock of the class or classes pursuant to which the
       ------------
holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Stock of any other class or classes shall have or might have voting power by reason or the happening of any contingency).

      1.2  Principles of Construction.
           --------------------------

          (a) All terms defined in this Agreement shall have the meanings given such terms herein when used in the Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

          (b) Unless otherwise specified herein, as used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant hereto or thereto, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.

          (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, paragraph, schedule and exhibit references contained herein shall refer to sections or paragraphs hereof or schedules or exhibits hereto unless otherwise expressly provided herein.

          (d) The word "or" shall not be exclusive; "may not" is prohibitive and not permissive; and the singular includes the plural.

           (e) Unless otherwise specifically set forth herein, all references to time shall refer to New York City time.


2.   AMOUNT AND TERMS OF LOANS.
     --------------------------

      2.1  Loans.
           -----

          Subject to the terms and conditions hereof, each Lender having an RC Commitment agrees to make loans (each an "RC Loan" and, collectively with the
                                          -------
other RC Loans of such Lender and/or with the RC Loans of each other Lender, the "RC Loans") to the Borrower from time to time during the RC Commitment Period.
 --------
At all times during the RC Commitment Period, the Borrower may borrow, prepay and reborrow RC Loans in accordance with the provisions hereof, provided that the aggregate unpaid principal amount of all RC Loans and the Letter of Credit Exposure of all Lenders at any one time shall not exceed the RC Commitments then in effect, and provided further that the aggregate unpaid principal amount of each Lender's RC Loans and its Letter of Credit Exposure at any one time shall not exceed such Lender's RC Commitment. The principal amount of each Lender's RC Loan made on a Borrowing Date shall be an amount equal to its RC Commitment Percentage of all RC Loans made on such date. Subject to the provisions of sections 2.3, 2.8 and 2.15, RC Loans may be (i) ABR Loans, (ii) Eurodollar Loans or (iii) any combination thereof.

      2.2  Notes.
           -----

          The RC Loans of each Lender shall be evidenced by a promissory note in the form of Exhibit B (each as indorsed or modified from time to time, including all replacements thereof and substitutions therefor, an "RC Note" and,
                                                         -------
collectively with the RC Note of each other Lender, the "RC Notes"), payable to
                                                         --------
the order of such Lender, in the maximum stated principal amount equal to such Lender's RC Commitment. Each RC Note shall (i) be dated the Effective Date,
(ii) be stated to mature on the Maturity Date and be payable in the amounts and at the times required by section 2.5 and (iii) bear interest on the unpaid principal amount thereof at the applicable interest rate or rates per annum determined as provided in section 2.6, payable as specified in section 2.6.
Each Lender is hereby irrevocably authorized by the Borrower to enter on the schedule attached to its RC Note and/or in its internal books and records the amount of each RC Loan made by it thereunder, each payment thereon, and the other information provided for on such schedule, and such schedule and books and records shall be presumptively correct absent manifest error as to the amount of such Lender's RC Loans and as to the amount of principal and interest paid by the Borrower in respect of such RC Loans and as to the other information set forth on such schedule or books and records relating to the RC Loans, provided, however, that the failure to make any such entry (or any error therein) with respect to any RC Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under such RC Note. Each Lender may attach one or more continuations to such schedule as and when required. In all events, the principal amount owing by the Borrower to each Lender in respect of such Lender's RC Note shall be the aggregate amount of all RC Loans made by such Lender thereunder less all payments of principal thereon made by the Borrower.

      2.3  Procedure for Borrowing Loans.
           -----------------------------

          (a) The Borrower may borrow RC Loans on any Business Day occurring during the RC Commitment Period, provided that, with respect to any requested borrowing, the Borrower shall notify the Administrative Agent (by telephone or telecopy) no later than 1:00 P.M., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, and no later than 1:00 P.M., one Business Day prior to the requested Borrowing Date, in the case of ABR Loans, specifying (i) the aggregate amounts to be borrowed under the RC Commitments, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be a Eurodollar Loan, an ABR Loan, or a combination thereof, and (iv) if the borrowing is to be a Eurodollar Loan, the length of the initial Interest Period for such Eurodollar Loan. Each such notice shall be irrevocable and confirmed immediately by delivery to the Administrative Agent of a Borrowing Request.
Each borrowing of RC Loans, consisting of ABR Loans shall be in an aggregate principal amount equal to $1,000,000 or such amount plus an integral multiple of $100,000 in excess thereof or, if less, the unused amount of the RC Commitments. Each borrowing of RC Loans, as the case may be, consisting of Eurodollar Loans shall be in a minimum aggregate principal amount equal to $2,000,000 or an integral multiple of $250,000 in excess thereof. Upon receipt of each notice of borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender (by telephone or otherwise, such notice to be confirmed by telecopy or other writing) of the requested borrowing. Subject to its receipt of the notice referred to in the preceding sentence and to the other terms and conditions of this Agreement, each Lender will make the amount of its applicable RC Commitment Percentage, of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth in section 11.2 not later than 12:00 Noon, on the Borrowing Date requested by the Borrower, in funds immediately available to the Administrative Agent at such office. The amounts so made available to the Administrative Agent on a Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement as determined by the Administrative Agent, be made available on such date to the Borrower by the Administrative Agent, in immediately available funds, at the office of the Administrative Agent specified in section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Administrative Agent.

          (b) Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be confirmed by telecopy or other writing) that such Lender will not make available to the Administrative Agent such Lender's pro rata share of the Loans requested by the Borrower, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on such Borrowing Date in accordance with this section 2.3 provided that such Lender received notice of the proposed borrowing from the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such pro rata share available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in section 2.6, and, in the case of such Lender, the Federal Funds Rate in effect on such date (as determined by the Administrative Agent). Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

      2.4  Reduction of Commitments.
           ------------------------

          (a) Voluntary Reductions.  The Borrower shall have the right, upon at
              --------------------
least three Business Days' prior irrevocable written notice to the Administrative Agent, to reduce permanently the RC Commitments or the Letter of Credit Commitment, in whole at any time, or in part from time to time, without premium or penalty, to an amount not less than (i) in the case of the RC Commitments, the sum of the aggregate outstanding principal balance of the RC Loans, after giving effect to any contemporaneous prepayment thereof, and the Letter of Credit Exposure of all Lenders, provided that each partial reduction of such RC Commitments shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the amount of the RC Commitments then in effect, and (ii) in the case of the Letter of Credit Commitment, the Letter of Credit Exposure of all Lenders, provided that each partial reduction of the Letter of Credit Commitment shall be in a minimum amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the Letter of Credit Commitment then in effect.

           (b) Mandatory Reductions of RC Commitments.
               --------------------------------------

           (i) Mandatory Scheduled Reductions of RC Commitments.  On each date
               ------------------------------------------------
set forth below, the RC Commitments shall be reduced by the amount set forth below next to such date:


                                     Reduction
            Dates                    Amounts
            -----                    -------

            March 31, 1999          $ 2,500,000
            June 30, 1999           $ 2,500,000
            September 30, 1999      $ 2,500,000
            December 31, 1999       $ 2,500,000
            March 31, 2000          $ 2,500,000
            June 30, 2000           $ 2,500,000
            September 30, 2000      $ 2,500,000
            December 31, 2000       $ 2,500,000
            March 31, 2001          $ 2,500,000


            June 30, 2001           $ 2,500,000
            September 30, 2001      $ 2,500,000
            December 31, 2001       $ 2,500,000
            March 31, 2002          $ 2,500,000
            June 30, 2002           $ 2,500,000
            September 30, 2002      $ 2,500,000
            December 31, 2002       $ 2,500,000
            March 31, 2003          $ 2,500,000
            June 30, 2003           $ 2,500,000
            September 30, 2003      $ 2,500,000
            December 31, 2003       $ 2,500,000
            March 31, 2004          $ 6,250,000
            June 30, 2004           $ 6,250,000
            August 31, 2004         $12,500,000

           (ii) Mandatory Reductions of RC Commitments Relating to Excess Cash
                --------------------------------------------------------------
Flow.  On the earlier of (i) the date the annual financial statements in respect
----
of each fiscal year (commencing with the fiscal year ending December 31, 1998), are delivered to the Administrative Agent pursuant to section 7.1(a) or (ii) the 120th day following the end of each fiscal year (commencing with the fiscal year ending December 31, 1998), the RC Commitments shall be reduced by an amount equal to 50% of Excess Cash Flow with respect to such fiscal year, provided that no such reduction in respect of such fiscal year shall be required if (x) the Total Leverage Ratio as at the end of such fiscal year is less than 3.50:1.00 and (y) no Default or Event of Default shall exist at the end of such fiscal year or on the date the RC Commitments would be required to be reduced.

           (iii)  Mandatory Reductions of RC Commitments Relating to Insurance
                  ------------------------------------------------------------
and Condemnation.  The RC Commitments shall be reduced in the amounts and at the
----------------
times required by sections 7.5(b) and 7.5(c).

           (iv) Mandatory Reductions of RC Commitments Relating to Proceeds of
                --------------------------------------------------------------
Broadcasting Station Sales and Other Property Sales.  The RC Commitments shall
---------------------------------------------------
be reduced by an amount equal to the difference between (a) 100% of the proceeds of the sale, exchange or other disposition of (A) all or substantially all of any Broadcasting Station of the Borrower or any of its Subsidiaries, or (B) any other Property to the extent not sold, exchanged or disposed of in the ordinary course of business (net of (1) sales and other commissions and legal and other expenses incurred, (2) cash taxes payable, and (3) Indebtedness permitted under sections 8.1(ii) and (iv) which is secured by the Broadcasting Station or other Property sold, exchanged or disposed of and required to be repaid and is repaid, in each case in connection therewith), and (b) the amount of Reinvested Proceeds in connection with such sale, exchange or other disposition of a Broadcasting Station which has been used prior to the date such reduction is required to be made to acquire one or more additional Broadcasting Stations through a merger or acquisition in accordance with section 8.3. Such reduction shall be made on the earlier of (x) the last day of the Reinvestment Period with respect to such sale, exchange or other disposition, or (y) the occurrence of a Default or Event of Default.

           (v) Mandatory Reductions of RC Commitments Relating to Issuances of
               ---------------------------------------------------------------
Equity.  The RC Commitments shall be reduced immediately upon receipt by the
------
Borrower of the aggregate proceeds of any issuance by the Borrower of Stock (net of sales and other commissions and legal and other related expenses incurred in connection with such issuance) (the "Net Equity Proceeds") by an amount equal
                                     -------------------
to:

          (A) if the Total Leverage Ratio is greater than 6.00:1.00, the lesser of (x) 100% of the Net Equity Proceeds and (y) if no Default or Event of Default shall then exist, the amount of the Net Equity Proceeds which when applied to the prepayment of the Loans will result in the Total Leverage Ratio being equal to 6.00:1.00;

          (B) if the Total Leverage Ratio is greater than 4.50:1.00 but less than or equal to 6.00:1.00 (whether before or after giving effect to clause (A) above), the lesser of (x) 50% of the Net Equity Proceeds (excluding the amount of Net Equity Proceeds applied to the prepayment of the Loans pursuant to clause
(A) above) if no Default or Event of Default shall then exist and (y) if no Default or Event of Default shall then exist, the amount of the Net Equity Proceeds which when applied to the prepayment of the Loans will result in the Total Leverage Ratio not exceeding 4.50:1.00; and

          (C) if a Default or Event of Default shall then exist, 100% of the Net Equity Proceeds.

Notwithstanding the foregoing, provided that no Default or Event of Default shall exist immediately before or after giving effect thereto, Net Equity Proceeds shall not reduce the RC Commitments to the extent the RC Commitments are equal to or less than $50,000,000.

          (vi) Mandatory Reductions of RC Commitments Relating to FCC License
               --------------------------------------------------------------
Interruption.  In the event that for any reason any Broadcasting Station shall
------------
be off the air for a period of 30 consecutive days due to action by any Governmental Authority, the RC Commitments shall be reduced by an amount equal to the Total Leverage Ratio then in effect (but not exceeding 6.00) multiplied by the Operating Cash Flow allocable to such Broadcasting Station for the immediately preceding four fiscal quarters or, if such Broadcasting Station was acquired by the Borrower within the 18 month period prior to the first day of such 30 day period, by an amount equal to the aggregate purchase price paid by the Borrower for such Broadcasting Station.

          (c)  Application of Reductions.
               -------------------------

          (i) Each reduction of the RC Commitments made pursuant to this section
2.4 shall effect a corresponding reduction of each Lender's applicable RC Commitment by an amount equal to such Lender's applicable RC Commitment Percentage of such reduction.

          (ii) Reductions of the RC Commitments made pursuant to section 2.4(a) or 2.4(b)(ii), (iii), (iv), (v) and (vi) shall be applied in inverse order among the remaining RC Commitment reductions set forth in section 2.4(b)(i).

          (iii) Simultaneously with each reduction of the RC Commitments under this section 2.4, the Borrower shall pay the applicable Commitment Fee accrued on the amount by which such RC Commitments have been reduced.

          (iv) If for any reason the Letter of Credit Exposure of all Lenders shall exceed the RC Commitments, the Borrower shall immediately deposit in a cash collateral account maintained with and under the sole dominion and control of the Administrative Agent an amount equal to such excess.

     2.5  Prepayments of the Loans.
          ------------------------

          (a) Voluntary Prepayments. The Borrower may, at its option, prepay the
              ---------------------
RC Loans, in whole or in part, without premium or penalty, at any time and from time to time, by notifying the Administrative Agent at least three Business Days' prior to the proposed prepayment date with respect to Eurodollar Loans, and at least one Business Day prior to the proposed prepayment date with respect to ABR Loans. Each such notice shall be in writing and shall specify the Loans to be prepaid (whether Eurodollar Loans or ABR Loans), the amount to be prepaid, and the date of prepayment. Upon receipt by the Administrative Agent of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice of the Borrower is given pursuant to this section 2.5, such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Partial prepayments of ABR Loans shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and partial prepayments of Eurodollar Loans shall be in an aggregate principal amount of $2,000,000 or an integral multiple of $250,000 in excess thereof, or, if less, the outstanding principal balance of such Loans.

          (b) Mandatory Prepayments of Loans. The Borrower shall immediately
              ------------------------------
prepay the RC Loans (i) at any time at which the sum of the aggregate outstanding principal amount of the outstanding RC Loans and the Letter of Credit Exposure of all Lenders exceeds the aggregate RC Commitments of all Lenders in an amount equal to the amount of such excess and (ii) in the amounts and at the times required by section 7.5.

          (c) In General.  If any prepayment is made under this section 2.5 with
              ----------
respect to any Eurodollar Loans, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with section 2.9. After giving effect to any partial prepayment with respect to Eurodollar Loans which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Loans shall not be less than $2,000,000 or an integral multiple of $250,000 in excess thereof. The Borrower may designate which Loans (ABR Loans or Eurodollar Loans) are to be prepaid in connection with any prepayment made under this section 2.5.

     2.6  Interest Rate and Payment Dates; Highest Lawful Rate.
          ----------------------------------------------------

          (a) Prior to Maturity. Prior to maturity, the outstanding principal
              -----------------
amount of the Loans shall bear interest on the unpaid principal amount thereof at the Alternate Base Rate or the Eurodollar Rate, as applicable, plus the Applicable Margin.

          (b) Default Rate. After maturity and at all times during the
              ------------
continuance of any Event of Default under section 9.1(a), (b), (h) or (i) or during the continuance for more than 30 days of any other Event of Default, the outstanding principal amount of all Loans hereunder shall bear interest, notwithstanding the rate which would otherwise be applicable pursuant to section 2.6(a) above, at a rate of interest per annum equal to 2% above such otherwise applicable rate.

          (c) Late Payment Rate.  Any payment of interest on any Note or any
              -----------------
Reimbursement Obligation and any payment of any Commitment Fee, Letter of Credit Fee or other fee or payment payable by the Borrower under any Loan Document and not paid on the date when due and payable shall bear interest, to the extent permitted by law, at the Alternate Base Rate plus the Applicable Margin for ABR Loans plus 2% per annum from the due date thereof until the date such payment is made.

          (d) General.  Interest on ABR Loans, to the extent based on the BNY
              -------
Rate, shall be calculated on the basis of a 365 or 366 day year (as the case may be), and interest on all Eurodollar Loans and ABR Loans, to the extent based on the Federal Funds Rate, shall be calculated on the basis of a 360 day year, in each case for the actual number of days elapsed. Interest shall be payable in arrears on each Interest Payment Date and upon payment (or prepayment (or required payment or prepayment) of the Loans, except that interest payable pursuant to sections 2.6(b) and 2.6(c) shall be payable on demand. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the Alternate Base Rate, but failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or Eurodollar Rate by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on the Borrower and the Lenders absent manifest error.

          (e) Highest Lawful Rate.  At no time shall the interest rate payable
              -------------------
on the Loans of any Lender, together with the Commitment Fees, the Letter of Credit Fee and all other fees and other amounts payable hereunder, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate applicable to such Lender. If interest payable to a Lender on any date would exceed the maximum amount permitted by the Highest Lawful Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Highest Lawful Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of such Lender's Loans. The Borrower acknowledges that to the extent interest payable on ABR Loans is based on the BNY Rate, such BNY Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Loans on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

     2.7  Use of Proceeds.
          ---------------

          (a) The proceeds of all Loans shall be used first to repay in full all obligations under the Existing Credit Agreement and, thereafter, (i) to finance acquisitions of Broadcasting Stations permitted hereunder, including transaction expenses in connection therewith, (ii) to make capital expenditures permitted hereunder, (iii) for working capital purposes and (iv) for general corporate purposes.

          (b) Letters of Credit shall be used to support ordinary course working capital purposes and to fulfill deposit requirements associated with proposed acquisitions of Broadcasting Stations.

          (c) Notwithstanding anything to the contrary contained in any Loan Document, the Borrower agrees that no part of the proceeds of any Loan or Letter of Credit have been or will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including without limitation the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended.

     2.8  Conversions; Other Matters.
          --------------------------

          (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, specifying the amount to be so converted, provided, that any such conversion shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans or to convert Eurodollar Loans to new Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Loans to Eurodollar Loans shall only be made on a Business Day and any such conversion of Eurodollar Loans to new Eurodollar Loans shall only be made on the last day of the Interest Period applicable to the Eurodollar Loans which are to be converted to such new Eurodollar Loans. The Administrative Agent shall promptly provide the Lenders with notice of any such election. Loans may be converted pursuant to this section 2.8(a) in whole or in part, provided that conversions of ABR Loans to Eurodollar Loans, or Eurodollar Loans to new Eurodollar Loans having the same Interest Period, shall be in an aggregate principal amount of $2,000,000 or such amount plus a whole multiple of $250,000.

          (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or Event of Default, the Borrower shall have no right to elect to convert any ABR Loan to a Eurodollar Loan or to convert any Eurodollar Loan to a new Eurodollar Loan. In such event, such ABR Loan shall be automatically continued as an ABR Loan or such Eurodollar Loan shall be automatically converted to an ABR Loan on the last day of the Interest Period applicable to such Eurodollar Loan. If a Default or an Event of Default shall have occurred and be continuing, the Administrative Agent shall, at the request of the Required Lenders, notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Administrative Agent and the Required Lenders shall designate, of the outstanding Eurodollar Loans, if any, shall be automatically converted to ABR Loans, in which event such Eurodollar Loans of each Lender, at the option of such Lender, shall be automatically converted to ABR Loans on the date such notice is given.

          (c) Each such conversion shall be effected by each Lender by applying the proceeds of the new ABR Loan or Eurodollar Loan, as the case may be, to the Loan (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of sections 4 or 5).

          (d) Notwithstanding any other provision of this Agreement:

              (i) If the Borrower shall have failed to elect a Eurodollar Loan under sections 2.3 or 2.8, as the case may be, in connection with any borrowing of new Loans or expiration of an Interest Period with respect to any existing Eurodollar Loan, the amount of the Loans subject to such borrowing or such existing Eurodollar

Loan shall thereafter be an ABR Loan until such time, if any, as the Borrower shall elect a new Eurodollar Loan pursuant to section 2.8,

              (ii) The Borrower shall not be permitted to select any Eurodollar Loan the Interest Period in respect of which ends later than the Maturity Date,

              (iii) When electing a Eurodollar Loan, the Borrower shall select an Interest Period such that, on each date that a mandatory principal payment is required to be made pursuant to section 2.5(b) in connection with a RC Commitment reduction pursuant to section 2.4(b), the outstanding principal amount of all Loans which are ABR Loans, when added to the aggregate principal amount of all Loans which are Eurodollar Loans the Interest Period in respect of which shall end on such date, shall equal or exceed the aggregate principal amount of the Loans required to be paid on such date, and

              (iv) The Borrower shall not be permitted to have more than five Interest Periods with respect to outstanding Eurodollar Loans at any one time.

     2.9  Indemnification for Loss.
          ------------------------

          Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow or convert a Loan after it shall have given notice to do so in which it shall have requested a Eurodollar Loan pursuant to section
2.3 or 2.8, as the case may be, or if a Eurodollar Loan shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if any repayment or prepayment of the principal amount of a Eurodollar Loan is made for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender, any loss or expense suffered by such Lender as a result of such failure to borrow or convert, or such termination, repayment or prepayment, including without limitation, an amount equal to:

                                A x (B-C) x  D
                                             ---
                                             360

in which:

"A" equals such Lender's pro rata share of the Affected Principal Amount;

"B" equals the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loan;

"C" equals the Eurodollar Rate (expressed as a decimal) which would be applicable to a Eurodollar Loan made on or about the date of such failure to borrow or convert, or such termination, repayment or prepayment, in an amount equal approximately to such Lender's pro rata share of the Affected Principal Amount and having an Interest Period equal approximately to the Remaining Interest Period with respect thereto; and

"D" equals the number of days during such Remaining Interest Period;

and any other out-of-pocket loss, cost or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of the Affected Principal Amount, or redeploying funds prepaid or repaid, in amounts which correspond to such Lender's pro rata share of such proposed borrowing, conversion, terminated Eurodollar Loan, prepayment or repayment.

     2.10 Reimbursement for Costs.
          -----------------------

          The Borrower hereby agrees to reimburse each Lender and the Issuing Bank on demand for its reasonable costs (excluding general administrative and overhead costs) directly attributable to its compliance with this Agreement during the term hereof with all applicable future laws, executive orders, and regulations of the governments of the United States and the United Kingdom, and of any other applicable government, and of any regulatory or administrative agency thereof (including, without limitation, the reserve requirements established by the Board of Governors of the Federal Reserve System under Regulation D), or any change in existing or future applicable laws, executive orders and regulations and in the interpretations thereof which impose, modify or deem applicable any reserve, asset, special deposit or special assessment requirements on deposits obtained in the interbank eurodollar market, or which subject any Lender or the Issuing Bank to any tax (documentary, stamp or otherwise) with respect to any Loan Document or Letter of Credit, or change the basis of taxation of payments to any Lender or the Issuing Bank, of principal, interest, fees or other amounts payable under any Loan Document or Letter of Credit (except for any tax, or changes in the rate of tax, on its income or receipts (including franchise taxes on or based upon such income or receipts) imposed by the United States or any other jurisdiction). Each such Lender and the Issuing Bank agrees to provide the Borrower with notice of any law, executive order or regulation, or change in the interpretation thereof, which would require the Borrower to indemnify such Lender or the Issuing Bank under this section 2.10 promptly upon it obtaining actual knowledge thereof and determining that it intends to require the Borrower to reimburse it pursuant to this section 2.10 for any costs resulting therefrom. The cost to each Lender in complying with laws, executive orders or regulations which impose, modify or deem applicable any reserve, asset, special deposit or special assessment requirements on deposits obtained in the market for eurocurrency loans shall be computed by determining the amount by which such requirements effectively increase such Lender's cost of making and maintaining its Eurodollar Loans and by computing the additional amount which would have been owing to such Lender hereunder if such effective increase had been added to the Eurodollar Rate for purposes of determining the applicable Eurodollar Rate during the period or applicable portion thereof in question. Each Lender and the Issuing Bank may make multiple requests for compensation under this section 2.10.

     2.11 Illegality of Funding.
          ---------------------

          Notwithstanding anything contained herein to the contrary, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan as contemplated by this Agreement, (i) the commitment of such Lender to make Eurodollar Loans or convert ABR Loans to Eurodollar Loans, as the case may be, shall forthwith be suspended and (ii) such Lender's then outstanding Eurodollar Loans affected thereby, if any, shall be converted automatically to ABR Loans on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required. If the commitment of any Lender with respect to Eurodollar Loans is suspended pursuant to this section 2.11 and such Lender shall notify the Administrative Agent and the Borrower that it is once again legal for such Lender to make or maintain Eurodollar Loans, such Lender's commitment to make or maintain Eurodollar Loans shall be reinstated.

     2.12 Option to Fund.
          --------------

          Each Lender has indicated that, if the Borrower requests a Eurodollar Loan, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its pro rata share of such Loan during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid on such Loan and any amounts owing under sections 2.9, 2.10, 2.11 and 2.15. Each Lender shall be entitled to fund and maintain its funding of all or any part of its Eurodollar Loans in any manner it sees fit, but all such determinations hereunder shall be made as if each Lender had actually funded and maintained its Eurodollar Loans during the applicable Interest Period through the purchase of deposits in an amount equal to its pro rata share of the Eurodollar Loans having a maturity corresponding to such Interest Period. Any Lender may fund its pro rata share of the Eurodollar Loans from any branch or office of such Lender as such Lender may choose from time to time, subject to section 2.17.

     2.13 Taxes; Net Payments.
          -------------------

          (a) All payments made by the Borrower under the Loan Documents shall be made free and clear of, and without reduction for or on account of, any Taxes required by law to be withheld from any amounts payable under the Loan Documents. In the event that the Borrower is prohibited by law from making such payments free of deductions or withholdings, then the Borrower shall pay such additional amounts to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, as may be necessary in order that the actual amounts received by the Issuing Bank and the Lenders in respect of interest and any other amounts payable under the Loan Documents after deduction or withholding (and after payment of any additional Taxes or other charges due as a consequence of the payment of such additional amounts) shall equal the amount that would have been received if such deduction or withholding were not required. In the event that any such deduction or withholding can be reduced or nullified as a result of the application of any relevant double taxation convention, the Lenders, the Issuing Bank and the Administrative Agent will, at the expense of the Borrower, cooperate with the Borrower in making application to the relevant taxing authorities seeking to obtain such reduction or nullification, provided that the Lenders, the Issuing Bank and the Administrative Agent shall have no obligation to (i) engage in any litigation, hearing or proceeding with respect thereto or (ii) disclose any tax return or other confidential information. If the Borrower shall make any payment under this section or shall make any deduction or withholding from amounts paid under any Loan Document, the Borrower shall forthwith forward to the Administrative Agent original or certified copies of official receipts or other evidence acceptable to the Administrative Agent establishing each such payment, deduction or withholding, as the case may be, and the Administrative Agent in turn shall distribute copies thereof to the Issuing Bank and each Lender. In the event that the Issuing Bank or any Lender determines that it received a refund or credit for Taxes paid by the Borrower under this section, the Issuing Bank or such Lender, as the case may be, shall promptly notify the Administrative Agent and the Borrower of such fact and shall remit to the Borrower the amount of such refund or credit applicable to the payments made by the Borrower in respect of the Issuing Bank or such Lender, as the case may be, under this section.

          (b) So long as it is lawfully able to do so, each Lender not incorporated under the laws of the United States or any State thereof shall deliver to the Administrative Agent and the Borrower such certificates, documents or other evidence as the Administrative Agent or the Borrower may reasonably require from time to time as are necessary to establish that such Lender is not subject to withholding under Section 1441, 1442 or 3406 of the Code or as may be necessary to establish, under any law imposing upon the Borrower, hereafter, an obligation to withhold any portion of the payments made by the Borrower under the Loan Documents, that payments to the Administrative Agent on behalf of such Lender are not subject to withholding. Notwithstanding any provision herein to the contrary, the Borrower shall have no obligation to pay to the Issuing Bank or any Lender any amount that the Borrower is liable to withhold due to the failure of the Issuing Bank or such Lender, as the case may be, to file any statement of exemption required by the Code.

     2.14 Capital Adequacy.
          ----------------

          If the amount of capital required or expected to be maintained by any Lender, the Issuing Bank or any Person directly or indirectly owning or controlling such Lender or the Issuing Bank (each a "Control Person"), shall be
                                                     --------------
affected by

          (a) the introduction or phasing in of any law, rule or regulation after the date hereof,

          (b) any change after the date hereof in the interpretation of any existing law, rule or regulation by any central bank or United States or foreign Governmental Authority charged with the administration thereof, or

          (c) compliance by such Lender, the Issuing Bank or such Control Person with any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law) promulgated or made after the date hereof, and such Person shall have determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing (i) the rate of return on its capital, or (ii) the asset value to such Lender, the Issuing Bank or such Control Person of the Loans made or maintained by such Lender, the Letters of Credit issued or maintained by the Issuing Bank or the Reimbursement Obligations or any participation therein owed to the Issuing Bank or any Lender to a level below that which such Lender, the Issuing Bank or such Control Person could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account such Lender's, the Issuing Bank's or such Control Person's policies regarding capital), in either case by an amount which it deems material, then, within ten days after demand by such Lender or the Issuing Bank, the Borrower shall pay to such Lender, the Issuing Bank or such Control Person, as the case may be, such additional amount or amounts as shall be sufficient to compensate such Lender, the Issuing Bank or such Control Person, as the case may be, for such reduction on an after-tax basis.

     2.15 Substituted Interest Rate.
          -------------------------

          In the event that (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to section 2.6 or (ii) in the event that any Lender shall have notified the Administrative Agent that it has determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lender of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to a proposed Loan that the Borrower has requested be made as a Eurodollar Loan, or a Eurodollar Loan that will result from the requested conversion of any Loan into a Eurodollar Loan (any such Loan being herein called an "Affected Loan"), the Administrative Agent shall promptly
                  -------------
notify the Borrower and the Lenders (by telephone or otherwise) of such determination, confirmed in writing, on or prior to the requested Borrowing Date for such Affected Loan or the requested conversion date of such Loan. If the Administrative Agent shall give such notice, (a) any requested Affected Loan shall be made as an ABR Loan, (b) any Loan that was to have been converted to an Affected Loan shall be converted to or continued as an ABR Loan and (c) any outstanding Affected Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to an ABR Loan. Until any such notice under clause (i) of this section 2.15 has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon the Administrative Agent's having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to section 2.6) no further Eurodollar Loans shall be made by the Lenders nor shall the Borrower have the right to convert any Loans to Eurodollar Loans. Until any such notice under clause (ii) of this section 2.15 has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon the Administrative Agent's having been notified by such Lender that circumstances no longer render any Loan an Affected
Loan), no further Eurodollar Loans shall be required to be made by such Lender nor shall the Borrower have the right to convert any Loan of such Lender to a Eurodollar Loan of such Lender.

     2.16 Transaction Record.
          ------------------

          The Administrative Agent's records regarding the amount of each Loan, each payment by the Borrower of principal and interest on the Loans, each Letter of Credit and other information relating to the Loans and Letters of Credit shall be presumed correct absent manifest error.

     2.17 Certificates of Payment and Reimbursement; Other Provisions Regarding
          ---------------------------------------------------------------------
Yield Protection.
----------------

          (a) In connection with any request by a Lender or the Issuing Bank for payment or reimbursement pursuant to section 2.9, 2.10, 2.11, 2.14 or 2.15, such Lender or the Issuing Bank, as the case may be, shall provide the Borrower with a certificate, signed by an officer, setting forth a description, in reasonable detail, of any such payment or reimbursement. Each determination by a Lender or the Issuing Bank of such amount or amounts owed by the Borrower to it under any such section shall be presumed correct absent manifest error, and shall be made without duplication as to any other amounts owing by the Borrower to it under section 2.9, 2.10, 2.11, 2.14 or 2.15.

          (b) In the event that any amount is owed by the Borrower to any Lender pursuant to section 2.9, 2.10, 2.11, 2.14 or 2.15 and an assignment by such Lender of its rights and a delegation and transfer of its obligations hereunder to another office or branch of such Lender would cause such amount to cease to be owed by the Borrower, then such Lender shall make reasonable efforts (which shall not in any event require such Lender to incur a loss or otherwise suffer any disadvantage) to make an assignment of its rights and a delegation and transfer of its obligations hereunder to such other office or branch, so long as such assignment and delegation will not cause other amounts to be owed by the Borrower under section 2.9, 2.10, 2.11, 2.14 or 2.15 and so long as the Lender shall be permitted under applicable law to make and maintain Eurodollar Loans after giving effect to such assignment and delegation.

          (c) The obligations of the Borrower under sections 2.9, 2.10, 2.11,
2.14 and 2.15 shall survive any termination of this Agreement, the expiration of the RC Commitments and the payment of all indebtedness of the Borrower hereunder and under the Loan Documents.

     2.18 Letter of Credit Sub-Facility.
          -----------------------------

          (a) Subject to the terms and conditions hereof and the payment by the Borrower to the Issuing Bank of such fees as the Borrower and the Issuing Bank shall have agreed in writing, the Issuing Bank agrees, in reliance on the agreement of the other Lenders set forth in section 2.19, to issue standby letters of credit (each a "Letter of Credit" and, collectively, the "Letters of
                           ----------------                          ----------
Credit") during the RC Commitment Period for the account of the Borrower,
------
provided that immediately after the issuance of each Letter of Credit (i) the Letter of Credit Exposure of all Lenders shall not exceed the Letter of Credit Commitment, and (ii) the sum of the aggregate outstanding RC Loans and the Letter of Credit Exposure of all Lenders shall not exceed the RC Commitments. Each Letter of Credit shall have an expiration date which shall be not later than the earlier to occur of one year from the date of issuance or last extension thereof or one Business Day prior to the RC Commitment Termination Date. No Letter of Credit shall be issued if the Administrative Agent, or any Lender by notice to the Administrative Agent and the Issuing Bank no later than 3:00 P.M. one Business Day prior to the requested date of issuance of such Letter of Credit, shall have determined that the applicable conditions set forth in Section 5 have not been satisfied.

          (b) Each Letter of Credit shall be issued for the account of the Borrower. The Borrower shall give the Administrative Agent and the Issuing Bank a Letter of Credit Request for the issuance of each Letter of Credit no later than 1:00 P.M at least three Business Days prior to the requested date of issuance. Such Letter of Credit Request shall be accompanied by the Issuing Bank's standard Application and Agreement for Standby Letter of Credit (each a

"Reimbursement Agreement") executed by the Borrower, and shall specify (i) the
------------------------
beneficiary of such Letter of Credit and the obligations of the Borrower in respect of which such Letter of Credit is to be issued, (ii) the Borrower's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit and (iv) the requested date of issuance. Upon receipt of such Letter of Credit Request from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. The Issuing Bank shall, on the proposed date of issuance and subject to the other terms and conditions of this Agreement, issue the requested Letter of Credit. Each Letter of Credit shall be in a minimum amount of

$1,000,000 and be in form and substance reasonably satisfactory to the Issuing Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuing Bank shall reasonably require. Each Letter of Credit shall be used solely for the purposes described therein.

          (c) Each payment by the Issuing Bank of a draft drawn under a Letter of Credit shall give rise to the obligation of the Borrower to immediately reimburse the Issuing Bank for the amount thereof. The Issuing Bank shall promptly notify the Borrower of such payment by the Issuing Bank of a draft drawn under a Letter of Credit, but any failure to so notify shall not in any manner affect the obligation of the Borrower to make reimbursement when due. In lieu of such notice, if the Borrower has not made reimbursement prior to the end of the Business Day when due, the Borrower hereby irrevocably authorizes the Issuing Bank to deduct the amount of any such reimbursement from any account(s) of the Borrower maintained with the Issuing Bank, upon which the Issuing Bank shall apply the amount of such deduction to such reimbursement. If all or any portion of any reimbursement obligation in respect of a Letter of Credit shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest, payable upon demand, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin applicable to ABR Loans plus 2% (calculated in the same manner as ABR Loans), from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon).

     2.19 Letter of Credit Participation
          ------------------------------

          (a) Each Lender hereby unconditionally and irrevocably, severally (and not jointly) takes an undivided participating interest in the obligations of the Issuing Bank under and in connection with each Letter of Credit in an amount equal to such Lender's RC Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to the Issuing Bank for its RC Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Lender shall also be liable for an amount equal to the product of its RC Commitment Percentage and any amounts paid by the Borrower pursuant to Sections 2.18 and 2.20 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

          (b) The Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender (which notice shall be promptly confirmed in writing), of the date and the amount of each draft paid under each Letter of Credit with respect to which full reimbursement payment shall not have been made by the Borrower as provided in Section 2.18(c), and forthwith upon receipt of such notice, such Lender shall promptly make available to the Administrative Agent for the account of the Issuing Bank its RC Commitment Percentage of the amount of such unreimbursed draft at the office of the Administrative Agent specified in Section 11.2 in lawful money of the United States and in immediately available funds. The Administrative Agent shall distribute the payments made by each Lender pursuant to the immediately preceding sentence to the Issuing Bank promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Administrative Agent and the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Administrative Agent with such Lender's RC Commitment Percentage of the amount of any payment made by the Issuing Bank under a Letter of Credit in accordance with this subsection (b) above (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or the Issuing Bank, as the case may be, resulting from the gross negligence or willful misconduct of the Administrative Agent or the Issuing Bank, as the case may be). If a Lender does not make available to the Administrative Agent when due such Lender's RC Commitment Percentage of any unreimbursed payment made by the Issuing Bank under a Letter of Credit, such Lender shall be required to pay interest to the Administrative Agent for the account of the Issuing Bank on such Lender's RC Commitment Percentage of such payment at a rate of interest per annum equal to
(i) from the date such Lender should have made such amount available until the third day therefrom, the Federal Funds Effective Rate, and (ii) thereafter, the Federal Funds Effective Rate plus 2%, in each case payable upon demand by the Issuing Bank. The Administrative Agent shall distribute such interest payments to the Issuing Bank upon receipt thereof in like funds as received.

          (c) Whenever the Administrative Agent is reimbursed by the Borrower, for the account of the Issuing Bank, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its RC Commitment Percentage of the amount of such payment under such Letter of Credit, the Administrative Agent (or the Issuing Bank, if such payment by a Lender was paid by the Administrative Agent to the Issuing Bank) will promptly pay over such payment to such Lender.

     2.20 Absolute Obligation with respect to Letter of Credit Payments
          -------------------------------------------------------------

          The Borrower's obligation to reimburse the Issuing Bank for each payment under or in respect of each Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Administrative Agent, the Issuing Bank, any Lender or any other Person, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, provided, however, that, with respect to any Letter of Credit, the foregoing shall not relieve the Issuing Bank of any liability it may have to the Borrower for any actual damages sustained by the Borrower arising from a wrongful payment (or failure to pay) under such Letter of Credit made as a result of the Issuing Bank's gross negligence or willful misconduct.


3.   FEES; PAYMENTS
     --------------

     3.1  Fees.
          ----

          (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the "Commitment Fee") during the RC Commitment
                                   --------------
Period, payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such date following the Effective Date, and on the RC Commitment Termination Date, on the average daily excess of (i) the RC

Commitment of such Lender, over (ii) the aggregate outstanding principal balance of the RC Loans of such Lender, at a rate per annum equal to (a) at all times when the Total Leverage Ratio is greater than or equal to 4.50:1.00, 0.500% and
(b) at all times when the Total Leverage Ratio is less than 4.50:1.00, 0.375%. The Commitment Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          (b) Solely for purposes of calculating the Commitment Fee, changes in the Total Leverage Ratio, as evidenced by a Compliance Certificate delivered to the Administrative Agent pursuant to section 7.1(d) or a Borrowing Request or Letter of Credit Request delivered to the Administrative Agent pursuant to section 5.2(c) evidencing such a change, shall become effective upon (i) in the case of the delivery of a Compliance Certificate, the first Business Day following the delivery of (x) such Compliance Certificate and (y) the applicable financial statements required to be delivered pursuant to section 7.1(a) or (c), as the case may be, and (ii) in the case of the delivery of a Borrowing Request or Letter of Credit Request, the Borrowing Date applicable thereto. Solely for purposes of calculating the Commitment Fee, if the Borrower shall fail to deliver a Compliance Certificate within 60 days after the end of each of the first three fiscal quarters, or within 120 days after the end of the last fiscal quarter, of each fiscal year (each a "certificate delivery date"), the Total
                                      -------------------------
Leverage Ratio from and including such certificate delivery date to the date of delivery by the Borrower to the Administrative Agent of such Compliance Certificate shall be conclusively presumed to be greater than 4.50:1.00.

          (c) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the "Letter of Credit Fee") with respect to the
                                   --------------------
Letters of Credit during the period commencing on the Effective Date and ending on the RC Commitment Termination Date or, if later, the date when the Letter of Credit Exposure of all Lenders is $0, payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such date following the Effective Date, on the RC Commitment Termination Date and on the last date of such period, on such Lender's RC Commitment Percentage of the average daily aggregate amount which may be drawn under the Letters of Credit during such period (whether or not the conditions for drawing thereunder have or may be satisfied) multiplied by a rate per annum equal to the Applicable Margin for Eurodollar Loans during such period. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     3.2  Pro Rata Treatment and Application of Payments.
          ----------------------------------------------

          All payments (including prepayments) made by the Borrower to the Administrative Agent on account of principal of or interest on the RC Loans shall be made pro rata according to the outstanding principal amount of each Lender's RC Loans. All payments by the Borrower shall be made without set-off or counterclaim and shall be made prior to 1:00 P.M. on the date such payment is due, to the Administrative Agent for the account of the Lenders, at the Administrative Agent's office specified in section 11.2, in each case in lawful money of the United States of America and in immediately available funds, and, as between the Borrower and the Lenders, any payment by the Borrower to the Administrative Agent for the account of the Lenders shall be deemed to be payment by the Borrower to the Lenders. The failure of the Borrower to make any such payment by 1:00 P.M. on such due date shall not constitute a Default or Event of Default hereunder, provided that such payment is made on such due date, but any such payment received by the Administrative Agent on any Business Day after 1:00 P.M. shall be deemed to have been received on the immediately succeeding Business Day for the purpose of calculating any interest payable in respect thereof. The Administrative Agent agrees promptly to notify the Borrower if it shall receive any such payment after 1:00 P.M. on the due date hereof, provided that the failure of the Administrative Agent to give such prompt notice shall in no way affect the Borrower's obligation to make any payment hereunder on the date such payment is due. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Unless otherwise set forth in the definition of "Interest Period", if any payment hereunder or on any Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate or rates during such extension.

4.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     In order to induce the Administrative Agent, the Issuing Bank and the Lenders to enter into this Agreement and to make Loans, and in order to induce the Issuing Bank to issue Letters of Credit and the Lenders to participate therein, the Borrower hereby makes the following representations and warranties to the Administrative Agent, the Issuing Bank and to each Lender:

     4.1  Subsidiaries.
          ------------

          The Borrower has only the Subsidiaries set forth in Schedule 4.1. Except as set forth in Schedule 4.1, the shares of each corporate Subsidiary owned by the Borrower are duly authorized, validly issued, fully paid and nonassessable. The shares of each Subsidiary are owned free and clear of any Liens, except (i) Liens in favor of the Administrative Agent and the Lenders pursuant to the Collateral Documents and (ii) Permitted Liens.

     4.2  Corporate Existence and Power.
          -----------------------------

          The Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect.

     4.3  Authority.
          ---------

          The Borrower and each other Loan Party has full power and authority to enter into, execute, deliver and carry out the terms of the Loan Documents to which it is a party, to make the borrowings contemplated hereby, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary action and are in full compliance with its certificate of incorporation and by-laws.

     4.4  Governmental Authority Approvals.
          --------------------------------

          No consent, authorizations or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person (except for those which have been obtained, made or given and those which will be obtained, made or given prior to the Effective Date) is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents, or is required as a condition to the validity or, except as expressly set forth in the Collateral Documents with respect to the FCC, the enforceability of the Loan Documents. Except as set forth in the preceding sentence, no provision of any applicable statute, law (including, without limitation, any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution, delivery or performance of, or affect the validity of, the Loan Documents.

     4.5  Binding Agreement.
          -----------------

          The Loan Documents constitute the valid and legally binding obligations of the Borrower and each other Loan Party to which it is a party, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     4.6  Litigation.
          ----------

          Except as set forth in Schedule 4.6, there are no actions, suits, arbitration proceedings or claims (whether or not purportedly on behalf of the Borrower or any Subsidiary) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary, or maintained by the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary which call into question the validity or enforceability of any of the Loan Documents.

     4.7  No Conflicting Agreements.
          -------------------------

          Except as set forth in Schedule 4.7, neither the Borrower nor any Subsidiary is in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its Property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, conflict with, require any consent under (other than consents which have been obtained) or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, taken as a whole, could reasonably be expected to have a Material Adverse Effect.

     4.8  Taxes.
          -----

          Except as set forth in Schedule 4.8, the Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it which would be material to the Borrower or any Subsidiary, and no tax Liens (other than Permitted Liens) have been filed. Except as set forth in Schedule 4.8, the charges, accruals and reserves on the books of the Borrower and each Subsidiary with respect to all federal, state, local and other Taxes are, to the best knowledge of the Borrower, adequate, and the Borrower knows of no unpaid assessment which is due and payable against it or any Subsidiary or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

     4.9  Compliance with Applicable Laws.
          -------------------------------

          Neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary is complying in all material respects with all applicable statutes and regulations, including ERISA, of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

     4.10 Governmental Regulations.
          ------------------------

          Neither the Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Borrower Act of 1935, the Federal Power Act or the Investment Company Act of 1940, and neither the Borrower nor any Subsidiary is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Loan Documents, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     4.11 Property; Broadcasting Business.
          -------------------------------

          (a) The Borrower and each Subsidiary has good and, except with respect to FCC licenses which cannot be transferred without the consent of the applicable Governmental Authority, marketable title to all of its Property, title to which is material to the Borrower and the Subsidiaries taken as a whole, subject to no Liens, except Liens in favor of the Administrative Agent and the Lenders pursuant to the Collateral Documents and Permitted Liens.

          (b) Schedule 4.11(b) sets forth a summary description of all real property owned by the Borrower and its Subsidiaries, and of all real property leasehold estates held by the Borrower and its Subsidiaries, which summary is accurate and complete in all material respects. Except as set forth in Schedule 4.11(b), the leases creating such real property leasehold estates are in full force and effect and create a valid leasehold estate on the terms of each such lease, neither the Borrower nor any of its Subsidiaries is in default or breach of any thereof and, to the best knowledge of the Borrower, no other party thereto is in default or breach thereof.

          (c) The Borrower and the Subsidiaries are the registered holders of all radio licenses duly issued by the FCC in respect of all Broadcasting Stations owned and operated by the Borrower and each Subsidiary. Such licenses constitute all of the authorizations by the FCC or any other Governmental Authority necessary for the operation of the business of the Borrower and each Subsidiary substantially in the manner presently being conducted by it, and such licenses are validly issued and in full force and effect, unimpaired by any act or omission by the Borrower or such Subsidiary. To the best of the Borrower's knowledge, except as set forth in Schedule 4.11(c), neither the Borrower nor any Subsidiary is a party to any investigation, notice of violation, order or complaint issued by or before the FCC. Except as set forth in Schedule 4.11(c), there are no proceedings by or before the FCC, which could in any manner materially threaten or adversely affect the validity of any of such licenses. Neither the Borrower nor any Subsidiary has knowledge of a threat of any investigation, notice of violation, order, complaint or proceeding before the FCC, and has no reason to believe that any of such licenses will not be renewed in the ordinary course.

     4.12 Federal Reserve Regulations; Use of Proceeds.
          --------------------------------------------

          Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, to purchase or carry any Margin Stock or for a purpose which violates any law, rule or regulation of any Governmental Authority, including without limitation the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended.

     4.13 No Misrepresentation.
          --------------------

          No representation or warranty contained herein and no certificate or report furnished or to be furnished by the Borrower or any Subsidiary in connection with the transactions contemplated hereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower or any Subsidiary omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained not misleading in the light of the circumstances under which made.

     4.14 Plans.
          -----

          The Borrower and each Subsidiary have only the Plans listed in
Schedule 4.14. Each Single Employer Plan and, to the best knowledge of the Borrower, each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code, and the Borrower and each Subsidiary have filed all reports required to be filed by them under ERISA and the Code with respect to each such Plan. The Borrower and each Subsidiary have met all material requirements imposed by ERISA and the Code with respect to the funding of all Plans, including Multiemployer Plans. Since the effective date of ERISA, there have not been, nor are there now existing, any events or conditions which would permit any Single Employer Plan or, to the best knowledge of the Borrower, Multiemployer Plan to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to the Property of the Borrower or any Subsidiary. Since the effective date of ERISA, no Reportable Event which may constitute grounds for the termination of any Single Employer Plan or, to the best knowledge of the Borrower, Multiemployer Plan under Title IV of ERISA has occurred and no Single Employer Plan or Multiemployer Plan has been terminated in whole or in part.

     4.15 FCC Matters.
          -----------

          The Borrower and each Subsidiary (i) have duly and timely filed all filings which are required to be filed by the Borrower and each Subsidiary under the Communications Act and the rules and regulations of the FCC, the failure to file of which could reasonably be expected to have a Material Adverse Effect, and (ii) are in all material respects in compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the transmission of radio signals.

     4.16 Burdensome Obligations.
          ----------------------

          Neither the Borrower nor any Subsidiary is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any corporate restriction which, in the opinion of the management of the Borrower, is so unusual or burdensome, in the context of the Borrower's or such Subsidiary's business, as in the foreseeable future might materially and adversely affect or impair the revenue or Operating Cash Flow of the Borrower or any Subsidiary or the ability of the Borrower or any Subsidiary to perform its respective obligations under the Loan Documents. The Borrower does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to have a Material Adverse Effect.

     4.17 Financial Statements.
          --------------------

          The Borrower has heretofore delivered to the Lenders a copy of (i) the annual audited Consolidated (and unaudited Consolidating) Balance Sheets of the Borrower and its Subsidiaries as of December 31, 1996, together with the related Consolidated and Consolidating Statements of Operations, Shareholders' Equity and Cash Flows for the period then ended, and (ii) the unaudited Consolidated and Consolidating Balance Sheets of the Borrower and its Subsidiaries as of March 31, 1997 and June 30, 1997, together with the related Consolidated and Consolidating Statements of Operations for the periods then ended. The foregoing financial statements fairly present the Consolidated and Consolidating financial condition and results in the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in such financial statements or in the footnotes thereto, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on such financial statements and was not. Since December 31, 1996, the Borrower and its Subsidiaries have conducted their business only in the ordinary course (except with respect to the acquisitions of Broadcasting Stations permitted by the terms hereof or the Existing Credit Agreement or otherwise consented to by the Required Lenders (or the required lenders under the Existing Credit Agreement), and except as set forth in the March 31, 1997 and June 30, 1997 financial statements referred to above), and there has been no Material Adverse Change.

     4.18 Environmental Matters.
          ---------------------

          Except as set forth in Schedule 4.18, neither the Borrower nor any Subsidiary (i) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect arising in connection with (a) any non-compliance with or violation of the requirements of any Environmental Law, or (b) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) to the best knowledge of the Borrower, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Borrower or any Subsidiary is or may be liable, or (iv) has received notice that the Borrower or any Subsidiary is or may be liable to any Person under any Environmental Law. The Borrower and each Subsidiary is in compliance in all material respects with the financial responsibility requirements of all Environmental Laws to the extent applicable, including, without limitation, those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law.


5.   CONDITIONS OF LENDING
     ---------------------

     5.1  First Loans and Letters of Credit on the First Borrowing Date.
          -------------------------------------------------------------

          In addition to the requirements set forth in section 5.2, the obligation of each Lender to make one or more Loans or the Issuing Bank to issue a Letter of Credit on the first Borrowing Date is subject to the fulfillment of the following conditions precedent:

          (a) Evidence of Corporate or Other Action.  The Administrative Agent
              -------------------------------------
shall have received a certificate, dated the first Borrowing Date, of the Secretary or an Assistant Secretary of each Loan Party (i) attaching a true and complete copy of the resolutions of its Board of Directors or other authorizing documents and of all documents evidencing all necessary corporate or other action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its certificate of incorporation and by-laws of other organizational documents, (iii) setting forth the incumbency of its officer or officers who may sign such Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing, if available, of the Secretary of State of the State of its incorporation or formation and of each other State in which it is qualified to do business.

          (b) Notes.  The Borrower shall have delivered to the Administrative
              -----
Agent the Notes, each duly executed on behalf of the Borrower by an Authorized Signatory thereof.

          (c) No Liens.  The Administrative Agent shall have received a
              --------
certificate of the Borrower, signed by an Authorized Signatory thereof, dated the first Borrowing Date, certifying that, upon the making of the first Loans, there exist no Liens on the Collateral other than Permitted Liens.

          (d) Subsidiary Guaranty and Borrower Security Agreement.  The Borrower
              ---------------------------------------------------
shall have delivered to the Administrative Agent (i) the Subsidiary Guaranty, dated as of the Effective Date, duly executed on behalf of each Subsidiary by an Authorized Signatory thereof, (ii) the Borrower Security Agreement, dated as of the Effective Date, duly executed on behalf of the Borrower by an Authorized Signatory thereof, (iii) one or more share certificates, representing all of the issued and outstanding Stock of each of the Subsidiaries, together with undated stock powers, duly executed in blank on behalf of the Borrower by an Authorized Signatory thereof and bearing an appropriate signature guarantee in all respects satisfactory to the Administrative Agent, in respect of each such certificate,
(iv) all documents evidencing intercompany Indebtedness owing to the Borrower or any Subsidiary, and (v) certificates of insurance in all respects satisfactory to the Administrative Agent evidencing the insurance required to be maintained pursuant to section 7.5(b).

          (e) UCC Searches; Filing of Financing Statements.  The Administrative
              --------------------------------------------
Agent shall have received such Lien and judgment searches as it shall have requested. The Borrower shall have executed and delivered to the Administrative Agent such financing statements, recordations and other documents with respect to the Collateral Documents as the Administrative Agent or Special Counsel may request for the purpose of perfecting the Liens granted thereunder. All filing fees and Taxes in connection with the filing of the Collateral Documents shall have been paid or otherwise provided for and the Administrative Agent and Special Counsel shall have received satisfactory evidence thereof.

          (f) Existing Indebtedness.  Prior to or simultaneously with the making
              ---------------------
of the first Loans, the Borrower shall have paid all Indebtedness under the Existing Credit Agreement, and all agreements with respect thereto shall have been cancelled or terminated, all Liens, if any, securing the same shall have been terminated, and the Administrative Agent shall have received evidence reasonably satisfactory to it thereof.

          (g) Approvals.  The Administrative Agent shall have received evidence
              ---------
reasonably satisfactory to it that all approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents have been obtained and that all required notices have been given and all required waiting periods have expired.

          (h) Litigation.  There shall be no injunction, writ, preliminary
              ----------
restraining order or other order of any nature issued by any Governmental Authority in any respect affecting any Loan Document, or any transaction contemplated by the Loan Documents and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending seeking to prevent or delay any of the foregoing or challenging any term or provision thereof or seeking any damages in connection therewith, and the Administrative Agent shall have received a certificate, in all respects reasonably satisfactory to the Administrative Agent, of an Authorized Signatory of the Borrower to the foregoing effect.

          (i) Approval of Special Counsel.  All legal matters incident to the
              ---------------------------
making of the Loans on the first Borrowing Date shall be reasonably satisfactory to Special Counsel, and the Administrative Agent shall have received from Special Counsel an opinion, dated the first Borrowing Date, substantially in the form of Exhibit E.

          (j) Opinion of Counsel to the Borrower and the Subsidiaries.  The
              -------------------------------------------------------
Administrative Agent shall have received opinions of counsel to the Borrower and its Subsidiaries, dated the first Borrowing Date, substantially in the form of Exhibit F.

          (k) Opinion of FCC Counsel to the Borrower and the Subsidiaries.  The
              -----------------------------------------------------------
Administrative Agent shall have received opinions of special FCC counsel to the Borrower and its Subsidiaries, dated the first Borrowing Date, substantially in the form of Exhibit G.

          (l) Payment of Fees.  The Borrower shall have paid to the
              ---------------
Administrative Agent and the Lenders all fees and expenses which it shall have agreed to pay, to the extent such fees and expenses have become payable on or prior to the first Borrowing Date, and shall have paid the reasonable fees and disbursements of Special Counsel.

          (m) Financial Statements and Financial Projections.  The Borrower
              ----------------------------------------------
shall have delivered to the Administrative Agent and the Lenders the financial statements referred to in section 4.17 together with such projections and other information as the Administrative Agent and the Lenders shall reasonably require, all of which shall be in all material respects satisfactory to the Administrative Agent and the Lenders.

          (n) Subordinated Indenture and Subordinated Indenture Subsidiary
              ------------------------------------------------------------
Guaranty.  The Administrative Agent shall have received a copy of the
--------
Subordinated Indenture and Subordinated Indenture Subsidiary Guaranty duly certified by an Authorized Signatory of the Borrower as a true and complete copy thereof and the Borrower shall have received the proceeds of the Subordinated Indenture Notes.

          (o) Asset Valuation.  The Administrative Agent shall have received a
              ---------------
copy of the asset valuation, dated July 31, 1997, prepared by Gary Stevens & Co. Incorporated.

          (p) Other Documents.  The Administrative Agent shall have received
              ---------------
such other documents as the Administrative Agent shall reasonably require in connection with the making of the first Loans.

     5.2  All Loans and Letters of Credit.
          -------------------------------

          The obligation of the Lenders to make any Loan on a Borrowing Date, and the obligation of the Issuing Bank to issue a Letter of Credit on a Borrowing Date, is subject to the satisfaction of the following conditions precedent as of the date of such Loan or Letter of Credit:

          (a) Compliance.  On each Borrowing Date and after giving effect to the
              ----------
Loans or Letter of Credit to be made or issued thereon, (i) the Loan Parties shall be in compliance with all of the terms, covenants and conditions of the Loan Documents, (ii) there shall exist no Default or Event of Default, (iii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except as the context otherwise requires, except as otherwise permitted or contemplated by this Agreement, and except such matters relating thereto as are indicated in each Borrowing Request which shall be reasonably satisfactory to the Administrative Agent and the Required Lenders, and (iv) there shall have occurred no Material Adverse Change since December 31, 1996. Each borrowing by the Borrower and each issuance of a Letter of Credit shall constitute a certification by the Borrower as of the date of such borrowing or issuance that each of the foregoing matters is true and correct in all respects.

          (b) Loan Closings.  All documents required by the provisions of this
              -------------
Agreement to be executed or delivered to the Administrative Agent on or before the applicable Borrowing Date shall have been executed and shall have been delivered at the office of the Administrative Agent set forth in section 11.2 on or before such Borrowing Date.

          (c) Borrowing Request or Letter of Credit Request.  The Administrative
              ---------------------------------------------
Agent shall have received a Borrowing Request or a Letter of Credit Request, as applicable, duly executed by an Authorized Signatory of the Borrower.

          (d) Reimbursement Agreement.  In connection with any Letter of Credit
              -----------------------
Request, the Issuing Bank shall have received a Reimbursement Agreement duly executed by an Authorized Signatory of the Borrower.

          (e) Approval of Counsel.  All legal matters in connection with the
              -------------------
making of each Loan or issuance of such Letter of Credit shall be reasonably satisfactory to Special Counsel.

          (f) Other Documents.  The Administrative Agent shall have received
              ---------------
such other documents as the Administrative Agent shall reasonably request.


6.   FINANCIAL COVENANTS
     -------------------

     The Borrower covenants and agrees that on and after the Effective Date and until all obligations of the Borrower under the Notes and the other Loan Documents have been paid in full and all RC Commitments of the Lenders have been terminated and no obligations of the Administrative Agent, the Issuing Bank or any of the Lenders exist under any of the Loan Documents, the Borrower shall:

     6.1  Total Leverage Ratio.
          --------------------

          Maintain at all times a Total Leverage Ratio not greater than the applicable ratio set forth below opposite the applicable period set forth below:

                  Periods                  Ratio
                  -------                  -----

           Effective Date through
           June 29, 1998                  7.00:1.00

           June 30, 1998 through
           December 30, 1998              6.25:1.00

           December 31, 1998 through
           December 30, 1999              5.75:1.00

           December 31, 1999 through
           December 30, 2000              5.25:1.00

           December 31, 2000 through
           December 30, 2001              4.50:1.00

           December 31, 2001
           and thereafter                 4.00:1.00

     6.2  Consolidated Annual Operating Cash Flow to Pro-Forma Debt Service.
          -----------------------------------------------------------------

          Maintain as at the end of each fiscal quarter a ratio of Consolidated Annual Operating Cash Flow to Pro-Forma Debt Service not less than 1.10:1.00.

     6.3  Consolidated Annual Operating Cash Flow to Pro-Forma Interest Expense.
          ---------------------------------------------------------------------

          Maintain as at the end of each fiscal quarter during the applicable periods set forth below a ratio of Consolidated Annual Operating Cash Flow to Pro-Forma Interest Expense not less than the ratio set forth below opposite the applicable period set forth below:


                 Periods                Ratio
                 -------                -----

           Effective Date through
           March 31, 1998              1.25:1.00

           April 1, 1998 through
           March 31, 1999              1.50:1.00

           April 1, 1999 through
           September 30, 2001          1.75:1.00

           October 1, 2001 and
           thereafter                  2.00:1.00

     6.4   Consolidated Annual Operating Cash Flow to Fixed Charges.
           --------------------------------------------------------

          Maintain as at the end of each fiscal quarter a ratio of Consolidated Annual Operating Cash Flow to Fixed Charges not less than 1.10:1.00.


7.   AFFIRMATIVE COVENANTS
     ---------------------

     The Borrower covenants and agrees that on and after the Effective Date and until all obligations of the Borrower under the Notes and the other Loan Documents have been paid in full and all RC Commitments have been terminated and no obligations of the

Administrative Agent, the Issuing Bank or any of the Lenders exist under any of the Loan Documents, the Borrower shall:

     7.1  Financial Statements.
          --------------------

          Maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Lender:

          (a) As soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the Consolidated and Consolidating Balance Sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, together with the related Consolidated Statements of Shareholders' Equity and Cash Flows and Consolidated and Consolidating Statements of Operations as of and through the end of such fiscal year, setting forth in each case, in comparative form, the Consolidated and Consolidating figures for the preceding fiscal year. The Consolidated Balance Sheet and Statements of Operations, Shareholders' Equity and Cash Flows shall be certified without qualification by the Accountants, which certification (i) shall state that the examination by such Accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, (ii) shall include the opinion of such Accountants that such Consolidated financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion.

          (b) Simultaneously with the delivery of the certified Consolidated financial statements required by clause (a) above, copies of a certificate of such Accountants stating that, in making the examination necessary for their audit of such financial statements for such fiscal year, nothing came to their attention of an accounting nature that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions, or conditions of this Agreement, including, without limitation, sections 6.1, 6.2, 6.3 and 6.4, or, if so, specifying in such certificate all such instances of noncompliance and the nature and status thereof.

          (c) As soon as available, but in any event not later than 60 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Borrower, a copy of the Consolidated and Consolidating Balance Sheets of the Borrower and its Subsidiaries as at the end of each such quarterly period, together with the related Consolidated and Consolidating Statements of Operations, for such period and for the elapsed portion of the fiscal year through such date, setting forth in each case, in comparative form, the Consolidated and Consolidating figures for the corresponding periods of the preceding fiscal year, certified by the Chief Financial Officer of the Borrower (or such other officer acceptable to the Administrative Agent), as being complete and correct in all material respects and as presenting fairly the Consolidated and Consolidating financial condition and the results of operations of each of the Borrower and its Subsidiaries, subject to normal, non-material year-end adjustments.

          (d) Within 60 days after the end of each of the first three fiscal quarters (120 days after the end of the fourth fiscal quarter) of the Borrower, a Compliance Certificate as at the end of such fiscal quarter, certified by the Chief Financial Officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent).

          (e) Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (c), a profile of each Broadcasting Station, which shall include, but not be limited to, the call letters and location of each Broadcasting Station and management's estimate of the fair market value thereof and a management's discussion and analysis of such financial statements, including a summary of all acquisitions and dispositions of Broadcasting Stations that occurred during the period covered by such financial statements, which shall include a schedule of the consideration paid in each acquisition and the cash received in each disposition.

          (f) Within 30 days after the beginning of each fiscal year, an annual Consolidated and Consolidating forecast for the Borrower and its Subsidiaries for such fiscal year and the following two fiscal years, including projected Consolidated and Consolidating statements of income of the Borrower and its Subsidiaries, all in reasonable detail acceptable to the Administrative Agent;
(ii) promptly upon preparation thereof, such other forecasts that the Borrower or any of its Subsidiaries may prepare and any revisions that may be made to any forecast previously delivered to the Lenders; and (iii) no later than 30 days after the end of each fiscal quarter in which there has been a material deviation from a forecast provided to the Lenders, a certificate of an Authorized Signatory explaining the deviation and the action, if any, that has been taken or is proposed to be taken with respect thereto; in each case the foregoing forecasts shall state all underlying assumptions.

     7.2  Certificates; Other Information.
          -------------------------------

          Furnish to the Administrative Agent and each Lender:

          (a) Prompt written notice if: (i) any Indebtedness of the Borrower or any Subsidiary is declared or shall become due and payable prior to its stated maturity, or called and not paid when due, (ii) a default shall have occurred under any note (other than the Notes) or the holder of any such note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of the Borrower or any Subsidiary has the right to declare any such Indebtedness due and payable prior to its stated maturity as a result of such default, or (iii) there shall occur and be continuing a Default or an Event of Default;

          (b) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Borrower or any Subsidiary a party to any proceeding before any Governmental Authority which might have a Material Adverse Effect or which call into question the validity or enforceability of any of the Loan Documents and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) the commencement or threat of any action, suit, arbitration proceeding or claim by, on behalf of or against the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect, (iii) any lapse or other termination of any material license, permit, franchise or other authorization issued to the Borrower or any Subsidiary by any Governmental Authority, (iv) any refusal by any Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, and (v) any dispute between the Borrower or any Subsidiary and any Governmental Authority, which dispute might have a material adverse effect on any Broadcasting Station or a Material Adverse Effect;

          (c) Promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material that the Borrower or any Subsidiary may now or hereafter be required to file with or deliver to any securities exchange or the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof, (ii) material reports, schedules and other material which the Borrower or any Subsidiary may now or hereafter be required to file with or deliver to the FCC and (iii) material news releases and annual reports relating to the Borrower or any of its Subsidiaries;

          (d) Prompt written notice in the event that (i) the Borrower or any Commonly Controlled Entity shall receive notice from the Internal Revenue Service or the Department of Labor that the Borrower or such Commonly Controlled Entity shall have failed to meet the minimum funding requirements of Section 412 of the Code with respect to a Plan, if applicable, and include therewith a copy of such notice, or (ii) the Borrower or any Commonly Controlled Entity gives or is required to give notice to the PBGC of any Reportable Event with respect to a Plan, or knows that the plan administrator of a Plan has given or is required to give notice of any such Reportable Event;

          (e) With respect to a Single Employer Plan of the Borrower or any Commonly Controlled Entity, copies of any request for a waiver of the funding standards or any extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after any such request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be;

          (f) Promptly after the filing thereof, a copy of the annual report required to be filed pursuant to Section 103 of ERISA in connection with each Single Employer Plan of the Borrower and each Commonly Controlled Entity for each plan year, including (i) a statement of the assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by the Accountants and (ii) an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing reasonably acceptable to the Administrative Agent and the Required Lenders;

          (g) Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of the Borrower or its Subsidiaries as the Administrative Agent or any other Lender (through the Administrative Agent) may at any time and from time to time reasonably request;

          (h) Promptly after the same are received by the Borrower, copies of all management letters and similar reports provided to the Borrower or any Subsidiary by its independent certified public accountants;

          (i) Prompt written notice of any material change in the accounting policies or financial reporting practices of the Borrower or any of its Subsidiaries; and

          (j) Prompt written notice of the occurrence of a Material Adverse Change or the occurrence of any event or facts or circumstances which are reasonably likely to result in a Material Adverse Change.

     7.3  Legal Existence.
          ---------------

          Except as otherwise permitted by section 8.3, maintain, and cause each Subsidiary to maintain, its corporate existence, and maintain its good standing in the jurisdiction of its incorporation or organization and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

     7.4  Taxes.
          -----

          Pay and discharge when due, and cause each Subsidiary so to do, all Taxes, assessments and governmental charges, license fees and levies upon or with respect to the Borrower or such Subsidiary and upon the income, profits and Property of the Borrower and the Subsidiaries taken as a whole, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Borrower or any Subsidiary not permitted under section 8.2, unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.5  Insurance and Condemnation.
          --------------------------

          (a) Liability Insurance.  Maintain, and cause each Subsidiary to
              -------------------
maintain, insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, as are customarily insured against by similar businesses and which, in the case of property insurance, shall be in amounts sufficient to prevent the Borrower or any Subsidiary from becoming a co- insurer, including, without limitation, public liability (bodily injury and property damage), fidelity, bonding and workers' compensation with deductibles not exceeding $25,000 per occurrence, in each case naming the Administrative Agent as an additional insured under such policies, and file with the Administrative Agent within five days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of an Authorized Signatory certifying that in the opinion of such officer such insurance is adequate in nature and amount, complies with the obligations of the Borrower under this section 7.5, and is in full force and effect.

          (b) Property Insurance.  Maintain such property and other insurance as
              -------------------
is customarily maintained by companies engaged in similar businesses with deductibles not exceeding $25,000 per occurrence. Promptly upon request therefor, the Borrower shall deliver or cause to be delivered to the Administrative Agent originals or duplicate originals of all such policies of insurance. All such property insurance shall name the Administrative Agent, under a standard loss payable clause, as sole loss payee in respect of each claim resulting in a payment under any such insurance policy exceeding $500,000 and shall contain such endorsements as the Administrative Agent shall require. Provided that no Default or Event of Default shall exist, the Administrative Agent agrees, promptly upon its receipt thereof, to pay over to the Borrower the proceeds of any such payment received by the Administrative Agent in its capacity as Administrative Agent hereunder. If a Default or Event of Default shall exist, the Borrower, at the request of the

Administrative Agent, shall prepay the Loans with such proceeds, in an amount equal to the total amount of such insurance payment. The RC Commitments shall be reduced by an amount equal to any such insurance proceeds not used by the Borrower or any of its Subsidiaries within 360 days to repair or replace any Property in respect of which it received property insurance proceeds.

          (c) Condemnation Awards.  If a Default or Event of Default shall
              -------------------
exist, promptly upon receipt by the Borrower or any of its Subsidiaries of the proceeds of any condemnation or similar awards, the Borrower shall pay over the proceeds thereof to the Administrative Agent and, at the request of the Administrative Agent, shall prepay the Loans in an amount equal to the total amount of such proceeds. The RC Commitments shall be reduced by an amount equal to any such proceeds not used by the Borrower or any of its Subsidiaries within 360 days to repair or replace any Property in respect of which it received a condemnation or similar award.

     7.6  Payment of Indebtedness and Performance of Obligations.
          ------------------------------------------------------

          Pay and discharge, and cause each Subsidiary to pay and discharge, when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Material Adverse Effect, or (ii) become a Lien upon Property of the Borrower or any Subsidiary not permitted under section 8.2, unless and to the extent only that the validity of such Indebtedness (other than Indebtedness under the Loan Documents), obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and that any such contested Indebtedness, obligations or claims shall not constitute, or create, a Lien on any Property of the Borrower senior to the Lien granted to the Administrative Agent by the Collateral Documents on such Property, and further provided that the Borrower shall give the Administrative Agent and the Lenders prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.7  Condition of Property.
          ---------------------

          At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each Subsidiary so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's business.

     7.8  Observance of Legal Requirements; ERISA; Environmental Laws.
          -----------------------------------------------------------

          Observe and comply in all respects, and cause each Subsidiary so to do, with all laws (including ERISA and Environmental Laws), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to the Borrower or such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, provided that the Borrower shall give the Administrative Agent and the Lenders prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.9  Inspection of Property; Books and Records; Discussions.
          ------------------------------------------------------

          Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent and each Lender, or potential assignees and/or participants of the Administrative Agent or any Lender, to visit the offices of the Borrower and the Subsidiaries, to inspect any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and the Subsidiaries with the officers thereof and with the Accountants.

     7.10 FCC Licenses, Etc.
          -----------------

          Maintain and cause each Subsidiary to maintain, in full force and effect, each license issued by the FCC to it for each Broadcasting Station. The Borrower shall also maintain and cause each Subsidiary to maintain, in full force and effect, all other material licenses, copyrights, patents, including all licenses, permits, applications, reports, authorizations and other rights as are necessary for the conduct of its business, except to the extent that such ownership or right to use shall terminate as a matter of law or expire as a matter of contractual right through no action or default by the Borrower or any Subsidiary.

     7.11 Subsidiary Guaranty.
          -------------------

          Promptly upon the creation or acquisition of any Subsidiary, cause such Subsidiary to execute and deliver to the Administrative Agent a supplement to the Subsidiary Guaranty in the form attached thereto, together with such other documents and opinions of counsel as the Administrative Agent shall reasonably required in connection therewith.


8.   NEGATIVE COVENANTS
     ------------------

     The Borrower covenants and agrees that on and after the Effective Date and until all obligations of the Borrower under Notes and the other Loan Documents have been paid in full and all RC Commitments have been terminated and no obligations of the Administrative Agent, the Issuing Bank or any of the Lenders exist under any of the Loan Documents, the Borrower shall not:

     8.1  Borrowing.
          ---------

          Create, incur, assume or suffer to exist any liability for Indebtedness, or permit any Subsidiary so to do, except: (i) Indebtedness under the Loan Documents; (ii) Indebtedness (including Contingent Obligations) of the Borrower and the Subsidiaries existing on the date hereof as set forth in
Schedule 8.1 and other Indebtedness of the Borrower in an aggregate outstanding principal amount for all such Indebtedness under this clause (ii) not in excess of $5,000,000; (iii) Indebtedness of the Borrower and the Subsidiaries evidenced by the Subordinated Indenture Notes and Subordinated Indenture Subsidiary Guaranty; (iv) intercompany Indebtedness between the Borrower and its

Subsidiaries; and (v) refinancings of any Indebtedness permitted under clause
(ii) above with other Indebtedness permitted under clause (i) or (ii) above.

     8.2  Liens.
          -----

          Create, incur, assume or suffer to exist, or enter into any agreement with any third Person agreeing not to create, incur, assume or suffer to exist, any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except: (i) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with section 7.4, provided that such Liens are not senior to the Liens granted to the Administrative Agent and the Lenders by the Collateral Documents, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) zoning ordinances, easements and other similar restrictions affecting real property which do not materially adversely affect the value of such real property or the financial condition of the Borrower or such Subsidiary or materially impair its use for the operation of the business of the Borrower or such Subsidiary, (v) the Liens created under the Collateral Documents, (vi) statutory Liens arising by operation of law such as mechanics' liens incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with section 7.4, (vii) Liens arising out of judgments or decrees which are being contested in accordance with section 7.4, provided that such Liens are subordinate to the Liens granted to the Administrative Agent and the Lenders by the Collateral Documents and provided further that enforcement of such Liens is stayed during such contest, (viii) Liens on Property of the Borrower and the Subsidiaries existing on the date hereof as set forth in Schedule 8.2, (ix) Liens in connection with the making of deposits in accordance with section 8.5(e) and (x) Liens in connection with Indebtedness permitted under Section 8.1(ii), provided that such Liens extend only to the Property acquired with such Indebtedness.

     8.3  Merger and Acquisition or Sale of Property.
          ------------------------------------------

          Consolidate with, be acquired by, or merge into or with any Person, or acquire all or substantially all of the Stock or Property of any Person, or, except as otherwise permitted under section 8.7, sell, lease or otherwise dispose of all or substantially all of its Property, or otherwise alter or modify its structure, status or existence, or permit any Subsidiary so to do, except:

          (a) any wholly-owned Subsidiary may merge with the Borrower (with the Borrower as survivor) or with another wholly-owned Subsidiary;

          (b) subject to the last paragraph of this section 8.3, upon 30 days' notice to the Administrative Agent, the Borrower or any wholly- owned Subsidiary may acquire Broadcasting Station(s) through an acquisition or merger (with the Borrower or such wholly-owned Subsidiary (or a Person that becomes a wholly-owned Subsidiary) as the survivor thereof for an aggregate gross consideration (including capital expenditures anticipated for the 12 month period following such acquisition) not exceeding $10,000,000 with respect to each such acquisition of Broadcasting Station(s)), provided that (i) if the aggregate gross consideration for any such acquisition exceeds $20,000,000 and if the

Required Lenders shall have consented to such acquisition, there shall have been delivered to the Administrative Agent and each Lender an independent appraisal of each Broadcasting Station to be acquired, such appraisal to be in all respects satisfactory to the Administrative Agent and the Required Lenders, (ii) if the aggregate gross consideration for any such acquisition exceeds $10,000,000, and if the Required Lenders shall have consented to such acquisition, the Administrative Agent and each Lender shall have received such details of such transaction as the Administrative Agent or any other Lender (through the Administrative Agent) shall reasonably request, and (iii) immediately before and after giving effect to such acquisition the Total Leverage Ratio shall not exceed the lesser of (x) 6.00:1.00 and (y) the maximum Total Leverage Ratio then permitted under section 6.1; and

          (c) as permitted under section 8.5(j).

Immediately before and after giving effect to any proposed acquisition or merger permitted under this section 8.3, all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist and, prior to the consummation of such acquisition or merger, the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Signatory of the Borrower certifying as to the foregoing. Immediately upon the consummation of any acquisition or merger permitted under section 8.3(b), (i) the Borrower shall have delivered to the Administrative Agent such UCC financing statements and other documents as the Administrative Agent shall reasonably require in order to grant to the Administrative Agent a first priority perfected security interest in the Stock and/or Property, as applicable, of such Broadcasting Station under and pursuant to the Collateral Documents, subject to no Liens other than Permitted Liens,
(ii) if the Borrower shall have acquired a Subsidiary in connection with such acquisition, such Subsidiary shall have become a party to the Subsidiary Guaranty, (iii) the Borrower shall have received, with respect to each pending acquisition, a final order (subject to no appeal) from the FCC, and all other similar material orders from all other applicable Governmental Authorities, with regard to the acquisition or merger, and the Administrative Agent shall have received true, complete and correct copies, certified by an Authorized Signatory of the Borrower, of all such orders and (iv) the Borrower shall have delivered to the Administrative Agent such opinions and other documents as the Administrative Agent shall reasonably require in connection therewith.

     8.4  Dividends; Purchase of Stock.
          ----------------------------

          Declare or pay any dividends payable in cash or otherwise or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of, any of its Stock (each a "Restricted Payment") or permit any Subsidiary so to do, except that:
-------------------

          (a) any wholly-owned Subsidiary may declare and pay dividends to the Borrower from time to time.

     8.5  Investments, Loans, Etc.
          ------------------------

          At any time, purchase or otherwise acquire, hold or invest in the Stock of, or any other interest in, any Person, or make any loan or advance (excluding deposits or pledges permitted under section 8.2(iii)) to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person (all of which are sometimes referred to herein as "Investments"), or permit any
                                              -----------
Subsidiary so to do, except:

          (a) Investments in short-term domestic and eurodollar certificates of deposit issued by any Lender, or any other commercial bank, trust company or national banking association incorporated under the laws of the United States or any State thereof and having undivided capital surplus and retained earnings exceeding $500,000,000;

          (b) Investments in short-term direct obligations of the United States of America or agencies thereof which obligations are guaranteed by the United States of America;

          (c) Investments existing on the date hereof as set forth in Schedule 8.5(c);

          (d) Investments to the extent the same are acquisitions permitted pursuant to section 8.3;

          (e) Investments by the Borrower in the form of deposits or options made in the ordinary course of business in connection with any proposed acquisition or acquisitions of Property permitted pursuant to the terms of this Agreement;

          (f) loans and advances to employees for travel and relocation purposes; and

          (g) loans and advances to employees for other valid business purposes that do not exceed $100,000 in the aggregate at any one time outstanding;

          (h) intercompany Indebtedness permitted pursuant to section 8.1(iv);

          (i) Permitted Non-Commercial Educational Station Investments in an aggregate amount not exceeding $5,000,000 for any one such Investment or $10,000,000 for all such Investments for the period from and after the Effective Date; and

          (j) the merger or consolidation of Beltway Media Partners with or into, or the transfer or conveyance of all or substantially all of its assets to, a wholly-owned Subsidiary.

     8.6  Business Changes.
          ----------------

          Engage in any material line of business substantially different from those lines of business carried on as of the Effective Date, or permit any Subsidiary so to do.

     8.7  Sale of Property.
          ----------------

          Sell, exchange, lease, transfer or otherwise dispose of any Property to any Person, or permit any Subsidiary so to do, except sales, exchanges, leases, transfers or other dispositions made in the ordinary course of business (which shall not include the sale or other disposition of all or substantially all of the Stock or assets of any Broadcasting Station or involve an FCC license of the Borrower or any of its Subsidiaries), except that:

          (a) the Borrower may sell or exchange any Broadcasting Station, provided that (i) the aggregate gross consideration to be received for all Broadcasting Stations that have been sold or exchanged pursuant to the provisions of this section 8.7(a) during the one year period ending on the date of the proposed sale of exchange, (including the Broadcasting Station then being contemplated to be sold or exchanged) shall not exceed $15,000,000 and (ii) the aggregate gross consideration to be received for all Broadcasting Stations that have been sold or exchanged pursuant to the provisions of this section 8.7(a) during the period commencing on the Effective Date and ending through and including the date of the proposed sale of exchange (including the Broadcasting Station then being contemplated to be sold or exchanged) shall not exceed $30,000,000.

In connection with any sale or exchange permitted under section 8.7(a), (i) if the gross consideration to be received for such sale or exchange is equal to or exceeds $10,000,000, the Administrative Agent and each Lender shall have received such information and details with respect to such sale or exchange as the Administrative Agent or any Lender (through the Administrative Agent) shall reasonably request and immediately before and after giving effect to the proposed sale or exchange (including any related change in Indebtedness), all representations and warranties contained in the Loan Documents shall be true and correct, no Default or Event of Default shall exist and the Borrower shall be in pro-forma compliance with all covenants set forth in Sections 6.1, 6.2, 6.3 and 6.4, and the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Signatory of the Borrower certifying and demonstrating as to the same, (ii) the Borrower shall have received fair value for each Broadcasting Station sold or exchanged and (iii) at least 80% of the consideration to be received in connection with any such sale shall be in cash or cash equivalents.

     8.8  Subsidiaries.
          ------------

          Create or acquire any other Subsidiary, or permit any Subsidiary so to do, except in connection with an Acquisition permitted in section 8.3.

     8.9  Compliance with ERISA.
          ---------------------

          Adopt any Plan other than those listed in Schedule 4.14 or permit any Subsidiary so to do, or engage in any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Plan, or incur any "accumulated funding deficiency", as such term is defined in
Section 412 of the Code or Section 302 of ERISA, or terminate, or permit any Commonly Controlled Entity to terminate, any Plan that would result in any liability of the Borrower or any Commonly Controlled Entity to the PBGC, or permit the occurrence of any Reportable Event or any other event or condition that presents a risk of such a termination by the PBGC of any Plan, or withdraw or effect a partial withdrawal from a Multiemployer Plan, or permit any Commonly Controlled Entity which is an employer under such a Multiemployer Plan so to do, if any such withdrawal would result in such withdrawing employer incurring any withdrawal liability in excess of $250,000.

     8.10 Certificate of Incorporation and By-laws.
          ----------------------------------------

          Amend or otherwise modify its certificate of incorporation, by- laws or other organizational documents, or permit any Subsidiary so to do, in any way that would adversely affect the interests of the Lenders or the Issuing Bank or the obligations of any Loan Party under any of the Loan Documents.

     8.11 Prepayments of Indebtedness.
          ---------------------------

          Prepay or obligate itself to prepay, in whole or in part, any Indebtedness (other than the Loans) prior to the due date thereof, or permit any Subsidiary so to do, other than (i) the prepayment by any Subsidiary of Indebtedness owing by such Subsidiary to the Borrower, (ii) the prepayment of Indebtedness permitted under section 8.1(ii) with the proceeds of other Indebtedness permitted under section 8.1(i) or (ii) or with the proceeds of Stock issued by the Borrower pursuant to section 8.16, (iii) provided no Default or Event of Default shall then exist, the Borrower may prepay the Indebtedness in the aggregate principal amount of $6,692,000 payable to New Inspiration Broadcasting Company, Inc. and Golden Gate Broadcasting Company, Inc., and New Inspiration Broadcasting Company, Inc. and Golden Gate Broadcasting Company, Inc. may, in turn, prepay the Indebtedness in an equal amount payable to its former shareholders, and (iv) provided that no Default or Event of Default shall then exist, the prepayment by the Borrower of Indebtedness incurred by the Borrower in the ordinary course of its business to any Subsidiary.

     8.12 Accounting Practice; Fiscal Year.
          --------------------------------

          Make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year from a fiscal year commencing January 1st and ending December 31st, or permit any of its Subsidiaries so to do.

     8.13 Limitation on Upstream Transfers.
          --------------------------------

          Permit or cause any of its Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from making any advances to the Borrower or declaring or paying any cash dividends on any class of its Stock owned directly or indirectly by the Borrower or any of the other Subsidiaries or from making any other distribution on account of any class of any such Stock (herein referred to as "Upstream Transfers"), or (b) the declaration or payment
                        ------------------
of Upstream Transfers on an annual or cumulative basis is or would be otherwise limited or restricted.

     8.14 Transactions with Affiliates.
          ----------------------------

          Become, or permit any Subsidiary to become, a party to any transaction with any Affiliate of the Borrower or any Subsidiary on a basis less favorable to the Borrower or such Subsidiary in any material respect than if such transaction were not with an Affiliate of the Borrower or such Subsidiary.

     8.15 Sale and Leaseback.
          ------------------

          Enter into any arrangement with any Person, or permit any Subsidiary so to do, providing for the leasing by the Borrower or such Subsidiary of Property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower or such Subsidiary.

     8.16 Stock Issuance.
          --------------

          Issue any additional shares of Stock, or permit any of its Subsidiaries so to do, except (i) the Borrower may issue shares of its common Stock and (ii) any Subsidiary may issue shares of its Stock to the Borrower or any wholly-owned Subsidiary.

     8.17 Subordinated Indenture.
          ----------------------

          Enter into or agree to any amendment, modification or waiver of any term or condition of the Subordinated Indenture, the Subordinated Indenture Notes or the Subordinated Indenture Subsidiary Guaranty, or purchase, redeem or make any payment with respect to Indebtedness under the Subordinated Indenture Notes or the Subordinated Indenture Subsidiary Guaranty, or permit any of its Subsidiaries so to do, except for required payments to the extent expressly permitted pursuant to the subordination terms set forth therein, provided that all payments required to be made under this Agreement shall have been made.

     8.18 Federal Reserve Regulations.
          ---------------------------

          Own, or permit any of its Subsidiaries to own, Margin Stock in excess of 25% (or such greater or lesser percentage as is provided in the exclusions from the definition of "Indirectly Secured" contained in Regulation G and Regulation U in effect at the time of the making of each Loan or the issuance of each Letter of Credit) of the value of the assets of (i) the Borrower, or (ii) the Borrower and the Subsidiaries on a Consolidated basis.

     8.19 Change in Name; Nature of Business.
          ----------------------------------

          Change its legal name or make any material change in the nature of its business, taken as a whole, as conducted on the Effective Date, or permit any of its Subsidiaries so to do.

     8.20 Lease Obligations.
          -----------------

          Create or suffer to exist any obligations for the payment of rent for any Property under lease or agreement to lease, or permit any of its Subsidiaries so to do, except for:

          (a) leases in existence on the Effective Date and any renewal, extension or refinancing thereof;

          (b) operating leases entered into after the Effective Date in the ordinary course of business; and

          (c) capital leases other than those permitted under clauses (a) and
(b) of this section, entered into after the Effective Date to finance the acquisition of equipment to the extent the Indebtedness evidenced by such capital leases is permitted under section 8.1.


9.   DEFAULT
     -------

     9.1  Events of Default.
          -----------------

          The following shall each constitute an "Event of Default" hereunder:
                                                  ----------------

          (a) The failure of the Borrower to pay any installment of principal on any Note or any reimbursement payment in respect of a Letter of Credit on the date when due and payable; or

          (b) The failure of the Borrower to pay any installment of interest or any other fees or expenses payable hereunder or under or in connection with any other Loan Documents within three Business Days of the date when due and payable; or

          (c) The use by the Borrower of the proceeds of any Loan or Letter of Credit in a manner inconsistent with or in violation of section 2.7; or

          (d) The failure of the Borrower to observe or perform any covenant or agreement contained in section 6, section 7.3, 7.5, 7.10 or 7.11, or section 8; or

          (e) The failure of the Borrower to observe or perform any other term, covenant, or agreement contained in this Agreement and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

          (f) Any representation or warranty of any Loan Party (or of any officer on its behalf) made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant to any Loan Document, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

          (g) Any obligation of the Borrower or any Subsidiary (other than its obligations under the Loan Documents), whether as principal, guarantor, surety or other obligor, for the payment or purchase of any Indebtedness or operating lease(s) (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid or purchased when due or within any grace period for the payment or purchase thereof, or (iii) the holder of any such obligation(s) in excess of $500,000 in the aggregate shall have the right to declare such obligation(s) due and payable or require the purchase thereof prior to the expressed maturity thereof; or

          (h) The Borrower or any Subsidiary shall (i) suspend or discontinue its business, or (ii) make an assignment for the benefit of creditors, or (iii) generally not be paying its debts as such debts become due, or (iv) admit in writing its inability to pay its debts as they become due, or (v) file a voluntary petition in bankruptcy, or (vi) become insolvent (however such insolvency shall be evidenced), or (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, or (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, or (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, or (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or of any order, judgment or decree approving such petition in any such proceeding, or (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or such Subsidiary; or

          (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower or any Subsidiary a bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law, or (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any Subsidiary or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any Subsidiary, and any such decree or order continues unstayed and in effect for a period of 60 days; or

          (j) Any judgments or decrees against the Borrower or its Subsidiaries (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) aggregating in excess of $500,000 for all such parties shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

          (k) The occurrence of an Event of Default under and as defined in any Collateral Document or any Reimbursement Agreement; or

          (l) Any of the Loan Documents shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing or shall disavow its obligations thereunder; or

          (m) The FCC or any other Governmental Authority revokes or fails to renew any material license, permit or franchise of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries for any reason loses any material license, permit or franchise, or the Borrower or any of its Subsidiaries suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

          (n) The occurrence of a Material Adverse Change; or

          (o)  A Change of Control shall occur.

     Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clauses (h) or (i) above, the RC Commitments and the Letter of Credit Commitment shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the RC Commitments and the Letter of Credit Commitment to be terminated whereupon the RC Commitments and the Letter of Credit Commitment shall immediately terminate, and (ii) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this section 9.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived to the extent permitted by applicable law. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, to the extent permitted by applicable law, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of any of the Loan Documents. In the event that the Administrative Agent shall fail or refuse so to proceed, the Issuing Bank and each Lender shall be entitled to take such action as the Required Lenders shall deem appropriate to enforce its rights under the Loan Documents.

     In the event that the RC Commitments or the Letter of Credit Commitment shall have been terminated or all of the Notes shall have been declared due and payable pursuant to the provisions of this section 9.1, (i) the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the sole dominion and control of the Administrative Agent and (ii) the Lenders and the Issuing Bank agree, among themselves, that any funds received in respect of the Loan Documents from or on behalf of the Borrower by any of the Lenders or the Issuing Bank (except funds received by any Lender or the Issuing Bank as a result of a purchase pursuant to the provisions of section 11.9) shall be remitted to the Administrative Agent, and shall be applied by the Administrative Agent in payment of the Loans, the Reimbursement Obligations and the obligations of the Borrower under the Loan Documents in the following manner and order: (1) first, to reimburse the Administrative Agent, the Issuing Bank and the Lenders for any expenses due from the Borrower pursuant to the provisions of section 11.5; (2) second, to the payment of the Commitment Fee and Letter of Credit Fee, pro rata according to the RC Commitment Percentage of each Lender; (3) third, to the payment of any other fees, expenses or amounts (other than the principal of and interest on the Notes, the Reimbursement Obligations and any obligations to any Lender (and any Affiliate of any Lender) arising out of any Interest Rate Protection Arrangement) payable by the Borrower to the Administrative Agent, the Issuing Bank or any of the Lenders under the Loan Documents; (4) fourth, to the payment, pro rata according to the outstanding Loans of each Lender and outstanding Reimbursement Obligations including any interest by a Lender therein), of interest due thereon; (5) fifth, on a pro rata basis, to the payment of (1) the principal outstanding on the Notes, pro rata according to each Lender's outstanding Loans, (2) the principal outstandings on the Reimbursement

Obligations, pro rata according to the Issuing Bank's and each other Lender's interest therein, and (3) the obligations of the Borrower to the Lenders (and any Affiliate of any Lender) arising out of any Interest Rate Protection Arrangements; and (6) sixth, any remaining funds shall be paid to whomsoever shall be entitled thereto or as a court of competent jurisdiction shall direct.


10.  THE ADMINISTRATIVE AGENT
     ------------------------

     10.1 Appointment.
          -----------

          Each Lender hereby irrevocably designates and appoints BNY as the Administrative Agent of such Lender under and in connection with the Loan Documents. Each such Lender hereby irrevocably authorizes BNY as the Administrative Agent for such Lender to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

     10.2 Delegation of Duties.
          --------------------

          The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

     10.3 Exculpatory Provisions.
          ----------------------

          Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations hereunder or thereunder. The Administrative Agent shall be under no obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Borrower or any Subsidiary. The Administrative Agent shall have no liability or responsibility whatsoever to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by the Issuing Bank or any Lender of any of its obligations under any of the Loan Documents.

     10.4 Reliance by Administrative Agent.
          --------------------------------

          The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by it. Subject to section 11.7, the Administrative Agent may treat each Lender as the holder of all of the interests of such Lender in its RC Commitment and in its Loans and Notes. The Administrative Agent shall have no duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     10.5 Notice of Default.
          -----------------

          The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received written notice thereof from the Issuing Bank, a Lender or the Borrower. In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Issuer and the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders;

provided, however, that unless and until the Administrative Agent shall have
--------  -------
received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

     10.6 Non-Reliance.
          ------------

          Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter, including any review of the affairs of the Borrower or the Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under this Agreement or any of the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower or its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7 Indemnification.
          ---------------

          Each Lender agrees to indemnify the Administrative Agent in its capacity as such (to the extent not promptly reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower or any other Loan Party to do so), ratably according to its Credit Exposure at such time, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Administrative Agent) by the Borrower pursuant to the terms hereof, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, the other Loan Documents or any other documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the
                      --------  -------
payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting directly and primarily from the gross negligence or willful misconduct of the Administrative Agent. The agreements in this section 10.7 shall survive the payment of the Notes and all other amounts payable under the Loan Documents.

     10.8 Administrative Agent in its Individual Capacity.
          -----------------------------------------------

          BNY and its Affiliates, may make loans to, accept deposits from, issue letters of credit for the account of and generally engage in any kind of business with, the Borrower and its Subsidiaries as though BNY were not the Administrative Agent. With respect to the RC Commitment made by BNY and each
Note issued to BNY, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it was not the Administrative Agent or the Issuing Bank, and the terms "Lender" and "Lenders" shall in each case include BNY.

     10.9 Successor.
          ---------

          If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notification of its resignation as Administrative Agent under the Loan Documents, such resignation to be effective on the later to occur of (i) the thirtieth day after the date of such notice and (ii) the date upon which any successor Administrative Agent, in accordance with the provisions of this section 10.9, shall have accepted in writing its appointment as such successor Administrative Agent. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint from among the Lenders a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent's rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. If at any time hereunder there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Persons entitled thereto during such time.

     10.10  Updating Exhibits and Schedules.
            -------------------------------

          The Administrative Agent is hereby authorized and directed from time to time to (i) amend Exhibit A to reflect the RC Commitments of each Lender as of the date of each assignment pursuant to section 11.7 and, in connection therewith, the Lending Offices and address for notices of each assignee "Lender", (ii) amend Schedule 1.1(L) to reflect any change of address of which the Administrative Agent has received written notice pursuant to section 11.2, and (iii) in each such case, to send a copy thereof to each party hereto.

     10.11  The Arranger.
            ------------

          The Arranger shall have no duties or obligations under the Loan Documents in its capacity as Arranger.

     10.12  The Documentation Agent.
            -----------------------

          The Documentation Agent shall have no duties or obligations under the Loan Documents in its capacity as Documentation Agent.


11.  MISCELLANEOUS
     -------------

     11.1 Amendments and Waivers.
          ----------------------

          With the written consent of the Required Lenders, which consent may be transmitted by telecopier, the Administrative Agent and the appropriate Loan Parties may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that:

          (a) no such amendment, supplement, modification, waiver or consent shall, without the written consent of all of the Lenders, (i) increase the RC Commitments or the Letter of Credit Commitment, (ii) extend the Maturity Date or the RC Commitment Termination Date, (iii) extend the date or decrease the amount of any mandatory reduction of the RC Commitments pursuant to section 2.4(b)(i),
(iv) decrease the interest rate, extend the time, forgive or change the pro rata method of payment of interest or principal on or applicable to any Note or Reimbursement Obligation, (v) decrease the amount, extend the time, forgive or change the pro rata method of payment of the Commitment Fee or the Letter of Credit Fee, (vi) release all or any part of the Collateral or any Subsidiary Guaranty except in connection with a permitted sale or other permitted disposition of the Collateral or the applicable Subsidiary Guarantor, as the case may be, or to the extent that the Administrative Agent shall be required or permitted to do so under the terms and provisions of the Loan Documents, (vii) change the definition of Required Lenders, (viii) change the sharing provisions among the Lenders, (ix) change the several nature of the obligations of the Lenders to make Loans and participate in Letters of Credit, or (x) change the provisions of sections 2.9, 2.10, 2.11, 2.13, 2.14, 11.1, 11.7(a) or 11.11;

          (b) without the written consent of the Administrative Agent, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of section 10 or otherwise change any of the rights or obligations of the Administrative Agent under the Loan Documents; and

          (c) without the written consent of the Issuing Bank, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision relating to the Issuing Bank, the Letter of Credit Commitment or the Letters of Credit or otherwise change any of the rights or obligations of the Issuing Bank hereunder or under the Loan Documents.

          Any such amendment, supplement, modification or waiver shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable agreement, the Lenders, the Administrative Agent, the Issuing Bank and all future holders of the Notes and the Reimbursement Obligations. In the case of any waiver, the parties to the applicable agreement, the Lenders, the Administrative Agent, and the Issuing Bank shall be restored to their former position and rights under the Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     11.2 Notices.
          -------

          Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii) one Business Day after having been sent by overnight courier service, (iii) five Business Days after having been deposited in the mail, first-class postage prepaid, or (iv) in the case of telecopier notice, when sent and transmission confirmed (which may include electronic confirmation), addressed as follows in the case of the Borrower, the Administrative Agent and the Issuing Bank, and as set forth in Schedule 1.1(L) hereto in the case of each of the Lenders, or to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties hereto or any future holders of the Notes:

          The Borrower:

          Salem Communications Corporation
          4880 Santa Rosa Road, Suite 300
          Camarillo, California  93012
          Attention:  Dirk Gastaldo,
                      Vice President/
                      Chief Financial Officer

          Telephone:     (805) 384-4531
          Telecopy:      (805) 384-4532

          with a copy to:

          Salem Communications Corporation
          4880 Santa Rosa Road, Suite 300
          Camarillo, California  93012
          Attention:     Jonathon Block, Esq.

          Telephone:     (805) 487-0400 (ext. 106)
          Telecopy:      (805) 384-4505



          The Administrative Agent, the Issuing Bank and/or BNY:

          The Bank of New York
          Communications, Publishing & Entertainment Division
          One Wall Street, 16th Floor
          New York, New York 10286
          Attention:  Wade E. Layton,
                      Vice President

          Telephone:     (212) 635-8693
          Telecopy:      (212) 635-8593
with a copy to, in the case of all Borrowing Requests and Letter of Credit Requests, prepayment notices under section 2.5(a) and conversion notices under section 2.8, and to the attention of, in the case of all fundings by the
Lenders:

          The Bank of New York, as Administrative Agent
          Agency Function Administration
          One Wall Street, 18th Floor
          New York, New York 10286
          Attention:  Genoveso Caviness

          Telephone:  (212) 635-4694
          Telecopy:   (212) 635-6365 (or 6366/6367)

except that any notice, request or demand by the Borrower to or upon the Administrative Agent, the Issuing Bank or the Lenders pursuant to section 2.3, 2.4, 2.5, 2.8 or 2.18 shall not be effective until received.

     11.3 No Waiver; Cumulative Remedies.
          ------------------------------

          No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.4 Survival of Representations and Warranties.
          ------------------------------------------

          All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

     11.5 Payment of Expenses and Taxes.
          -----------------------------

          The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether or not any Loan is made or Letter of Credit is issued, (i) to pay or reimburse the Administrative Agent and the Arranger for all their out-of-pocket reasonable costs and expenses incurred in connection with the development, preparation, execution and syndication of, and any amendment, waiver, consent, supplement or modification to, the Loan Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated hereby and thereby, whether such Loan Documents or any such other documents are executed and whether the transactions contemplated thereby are consummated, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Administrative Agent, the Issuing Bank, the Arranger and the Lenders for all of their respective reasonable costs and expenses incurred in connection with the work-out, enforcement or preservation of any rights under the Loan Documents and any such documents, including, without limitation, reasonable fees and disbursements of counsel (including the allocated cost of internal counsel) to the Administrative Agent, the Issuing Bank, the Arranger and the Lenders
including, without limitation, reasonable expenses of the Administrative Agent, the Issuing Bank, the Arranger and the Lenders in connection with or attributable to commercial finance examiners, accountants, investment banks and environmental consultants, (iii) to pay, indemnify, and hold each Lender, the Administrative Agent, the Issuing Bank and the Arranger harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any of the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each Lender, the Administrative Agent, the Issuing Bank and the Arranger and each of their respective officers, directors, employees and agents harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements (including the allocated cost of internal counsel)) with respect to the execution, delivery, enforcement and performance of the Loan Documents or the use of the proceeds of the Loans and Letters of Credit hereunder (all the foregoing, collectively, the "indemnified liabilities") and, if and to the extent that the foregoing
 -----------------------
indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay indemnified liabilities to the Administrative Agent, the Issuing Bank, the Arranger or any Lender to the extent arising directly and primarily from the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank, the Arranger or such Lender, as the case may be. The agreements in this section 11.5 shall survive the termination of the RC Commitments and the payment of the Notes and all other amounts payable hereunder.

     11.6 Lending Offices.
          ---------------

          Subject to section 2.17(b), each Lender shall have the right at any time and from time to time to transfer any Loan to a different office of such Lender, provided that such Lender shall promptly notify the Administrative Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Lending Office.

     11.7 Successors and Assigns.
          ----------------------

          (a) This Agreement, the Notes and the other Loan Documents to which the Borrower is a party shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Issuing Bank, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement, the Notes and the Loan Documents to which the Borrower is a party without the prior written consent of each Lender.

          (b) Each Lender shall have the right at any time, upon written notice to the Administrative Agent of its intent to do so, to sell or assign (each an "Assignment") all or any part of its Loans, its RC Commitment and its Notes, on
 ----------
a pro rata basis to one or more of the other Lenders (or, with the written consent of the Issuing Bank, such consent not to be unreasonably withheld or delayed, to affiliates of such Lender or such other Lenders) or, with the written consent of Administrative Agent and the Issuing Bank (such consents not to be unreasonably withheld or delayed), to any other bank, insurance company, pension fund, mutual fund or other financial institution, provided that (i) each such partial Assignment shall be in a minimum aggregate amount of $5,000,000 (unless otherwise consented to by the Borrower), (ii) the parties to each such Assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement along with a fee (the "Assignment
                                                                    ----------
Fee") of $3,500 with respect to the Assignment made under this Agreement and
---
(iii) no such assignment may be made to the Borrower or to any Affiliate of the Borrower. Upon receipt of each such duly executed Assignment and Assumption Agreement together with the Assignment Fee therefor in compliance with the provisions hereof, the Administrative Agent shall (x) record the same and signify its acceptance thereof by executing two copies of such Assignment and Assumption Agreement in the appropriate place and delivering one copy to the assignor and one copy to the assignee and (y) request the Borrower to execute and deliver (1) to such assignee one or more Notes, in an aggregate principal amount equal to the Loans assigned to, and RC Commitments assumed by, such assignee and (2) to such assignor one or more Notes, in an aggregate principal amount equal to the balance of such assignor Lender's Loans and RC Commitment, if any, in each case against receipt of such assignor Lender's existing Notes. The Borrower agrees that it shall, upon each such request of the Administrative Agent, execute and deliver such new Notes at its own cost and expense. Upon such delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in such Assignment and Assumption Agreement, the assignee thereunder shall be a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a "Lender" and, to the extent provided in such Assignment and Assumption Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents.

          (c) Each Lender may grant participations in all or any part of its Loans, its Notes or its RC Commitment to any other bank, insurance company, pension fund, mutual fund, financial institution or other entity, provided that no such participant shall have any right to require such Lender to take or omit to take any action under any Loan Document except any action which would require the consent of all Lenders pursuant to section 11.1. The Borrower hereby acknowledges and agrees that any such participant shall for purposes of sections 2.9, 11.5, 11.9 and 11.11 be deemed to be a "Lender".

          (d) No Lender shall, as between and among the Borrower, the Administrative Agent, the Issuing Bank, and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any Assignment or granting of a participation in, all or any part of its Loans, its RC Commitment or its Notes, except that a Lender shall be relieved of its obligations to the extent of any Assignment of all or any part of its Loans, its RC Commitment or its Notes pursuant to subsection (b) above.

          (e) Notwithstanding anything to the contrary contained in this section 11.7, any Lender may at any time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank. No such assignment shall release such Lender from its obligations thereunder.

     11.8 Counterparts.
          ------------

          This Agreement and each of the other Loan Documents (other than the Notes) may be executed by one or more of the parties to this Agreement or to such other Loan Document, as the case may be, on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. Any of the parties to this Agreement and the other Loan Documents may rely on signatures of such parties hereto and thereto which are transmitted by telecopier or other electronic means as fully as if originally signed. A set of the copies of this Agreement and each of the other Loan Documents signed by all the parties shall be lodged with each of the Borrower and the Administrative Agent.

     11.9 Adjustments; Set-off.
          --------------------

          (a) If any Lender (a "benefited Lender") shall at any time receive any
                                ----------------
payment of all or any part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in section 9.1 (h) or (i), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall notify the Administrative Agent and shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, unless the benefitted Lender is required to pay interest on the amount of the excess payment to be returned, in which case the other Lenders shall pay their pro rata share of such interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and at any time during the continuance of an Event of Default, each Lender shall have the right, without prior notice to any Loan Party, any such notice being expressly waived by each such Loan Party to the extent permitted by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of such Loan Party to such Lender, any amount owing from such Lender to such Loan Party, at, or at any time after, the happening of any of the above-mentioned events. To the extent permitted by applicable law, the aforesaid right of set-off may be exercised by such Lender against each Loan Party or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of such Loan Party, or against anyone else claiming through or against such Loan Party or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Promptly after any such set-off and application made by a Lender against a Loan Party, such Lender shall notify such Loan Party and the Administrative Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     11.10  No Third Party Beneficiary.
            --------------------------

          This Agreement is among the Borrower, the Lenders, the Administrative Agent, the Issuing Bank and the Arranger and no other Person is intended to or shall have any rights hereunder or shall be permitted to rely hereon.

     11.11  Indemnity.
            ---------

          (a) The Borrower agrees to indemnify and hold harmless each of the Administrative Agent, the Issuing Bank, the Arranger, each Lender and each of their respective officers, directors, employees and agents (each an "Indemnified
                                                                     -----------
Party") from and against any loss, cost, liability, damage or expense (including
-----
the reasonable fees and out-of-pocket expenses of counsel to each such Indemnified Party, including all local counsel hired by any such counsel) incurred by each such Indemnified Party in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any claim, commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact of the Borrower or any Subsidiary in any document or schedule executed or filed with the Securities and Exchange Commission or any other Governmental Authority by or on behalf of the Borrower or any Subsidiary, (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading, (iii) any of the Loan Documents, the transactions contemplated hereby or thereby or any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or any of its agents relating to the use of the proceeds of any or all Letters of Credit or Loans which are alleged to be in violation of section 2.7, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto, or (iv) any acquisition or proposed acquisition by the Borrower or any Subsidiary of all or a portion of the Stock, or all or a portion of the assets, of any Person, in each case whether or not any Indemnified Party is a party thereto.

          (b) In addition to the indemnity provided under section 11.11(a), the Borrower agrees to defend, indemnify and hold harmless each Indemnified Party from and against any loss, cost, liability, fine, penalties, damage or expense (including the reasonable fees and out-of- pocket expenses of counsel to each such Indemnified Party, including all local counsel hired by any such counsel) suffered or incurred by each such Indemnified Party, pertaining to any release or threatened release of a reportable quantity of any hazardous substance or hazardous waste at any Property of the Borrower or any of its Subsidiaries (a "Hazardous Discharge"), including, but not limited to, claims of any
 -------------------
Governmental Authority or any third Person, whether arising under or on account of any Environmental Law or tort, contract or common law, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any hazardous substances or hazardous wastes affecting any Property of the Borrower or any of its Subsidiaries, whether or not the same originates or engages from such Property or any contiguous real estate, including any loss of value of such Property as a result of the foregoing. The Borrower's obligations under this section 11.11(b) shall arise upon the discovery of any Hazardous Discharge at such Property, whether or not any Governmental Authority or any other Person has taken or threatened any action in connection with the presence of any hazardous substances or hazardous wastes.

          (c) The indemnities set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Indemnified Parties hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the RC Commitments and the payment of all indebtedness of the Borrower hereunder and under the other Loan Documents, provided that the Borrower shall have no obligation under this section 11.11 to an Indemnified Party with respect to any of the foregoing to the extent arising directly and primarily out of the gross negligence or wilful misconduct of such Indemnified Party.

     11.12  Governing Law.
            -------------

          This Agreement, the Notes and the other Loan Documents and the rights and obligations of the parties under this Agreement, the Notes and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

     11.13  Headings.
            --------

          Section headings have been inserted herein and in the other Loan Documents for convenience only and shall not be construed to be a part hereof or thereof.

     11.14  Severability.
            ------------

          Every provision of this Agreement and the other Loan Documents is intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     11.15  Integration.
            -----------

          All exhibits and schedules to this Agreement shall be deemed to be a part of this Agreement or the applicable Loan Document, as the case may be. Except for agreements between the Borrower and the Administrative Agent, the Issuing Bank and the Arranger with respect to certain fees, this Agreement and the other Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the Issuing Bank, the Arranger and the Lenders with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the Issuing Bank, the Arranger and the Lenders with respect to the subject matter hereof and thereof.

     11.16  Limitation of Liability.
            ------------------------

          No claim may be made by the Borrower, any of its Subsidiaries, any other Loan Party, any Lender or other Person against the Administrative Agent, the Issuing

Bank, any Lender, the Arranger, or any directors, officers, employees, or agents of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Loan Document, or any act, omission or event occurring in connection therewith, and each of the Borrower, its Subsidiaries, such other Loan Party, any such Lender or other Person hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     11.17  Consent to Jurisdiction.
            -----------------------

          The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal Court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

     11.18  Service of Process.
            ------------------

          The Borrower hereby agrees that process may be served in any suit, action, counterclaim or proceeding of the nature referred to in section 11.17 by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Borrower set forth in section 11.2 or to any other address of which the Borrower shall have given written notice to the Administrative Agent. The Borrower hereby agrees that such service, to the extent permitted by applicable law (i) shall be deemed in every respect effective service of process upon it in any such suit, action, counterclaim or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

     11.19  No Limitation on Service or Suit.
            --------------------------------

          Nothing in the Loan Documents or any modification, waiver, or amendment thereto shall affect the right of the Administrative Agent, the Issuing Bank or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent, the Issuing Bank or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

     11.20  WAIVER OF TRIAL BY JURY.
            -----------------------

          THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ADMINISTRATIVE AGENT,

THE ISSUING BANK OR THE LENDERS, OR COUNSEL TO THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, INTER ALIA,
                                                                   ----- ----
THE PROVISIONS OF THIS SECTION.

     11.21  Confidentiality.
            ---------------

          The Administrative Agent, the Issuing Bank and the Lenders each agree that, without the prior written consent of the Borrower, it will not disclose the terms of this Agreement or any material confidential information with respect to the Borrower, or any of its Subsidiaries which is furnished pursuant to this Agreement to any Person except (i) its accountants, attorneys and other advisors who have a need to know such information or its Affiliates, and in each case who agree to be bound by the provisions of this section 11.21, (ii) to the extent such information is requested to be disclosed to any regulatory or administrative body or commission to whose jurisdiction the Administrative Agent, the Issuing Bank or such Lender is subject, (iii) to the extent such information is requested or required to be disclosed by subpoena or similar process of applicable law or regulation, (iv) to the extent the Borrower has previously disclosed such information publicly or such information is otherwise in the public domain (except by virtue of a breach by the Administrative Agent, the Issuing Bank or such Lender of its obligations under this section 11.21) at the time of disclosure, (v) such information which is disclosed in connection with any litigation or dispute between the Administrative Agent, the Issuing Bank or such Lender and any Loan Party concerning this Agreement, any other
Loan Document, or any instrument or document executed or delivered in connection herewith or therewith, (vi) such information which was in the possession of such Person or such Person's Affiliates without the obligation of confidentiality prior to the Administrative Agent, the Issuing Bank or such Lender furnishing it to such Person, and (vii) in connection with a prospective assignment, grant of a participation interest or other transfer by a Lender of any of its interest in this Agreement or the Notes, provided that the Person to whom such information is disclosed shall agree to be bound by the provisions of this section 11.21.

SALEM COMMUNICATIONS CORPORATION
CREDIT AGREEMENT



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                             SALEM COMMUNICATIONS CORPORATION


                             By: /s/ Eric H. Halvorson
                                 ---------------------
                             Name: Eric H. Halvorson
                                   -----------------
                             Title: Executive Vice President
                                    ------------------------


                             THE BANK OF NEW YORK,
                             Individually and as Administrative Agent and Issuing Bank


                             By: /s/ Stephen M. Nettler
                                 ----------------------
                             Name: Stephen M. Nettler
                                   ------------------
                             Title: V.P.
                                    ----

SALEM COMMUNICATIONS CORPORATION
CREDIT AGREEMENT



                             BANK OF AMERICA NT & SA,
                             Individually and as Documentation Agent

                             By: /s/ Matthew J. Koenig
                                 ---------------------
                             Name: Matthew J. Koenig
                                   -----------------
                             Title: V.P.
                                    ----

SALEM COMMUNICATIONS CORPORATION
CREDIT AGREEMENT



                             BANKBOSTON, N.A.


                             By: /s/ Jennifer R. Buras
                                 ---------------------
                             Name: Jennifer R. Buras
                                   -----------------
                             Title: Director
                                    --------

SALEM COMMUNICATIONS CORPORATION
CREDIT AGREEMENT



                             FLEET BANK, N.A.


                             By: /s/ Garret Komjathy
                                 -------------------
                             Name: Garret Komjathy
                                   ---------------
                             Title: Vice President
                                    --------------

SALEM COMMUNICATIONS CORPORATION
CREDIT AGREEMENT


                             UNION BANK OF CALIFORNIA, N.A.


                             By: /s/ Kristina M. Mouzakis
                                 ------------------------
                             Name: Kristina M. Mouzakis
                                   --------------------
                             Title: Assistant Vice President
                                    ------------------------

                                SALEM EXHIBIT A
                                ---------------

                             LIST OF RC COMMITMENTS
                             ----------------------


                                    RC                  RC Commitment
Bank                                Commitment          Percentage
----                                -----------         -------------

The Bank of New York                $20,000,000         20/75
Bank of America NT&SA               $17,500,000         17.5/75
BankBoston, N.A.                    $12,500,000         12.5/75
Fleet Bank, N.A.                    $12,500,000         12.5/75
Union Bank of California, N.A.      $12,500,000         12.5/75

TOTAL                               $75,000,000.00      100%
                                    ==============      ====

                                SALEM EXHIBIT B
                                ---------------
                                FORM OF RC NOTE
                                ---------------

$--------------                                               ____________,1997
                                                              New York, New York

   FOR VALUE RECEIVED, on the Maturity Date, SALEM COMMUNICATIONS CORPORATION, a California corporation (the "Borrower"), hereby promises to pay to the order of ________________________(the "Lender"), at the office of The Bank of New York, as Administrative Agent (the "Administrative Agent"), located at One Wall Street, New York, New York, 10286 or at such other place as the Administrative Agent may specify from time to time, in lawful money of the
United States of America, the principal sum of $         , or such lesser unpaid
                                                ---------
principal balance as shall be outstanding hereunder, payable in the amounts and at the times set forth in the Agreement (as hereinafter defined).

   This RC Note shall bear interest from the date hereof on the unpaid balance hereof payable on the dates and at the rate or rates provided for in the Credit Agreement, dated as of September 25, 1997, by and among the Borrower, the Lenders party thereto, Bank of America NT&SA, as Documentation Agent, and the Administrative Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"). Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined. In no event shall the interest rate payable in respect hereof exceed the Highest Lawful Rate.

   This RC Note is one of the RC Notes referred to in the Agreement is subject to the terms, set forth in the Agreement and is entitled to the benefits set forth in the Loan Documents. The principal of this RC Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this RC Note becomes due and payable on a day which is not a Business Day the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the applicable rate or rates specified in the Agreement during such extension period.

   Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this RC Note are hereby waived, except as specifically otherwise provided in the Agreement.

   This RC Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of New York without regard to principles of conflict of laws.

   This RC Note may be amended only by an instrument in writing executed pursuant to the provisions of Section 11.1 of the Agreement.

                                            SALEM COMMUNICATIONS CORPORATION

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                              SCHEDULE TO RC NOTE
                              -------------------

         Type of RC                                               Interest      Interest
         Loan (ABR or    Borrowing                  Principal     Rate (if      Period (if     Unpaid
         Eurodollar      or            Amount of    paid or       Eurodollar    Euro-dollar    Principal     Notation
Date     Loan)           Conversion    RC Loan      prepaid       Loan)         Loan)          Amount        Made By
----     ------------    ----------    ---------    ---------     ----------    -----------    ---------     -------


                                SALEM EXHIBIT C
                                ---------------
                           FORM OF BORROWING REQUEST
                           -------------------------

                                              [DATE]

The Bank of New York, as Administrative Agent
One Wall Street - 16th Floor
New York, New York 10286
Attention: Wade E. Layton,
              Vice President

and

The Bank of New York, as Administrative Agent
One Wall Street - 18th Floor
New York, New York 10286
Attention: Genoveso Caviness,
              Agency Function Administration

      Re: Credit Agreement, dated as of September 25, 1997, by and among Salem Communications Corporation, the Lenders party thereto, The Bank of New York, as Administrative Agent, and Bank of America NT&SA, as Documentation Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement")
              ------------------------------------------------------------------

   Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

   Pursuant to section 2.3 of the Agreement, the Borrower hereby gives notice of its intention to borrow RC Loans in an aggregate principal amount of $______, on __________________, which borrowing shall consist of the following RC Loan(s):


                 Type of RC Loan
                 (Eurodollar                           Interest Period
                 or ABR)               Amount       (for Eurodollar Loan)
                 -----------           ------       ---------------------

     (1)

     (2)

   Immediately after giving effect to the RC Loans and Letters of Credit to be made and issued on the Borrowing Date set forth above, the Total Leverage Ratio will be ______:1.00, as shown on Exhibit I attached hereto.

   The Borrower hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the RC Loan(s) requested hereby:

   (a) The Borrower is and shall be in compliance with all of the terms, covenants and conditions of the Agreement and the other Loan Documents.

   (b) There exists and there shall exist no Default or Event of Default under the Agreement.

   (c) The proceeds of such RC Loans will be used in accordance with section 2.7 of the Agreement.

   (d) Each of the representations and warranties contained in the Loan Documents which is required to be made on such Borrowing Date is and shall be true and correct.

   IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed by its duly authorized officer as of the date and year first written above.

                                                SALEM COMMUNICATIONS CORPORATION

                                                By:________________________
                                                Name:______________________
                                                Title:_____________________

                                   EXHIBIT I
                                   ---------

                      Calculation of Total Leverage Ratio
                      -----------------------------------

                                SALEM EXHIBIT D
                                ---------------
                        FORM OF LETTER OF CREDIT REQUEST
                        --------------------------------

                                                 [DATE]

The Bank of New York, as Administrative Agent
One Wall Street - 16th Floor
New York, New York 10286
Attention: Wade E. Layton,
              Vice President

and

The Bank of New York, as Administrative Agent
One Wall Street - 18th Floor
New York, New York 10286
Attention: Genoveso Caviness
               Agency Function Administration

     Re: Credit Agreement, dated as of September 25, 1997, by and among Salem Communications Corporation, the Lenders party thereto, The Bank of New York, as Administrative Agent, and Bank of America NT&SA, as Documentation Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement")
          ----------------------------------------------------------------------
    Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

    Pursuant to section 2.18 of the Agreement, the Borrower hereby requests the Issuing Bank to issue Letter(s) of Credit in an aggregate principal amount of $_____, on _________________, in accordance with the information annexed hereto.

    Immediately after giving effect to the RC Loans and Letters of Credit to be made and issued on the Borrowing Date set forth above, the Total Leverage Ratio will be _______:1.00, as shown on Exhibit I attached hereto.

    The Borrower hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Letters of Credit requested hereby:

    (a) The Borrower is and shall be in compliance with all of the terms, covenants and conditions of the Agreement and the other Loan Documents.

    (b) There exists and there shall exist no Default or Event of Default under the Agreement.

    (c) The proceeds of such Letters of Credit will be used in accordance with section 2.7 of the Agreement:

   (d) Each of the representations and warranties contained in the Loan Documents which is required to be made on such Borrowing Date is and shall be true and correct.

   IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed by its duly authorized officer as of the date and year first written above.

                                                SALEM COMMUNICATIONS CORPORATION

                                                By:________________________
                                                Name:______________________
                                                Title:_____________________

                          LETTER OF CREDIT INFORMATION


1.     Name of Beneficiary:___________________________.

2.     Address of Beneficiary to which Letter of Credit will be sent:
______________________________________________________________________________.

3. Conditions under which a drawing may be made (specify any required documentation):
______________________________________________________________________________.

4.     Maximum amount to be available under such Letter of Credit: $ _______.

5.     Requested date of issuance:____________________.

6.     Requested date of expiration:___________________.

                                   EXHIBIT I
                                   ---------

                      Calculation of Total Leverage Ratio
                      -----------------------------------

                                SALEM EXHIBIT E
                                ---------------

                       FORM OF OPINION OF SPECIAL COUNSEL
                       ----------------------------------

                                         ____________, 1997

     To the Administrative Agent,
     the Issuing Bank and the Lenders
     under the Agreement
     as defined below

     Re: Credit Agreement, dated as of September 25, 1997, by and among Salem Communications Corporation, the Lenders party thereto, The Bank of New York, as Administrative Agent, and Bank of America NT&SA, as documentation Agent (the "Agreement")
            -----------------------------------------------------------------

   We have acted as Special Counsel to the Administrative Agent in connection with the Agreement. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.

   We have examined originals or copies certified to our satisfaction of the documents required to be delivered pursuant to the provisions of Section 5 of the Agreement. In conducting such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.

   Based upon the foregoing examination, and assuming the accuracy of (a) the opinion of Eric H. Halvorson, general counsel for the Borrower and its Subsidiaries, (b) the opinion of Fletcher, Heald & Hildreth, P.C., special FCC counsel to the Borrower and its Subsidiaries, (c) the representations and warranties of the Loan Parties contained in the Loan Documents, and (d) certain representations of the Administrative Agent, and subject to all assumptions, qualifications and other limitations contained in such opinions, all of which are expressly incorporated herein by reference, we are of the opinion that all legal preconditions to the making of the first Loans on the first Borrowing Date under the Agreement have been satisfactorily met.

   This opinion is rendered solely for your benefit in connection with the transactions referred to herein and may not be relied upon by any other Person.

    We express no opinion as to laws other than the laws of the State of New York and the federal laws of the United States of America.

                                           Very truly yours,

                                SALEM EXHIBIT F
                                ---------------

              OUTLINE OF LEGAL OPINIONS - COUNSEL TO THE BORROWER
              ---------------------------------------------------

    In connection with the Credit Agreement (the "Agreement"), to be entered, by
                                                  ---------
and among SALEM COMMUNICATIONS CORPORATION (the "Borrower"), the Lenders party
                                                 --------
thereto, THE BANK OF NEW YORK, as Administrative Agent (the "Administrative
                                                            ---------------
Agent"), and BANK OF AMERICA NT&SA, as Documentation Agent, set forth below is
-----
an outline of opinions (the "Opinions") to be included in, or covered by, the
                             --------
legal opinion to be delivered to the Administrative Agent, pursuant to Section 5.l(j) of the Agreement by counsel to the Borrower and its Subsidiaries. The Opinions, including all assumptions contained therein, shall be in all respects satisfactory to the Administrative Agent.

DEFINITIONS:
------------

    (a) Capitalized terms used in the Opinions and which are not otherwise defined therein shall have the respective meanings ascribed thereto in the Agreement.

    (b)   When used in the Opinions, "NYUCC" shall mean Articles 1, 8 and 9 of
                                      -----
          the Uniform Commercial Code as in effect in the State of New York on the date on which the Opinions are rendered.

    (c) When used in the Opinions, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC (as defined above): "Certificated Security", "Chattel Paper", "Instrument",
                   ------------ --------    -------------    ----------
          "Issuer", "Security", "Security Interest" and "Uncertificated
           ------    --------    -----------------       --------------
          Security".
          --------

OPINIONS:
---------

    1. The Borrower has only the Subsidiaries set forth on Schedule 4.1 to the Agreement. The shares of each corporate Subsidiary owned by the Borrower are duly authorized, validly issued, fully paid and nonassessable. The shares of each Subsidiary are owned free and clear of any Liens, except (i) Liens in favor of the Administrative Agent and the Lenders pursuant to the Collateral Documents and (ii) Permitted Liens.

    2. The Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect.

    3. The Borrower and each other Loan Party has full power and authority to enter into, execute, deliver and carry out the terms of the Loan Documents to which it is a party, to make the borrowings contemplated thereby, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and are in full compliance with its certificate of incorporation and by-laws.

    4. The Loan Documents constitute the valid and legally binding obligations of the Borrower and each other Loan Party to which it is a party, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

    5. To the best of my knowledge, except as set forth in Schedule 4.6, there are no actions, suits, arbitration proceedings or claims (whether or not purportedly on behalf of the Borrower or any Subsidiary) pending or threatened against the Borrower or any Subsidiary, or maintained by the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect. To the best of my knowledge, there are no proceedings pending or threatened against the Borrower or any Subsidiary which call into question the validity or enforceability of any of the Loan Documents.

    6. To the best of my knowledge, except as set forth in Schedule 4.7, neither the Borrower nor any Subsidiary is in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its Property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. To the best of my knowledge, the execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, conflict with, require any consent under (other than consents which have been obtained) or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, taken as a whole, could reasonably be expected to have a Material Adverse Effect.

    7. To the best of my knowledge, neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

    8. Neither the Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Borrower Act of 1935, the Federal Power Act or the Investment Company Act of 1940, and neither the Borrower nor any Subsidiary is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Loan Documents, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

    9. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. If used solely for the purposes set forth in Section 2.6 of the Agreement, no part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, to purchase or carry any Margin Stock or for a purpose which violates any law, rule or regulation of any Governmental Authority, including without limitation the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended.

    10. The fees, interest and other charges payable under the Loan Documents do not violate any usury or similar laws of the State of California.

    11. The Borrower Security Agreement, together with the delivery to the Administrative Agent of the Certificated Securities constituting Collateral (as defined in the Borrower Security Agreement) and the continuous possession thereof by the Administrative Agent in the State of New York, creates a continuing "enforceable" Security Interest in the Collateral (as defined in the Borrower Security Agreement) in favor of the Administrative Agent. Upon (a) the presentation for filing of the Financing Statements (as defined in the Borrower Security Agreement) at the respective offices listed thereon together with the appropriate filing fee therefor, (b) the delivery to the Administrative Agent of the Instruments constituting the Collateral (as defined in the Borrower Security Agreement), and (c) the registration, in accordance with Article 8 of the NYUCC, of the Security Interest granted by the Borrower Security Agreement on the books of each Person which is an Issuer of an Uncertificated Security constituting the Collateral (as defined in the Borrower Security Agreement), (i) such Security Interest shall be perfected, and (ii) assuming that the Administrative Agent has acted in "good faith and without notice of any adverse claim" within the meaning of Article 8 of the NYUCC, the Administrative Agent shall be a "bona fide purchaser", within the meaning of such Article, with respect to Collateral (as defined in the Borrower Security Agreement) consisting of Securities.

    12. The Subsidiary Guaranty, together with the delivery to the Administrative Agent of the Certificated Securities constituting Collateral (as defined in the Subsidiary Guaranty) and the continuous possession thereof by the Administrative Agent in the State of New York, creates a continuing "enforceable" Security Interest in the Collateral (as defined in the Subsidiary Guaranty) in favor of the Administrative Agent. Upon (a) the presentation for filing of the Financing Statements (as defined in the Subsidiary Guaranty) of each Guarantor (as defined in the Subsidiary Guaranty) at the respective offices listed thereon together with the appropriate filing fee therefor, (b) the delivery to the Administrative Agent of the Instruments constituting the Collateral (as defined in the Subsidiary Guaranty), and (c) the registration, in accordance with Article 8 of the NYUCC, of the Security Interest granted by the Subsidiary Guaranty on the books of each Person which is an Issuer of an Uncertificated Security constituting the Collateral (as defined in the Subsidiary Guaranty), (i) such Security Interest shall be perfected, and (ii) assuming that the Administrative Agent has acted in "good faith and without notice of any adverse claim" within the meaning of Article 8 of the NYUCC, the Administrative Agent shall be a "bona fide purchaser", within the meaning of such Article, with respect the Collateral (as defined in the Subsidiary Guaranty) consisting of Securities.

    13. Neither the Administrative Agent nor any Lender is required to comply with the requirements of any foreign lender statute in the State of California in order to avail itself of the remedies provided thereby.

                                   Exhibit G

              [LETTERHEAD OF FLETCHER, HEALD & HILDRETH, P.L.C.]

                              SEPTEMBER 25, 1997



The Bank of New York, as Administrative Agent
One Wall Street
New York, NY 10286

and each Lender from
time to time party
to the Credit Agreement
defined below

                                       Re: Salem Communications Corporation

Dear Sirs:

    We have represented Salem Communications Corporation (the "Borrower") and the Subsidiaries as special counsel before the Federal Communications Commission ("FCC") with respect to matters related to the Communications Act of 1934, as amended, and the rules, regulations, interpretations, policies, and published opinions of the FCC (collectively, the "Communications Laws") in connection with the FCC licenses held by the Subsidiaries for the Broadcasting Stations owned by the Borrower and its Subsidiaries and regulation by the FCC under the Communications Laws of the operations of such Stations as well as in connection with the regulation by the FCC of the Borrower's or a Subsidiary's operation of broadcast stations not licensed to the Borrower or a Subsidiary. Capitalized terms used herein and not otherwise defined have the respective meanings given those terms in the Credit Agreement, dated as of September 25, 1997 ("Agreement"), by and among the Borrower, the lenders party thereto, The Bank of New York, as Administrative Agent, and Bank of America NT&SA, as Documentation Agent.

    This opinion is being furnished to you at the request of the Borrower and the Subsidiaries pursuant to Section 5.1(k) of the Agreement.

FLETCHER, HEALD & HILDRETH, P.L.C.


     The Bank of New York
     September 25, 1997
     Page 2

          As to questions of fact relevant to this opinion, we have relied solely upon (a) a review of the pertinent public files of the FCC and inquiries of appropriate staff members of the FCC, (b) an examination of appropriate files of this firm and an inquiry of this firm's lawyers who have had substantial responsibility for the Borrower's legal matters handled by this firm, and (c) representations made by the Borrower in the Agreement and by it to the FCC in documents and filings which are available in the public files of the FCC. We have assumed the correctness and completeness of FCC public files and of records and certificates issued by the FCC. We have not performed any on-site investigations of facilities owned or operated by the Borrower and the Subsidiaries, and in any event do not express any opinion regarding the actual operations of the Broadcasting Stations. You should be aware that records of the FCC that are public as a matter of law (e.g., pursuant to the Federal Freedom of Information Act) may not, in fact, be contained in the public files of the FCC which we examined in connection with this opinion. Furthermore, there may be records of matters pending at the FCC that are not available for inspection by the public as a matter of law.

          We have also examined such provisions of the Communications Laws as we have deemed necessary for purposes of this opinion. This opinion is limited to matters arising under the Communications Laws, and we express no opinion as to any other laws.

          Based upon and subject to the foregoing, and to the further qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

     1. The Borrower and the Subsidiaries are the registered holders of all radio licenses duly issued by the FCC in respect of all Broadcasting Stations owned by the Borrower and the Subsidiaries, as listed in Schedule A to this opinion. Such licenses constitute all of the authorizations of the FCC necessary for the operation of the Broadcasting Stations owned by the Borrower and the Subsidiaries, and such licenses are validly held by the Borrower and the Subsidiaries and in full force and effect. To the best of our knowledge, neither the Borrower nor any Subsidiary is a party to any investigation, notice of violation, order or complaint issued by or before the FCC. To the best of our knowledge, there are no proceedings by or before the FCC, other than rulemaking proceedings or similar proceedings of general applicability to entities such as the Borrower or Subsidiaries or to facilities such as the Broadcasting Stations, which could reasonably be expected to materially threaten or adversely affect the validity of any such licenses.

     2. To the best of our knowledge, the Borrower and each Subsidiary have duly and timely filed all filings which are required to be filed by the Borrower and each Subsidiary

FLETCHER, HEALD & HILDRETH, P.L.C.


     The Bank of New York
     September 25, 1997
     Page 3



          under the Communications Act, the failure to file of which could reasonably be expected to have a Material Adverse Effect.

     3. No order, approval or consent by the FCC is required for the execution, delivery and performance of the Loan Documents, except that any exercise of rights or remedies under the Loan Documents constituting an exercise of control over, or transfer of control of, any of the Broadcasting Station licenses issued by the FCC will be subject to compliance with the Communications Act, including the obtaining of any required prior approval of the FCC.

          This opinion is furnished to you by this firm as special communications counsel to the Borrower. This opinion is solely for your benefit under the Agreement and the Loan Documents and may not be relied upon by any other person or by you in any other context.

                                             Very truly yours,

                                             FLETCHER, HEALD & HILDRETH, P.L.C.




                                             By:/s/JAMES P. RILEY
                                                --------------------------------
                                                 James P. Riley

                                  SCHEDULE A
                                  ----------



Call Sign                           Community of License
---------                           --------------------
KBIQ (FM)                           Manitou Springs, CO

KGFT (FM)                           Pueblo, CO

KPRZ (FM)                           Fountain, CO

KTSL (FM)                           Medical Lake, WA

WHLO (AM)                           Akron, OH

WHK (FM)                            Canton, OH

WITH (AM)                           Baltimore, MD

WTSJ (AM)                           Cincinnati, OH

KPXQ (AM)                           Phoenix, AZ

KKMS (AM)                           Richfield, MN

WHK (AM)                            Cleveland, OH

KFAX (AM)                           San Francisco, CA

KKLA (AM)                           San Bernardino, CA

KWRD (FM)                           Arlington, TX

KGNW (AM)                           Seattle-Burien, WA

KLFE (AM)                           Seattle, WA

WEZE (AM)                           Boston, MA

WPZE (AM)                           Boston, MA

KKLA (FM)                           Los Angeles, CA

KAVC (FM)                           Rosamond, CA

Call Sign                           Community of License
---------                           --------------------
WFIL (AM)                           Philadelphia, PA

WZZD (AM)                           Philadelphia, PA

KPRZ (AM)                           San Marcos-Poway, CA

WMCA (AM)                           New York, NY

WYLL (FM)                           Des Plaines, IL

WWDJ (AM)                           Hackensack, NJ

KLTX (AM)                           Long Beach, CA

KRKS (FM)                           Boulder, CO

KRKS (AM)                           Denver, CO

KNUS (AM)                           Denver, CO

WRFD (AM)                           Columbus-Worthington, OH

KPDQ (AM)                           Portland, OR

KPDQ (FM)                           Portland, OR

WORD (FM)                           Pittsburgh, PA

WPIT (AM)                           Pittsburgh, PA

KSLR (AM)                           San Antonio, TX

KKHT (FM)                           Conroe, TX

KENR (AM)                           Houston, TX

KFIA (AM)                           Carmichael, CA

KTKZ (AM)                           Sacramento, CA

KDAR (FM)                           Oxnard, CA

WAVA (FM)                           Arlington, VA

                                SALEM EXHIBIT H
                                ---------------

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------

                                                 [DATE]

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286
Attention: Wade E. Layton,
            Vice President

          Reference is made to the Credit Agreement, dated as of September 25, 1997, by and among Salem Communications Corporation, the Lenders party thereto, The Bank of New York, as Administrative Agent, and Bank of America NT&SA, as Documentation Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"). Capitalized terms used herein which are defined
                   ---------
in the Agreement shall have the meanings therein defined.

          There exists no violation of any of the terms or provisions of the Loan Documents, or the occurrence of any condition or event which would constitute a Default or Event of Default, except ____________.

          The Total Leverage Ratio as of ______________ for the four fiscal quarter period ended ______________ is __._:1.00, as determined on Exhibit I attached hereto.

          The ratio of Consolidated Annual Operating Cash Flow to Pro/Forma Debt Service as of _____________ is __._:1.00, as determined on Exhibit I attached hereto.

          The ratio of Consolidated Annual Operating Cash Flow to Pro/Forma Interest Expense as of ___________________ is __._:1.00, as determined on
Exhibit I attached hereto.

          The ratio of Consolidated Annual Operating Cash Flow to Fixed Charges as of _______________ is __._:1.00, as determined on Exhibit I attached hereto.

                                          SALEM COMMUNICATIONS CORPORATION

                                          By:________________________
                                          Name:______________________
                                          Title:_____________________

                                   EXHIBIT I
                                   ---------

                      Calculation of Total Leverage Ratio
                      -----------------------------------





                            Calculation of Ratio of
                            -----------------------
                   Consolidated Annual Operating Cash Flow
                   ---------------------------------------
                          to Pro-Forma Debt Service
                          -------------------------





                            Calculation of Ratio of
                            -----------------------
                   Consolidated Annual Operating Cash Flow
                   ---------------------------------------
                         to Pro-Forma Interest Expense
                         -----------------------------





                            Calculation of Ratio of
                            -----------------------
                   Consolidated Annual Operating Cash Flow
                   ---------------------------------------
                               to Fixed Charges
                               ----------------

                                SALEM EXHIBIT I
                                ---------------
                      FORM OF BORROWER SECURITY AGREEMENT
                      -----------------------------------

    BORROWER SECURITY AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of September
                                            ---------
25, 1997, by and between SALEM COMMUNICATIONS CORPORATION, a California corporation (the "Borrower"), and THE BANK OF NEW YORK (the "Administrative
                  --------                                   --------------
Agent"), in its capacity as Administrative Agent for the Lenders under the
-----
Credit Agreement referred to below and the Rate Protection Lenders as defined therein.

                                    RECITALS
                                    --------

    I. Reference is made to the Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders party thereto, the Administrative Agent, and Bank of America NT&SA, as Documentation Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement").
---------

    II. It is a condition precedent to the making of all loans and all other extensions of credit under the Credit Agreement that the Borrower shall have executed and delivered this Agreement.

    Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Administrative Agent hereby agree as follows:

    1. Defined Terms
       -------------

    (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

    (b) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

    "Collateral": as defined in section 2.

    "Equity Interest": (i) with respect to a corporation, the capital stock
     ---------------
thereof, (ii) with respect to a partnership, a partnership interest therein, all rights of a partner in such partnership, whether arising under the partnership agreement of such partnership or otherwise; (iii) with respect to a limited liability company, a membership interest therein, all rights of a member of such limited liability company, whether arising under the limited liability company agreement of such limited liability company or otherwise; (iv) with respect to any other firm, association, trust, business enterprise or other entity, any equity interest therein, any interest therein which entitles the holder thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the Managing Person thereof, and (v) all warrants and options in respect of any of the foregoing and all other securities which are convertible or exchangeable therefor.

    "Event of Default": as defined in section 6.
     ----------------

    "Financing Statements": the UCC financing statements executed by the
     --------------------
Borrower and delivered pursuant to the Credit Agreement.

    "Grants of Security Interests": collectively, the Grant of Security
     ----------------------------
Interest (Patents) and the Grant of Security Interest (Trademarks), in the form of Annexes B-1 and B-2 hereto, respectively, in each case appropriately completed and signed by the Borrower.


    "NYUCC": the UCC as in effect in the State of New York on the date hereof.
     -----

    "Obligations": all of the obligations and liabilities of the Borrower under
     -----------
the Loan Documents and under each Interest Rate Protection Arrangement entered into by the Borrower with a Rate Protection Lender, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, as such obligations and liabilities may be amended, increased, modified, renewed, refinanced by the Administrative Agent and the Lenders, refunded or extended from time to time.

    "Office Location": as defined in section 3(a).
     ---------------

    "Patents": all patents issued under the laws of the United States of America
     -------
and all patent applications filed with the United States Patent and Trademark Office, and all of the rights associated with each of the foregoing.

    "Proceeds": as defined in the NYUCC, together with (i) all dividends,
     --------
distributions and income on and in respect of all of the Securities and Instruments and all other rights and benefits in respect thereof, and (ii) with respect to the Patents and Trademarks, all renewals thereof, all proceeds of infringement suits, all rights to sue for infringement, all license royalties, all reissues, divisions, continuations, extensions and continuations-in-part thereof.

    "Rate Protection Lenders": collectively, the Lenders and any affiliates
     -----------------------
of the Lenders which from time to time enter or have entered into Interest Rate Protection Arrangements with the Borrower.

    "Registrations": (i) patents issued under the laws of the United States of
     -------------
America, (ii) patent applications filed with the United States Patent and Trademark Office, and (iii) all registered trademarks.

    "Trademarks": (i) all rights under the laws of the United States of America,
     ----------
and each State thereof, to trademarks, together with all registrations thereof, applications therefor and all of the rights associated therewith, and (ii) the goodwill of the Borrower's business symbolized by registered trademarks.

    "Transaction Statement": a transaction statement in the form of Annex A
     ---------------------
hereto.

    "UCC": with respect to any jurisdiction, Articles 1, 8 and 9 of the
     ---
Uniform Commercial Code as from time to time in effect in such jurisdiction.

        (c) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC: "Account",
                                                              -------
"Certificated Security", "Chattel Paper", "Document", "Equipment", "Fixture",
 ---------------------    -------------    --------    ---------    -------
"General Intangible", "Instrument", "Inventory", "Issuer", "Secured Party",
 ------------------    ----------    ---------    ------    -------------
"Security", "Security Interest" and "Uncertificated Security".
 --------    -----------------       -----------------------

          2. Grant of Security Interest
             --------------------------

             To secure the prompt and complete payment, observance and performance of the Obligations, the Borrower hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the Lenders, the Issuing Bank and the Rate Protection Lenders, a Security Interest in and to all of the Borrower's right, title and interest in and to all: Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, including, without limitation, Instruments evidencing intercompany Indebtedness, Inventory, Patents, Trademarks, Equity Interests in each Person which now is or may hereafter become a Subsidiary of the Borrower, whether or not evidenced by a Security, and all Proceeds of all of the foregoing, in each case whether now owned or existing or hereafter arising or acquired, and including, without limitation, all licenses, approvals, permits and other authorizations issued by the FCC, including the Proceeds of any sale or other disposition thereof, in each case to the extent that a security interest therein is not prohibited by law, provided that to the extent that a security interest therein is now so prohibited and to the extent that such security interest at any time hereafter shall no longer be so prohibited, then such security interest shall automatically and without any further action attach and become fully effective at that time (giving effect to any retroactive effect to any change in applicable law or regulation) (collectively, the "Collateral").
                                                  ----------

    3.  Representations and Warranties
        ------------------------------

        The Borrower hereby represents and warrants to the Administrative Agent as follows:

        (a) Chief Executive Office. As of the date hereof, the Borrower's
            ----------------------
place of business or, if the Borrower has more than one place of business, its chief executive office, is, and has been continuously for the immediately preceding 5 month period, located at the address set forth for notices to the Borrower contained in the Credit Agreement (the "Office Location"). The Borrower has not changed its legal name during the six year period immediately preceding the date hereof.

        (b) Information. As of the date hereof, all of the information set forth
            -----------
on each of the Schedules hereto is true, complete and correct.

        (c) Security Interest. This Agreement, together with the delivery to the
            -----------------
Administrative Agent of the Certificated Securities constituting Collateral and the continuous possession thereof by the Administrative Agent in the State of New York, creates a continuing "enforceable" Security Interest in the Collateral in favor of the Administrative Agent. Upon (i) the presentation for filing of the Financing Statements at the respective offices listed thereon together with the appropriate filing fee therefor, (ii) the delivery to the Administrative Agent of the Instruments constituting the Collateral, and (iii) the registration, in accordance with Article 8 of the NYUCC, of the Security Interest granted hereby on the books of each Person which is an Issuer of an Uncertificated Security constituting the Collateral, and (iv) the filing of the Grants of Security Interests in the United States Patent and Trademark Office with respect to Patents, Registrations, and Trademarks, (A) such Security Interest shall be perfected, and (B) assuming that the Administrative Agent has acted in "good faith and without notice of any adverse claim" within the meaning of Article 8 of the NYUCC, the Administrative Agent shall be a "bona fide purchaser", within the meaning of such Article, with respect to the Collateral consisting of Securities.

   (d) Absence of Liens. There are no Liens upon the Collateral other than
       ----------------
Permitted Liens, if any.

   (e) Equity Interests. The Equity Interests listed on Schedule 3(e) hereto
       ----------------
constitute, as of the date hereof, all of the Equity Interests in each Subsidiary in which the Borrower has any right, title or interest, and each such Equity Interest issued by a corporate Issuer has been duly authorized, validly issued and fully paid for, and is non-assessable. As of the Effective Date, except as set forth on Schedule 3(e), (i) no Subsidiary of the Borrower has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof and (ii) there are no agreements, voting trusts or understandings binding upon the Borrower or any of its Subsidiaries with respect to the voting securities of any of such Subsidiary or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing.

   (f) Chattel Paper, Documents and Instruments. The Chattel Paper, Documents
       -----------------------------------------
and Instruments listed on Schedule 3(f) hereto constitute, as of the date hereof, all of the Chattel Paper, Documents and Instruments which constitute the Collateral, and, to the best of the Borrower's knowledge, all such Chattel Paper, Documents and Instruments have been duly authorized, issued and delivered, and constitute the legal, valid, binding and enforceable obligations of the respective makers thereof.

   (g) Accounts. As of the date hereof, all records concerning any Account
       --------
constituting the Collateral are located at its Office Location, and no such Account is evidenced by a promissory note or other instrument.

   (h) Equipment and Inventory. Except for Equipment and Inventory in transit
       -----------------------
with common carriers, the Borrower has exclusive possession and control of all Equipment and Inventory constituting the Collateral, all of which is as of the date hereof and has been continuously for the 5 month period immediately preceding the date hereof, located at one or more of the places listed on
Schedule 3(h) hereto.

   (i) Patents and Trademarks. The Borrower has no Registrations relating to
       ----------------------
Patents other than those listed on Schedule 3(i) hereto, and each such Registration is subsisting and is not invalid or unenforceable, in whole or in part, except to the extent that the unenforceability thereof could not reasonably be expected to have a material adverse effect on the value of the Patents taken as a whole. The Borrower has no Registrations relating to Trademarks other than those listed on Schedule 3(i) hereto, and each such Registration is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, except to the extent that the unenforceability thereof could not reasonably be expected to have a material adverse effect on the value of the Trademarks taken as a whole. To the best of the Borrower's knowledge, each Patent and Trademark constituting Collateral is valid and enforceable. Except for Permitted Liens, the Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents and Trademarks constituting Collateral, free and clear of all Liens. To the best of the Borrower's knowledge, no claim has been made that the use of any Patent or Trademark violates the rights of any third person. The Borrower has used consistent standards of quality in its manufacture of products sold under the Patents and Trademarks.

   4. Covenants of the Borrower
      -------------------------

      The Borrower hereby covenants with the Administrative Agent as follows:

          (a) Chief Executive Office. The Borrower shall maintain its place of
              ----------------------
business, or if the Borrower has more than one place of business, its chief executive office, at the Office Location or at such other location in respect of which (A) the Borrower shall have provided the Administrative Agent with prior written notice thereof, and (B) UCC financing statements (or amendments thereto), in form and substance reasonably satisfactory to the Administrative Agent, shall have been filed within two months of such change.

          (b) Further Assurances. The Borrower shall, at its own expense,
              ------------------
promptly execute and deliver all certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, that the Administrative Agent may reasonably request from time to time, in order to perfect and protect the Security Interest granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. The Borrower hereby irrevocably appoints the Administrative Agent as the Borrower's true and lawful attorney-in-fact, in the name, place and stead of the Borrower, to perform on behalf of the Borrower any and all obligations of the Borrower under this Agreement, and the Borrower agrees that the power of attorney herein granted constitutes a power coupled with an interest, provided, however, that the Administrative Agent shall have no obligation to perform any such obligation and such performance shall be at the sole cost and expense of the Borrower. If the Borrower fails to comply with any of its obligations hereunder, the Administrative Agent may do so in the Borrower's name or in the Administrative Agent's name, but at the Borrower's expense, and the Borrower hereby agrees to reimburse the Administrative Agent in full for all reasonable expenses, including reasonable attorney's fees, incurred by the Administrative Agent in connection therewith.

   (c) Information. The Borrower at its own expense shall furnish to the
       -----------
Administrative Agent such information, reports, statements and schedules with respect to the Collateral as the Administrative Agent may reasonably request from time to time.

   (d) Defense of Collateral. The Borrower at its own expense shall defend the
       ---------------------
Collateral against all claims of any kind or nature (other than Permitted Liens, if any) of all Persons at any time claiming the same or any interest therein adverse to the interests of the Administrative Agent, the Issuing Bank, any Rate Protection Lender or any Lender, and the Borrower shall not cause, permit or suffer to exist any Lien upon the Collateral other than Permitted Liens, if any.

   (e) Uncertificated Securities. The Borrower shall cause each Person which is
       -------------------------
an Issuer of an Uncertificated Security constituting Collateral (i) to register the Security Interest granted hereby upon the books of such Person in accordance with Article 8 of the NYUCC, and (ii) to issue to the Administrative Agent an initial Transaction Statement and issue to the Administrative Agent subsequent Transaction Statements in accordance with Section 8-408 of the UCC in effect in the State of New York.

   (f) Delivery of Pledged Collateral. Each Certificated Security representing
       -------------------------------
an Equity Interest in a Person which is or shall become a Subsidiary of the Borrower shall be promptly delivered to the Administrative Agent, to be held by the Administrative Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Borrower agrees that until so delivered, each such Certificated Security shall be held by the Borrower in trust for the benefit of the Administrative Agent and be segregated from the other Property of the Borrower.

   (g) Chattel Paper, Documents and Instruments. All of the Instruments,
       ----------------------------------------
Documents and Chattel Paper now or hereafter owned by or in the possession of the Borrower which constitute Collateral (other than checks received in the ordinary course of collection) shall be promptly delivered to the Administrative Agent, to be held by the Administrative Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. The Borrower agrees that, with respect to all items of the Collateral which it is or shall hereafter be obligated to deliver to the Administrative Agent, until so delivered such items shall be held by the Borrower in trust for the benefit of the Administrative Agent and be segregated from the other Property of the Borrower.

   (h) Accounts. Except as otherwise provided in this section 4(h), the Borrower
       --------
shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to the Borrower in respect of the Borrower's Accounts and, prior to the occurrence of an Event of Default, the Borrower shall have the right to adjust, settle or compromise the amount or payment of any such Account, all in accordance with its customary practices. In connection with such collections, the Borrower may take and, at the direction of the Administrative Agent at any time that an Event of Default shall have occurred and be continuing shall take, such action as the Borrower or the Administrative Agent may reasonably deem necessary or advisable to enforce collection of such Accounts.

    (i)    Equipment and Inventory. The Borrower shall keep the Equipment and
           -----------------------
Inventory constituting Collateral at the places listed on Schedule 3(h) hereto, and at such other places located within the United States in respect of which
(i) the Borrower shall have provided the Administrative Agent with prior written notice, and (ii) UCC financing statements (or amendments thereto), in form and substance satisfactory to the Administrative Agent, shall have been filed within two months of such change. The Borrower shall promptly furnish to the Administrative Agent a statement respecting any material loss or damage to any of the Equipment or Inventory constituting Collateral except to the extent that such loss or damage shall be insured pursuant to policies required to be maintained pursuant to the Credit Agreement.

    (j)    Patent and Trademarks. The Borrower will continue to use for the
           ---------------------
duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Patents and Trademarks constituting Collateral. The Borrower shall give to the Administrative Agent prompt written notice thereof in the event that the Borrower shall obtain any right to any new Patent or Trademark or to any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or Trademark. The Borrower shall prosecute diligently any applications of the Patents and Trademarks constituting Collateral pending as of the date of this Agreement or thereafter, and preserve and maintain all rights in applications of Patents and Trademarks constituting Collateral consistent with past practice, including the payment of all maintenance fees, except to the extent the failure so to preserve or maintain such rights could not reasonably be expected to have a material adverse effect on either (i) the value of the Patents taken as a whole, or (ii) the value of the Trademarks taken as a whole. The Borrower shall not abandon any right to file an application or any pending application for any Patent or Trademark unless the failure so to do could not reasonably be expected to have a material adverse effect on either (i) the value of the Patents taken as a whole, or (ii) the value of the Trademarks taken as a whole. The Borrower agrees that it will not enter into any agreement, including a license agreement, with respect to any Patent or Trademark which is inconsistent with the Borrower's past practices of licensing Patents or Trademarks as the case may be. The Borrower hereby grants to the Administrative Agent the right to visit the Borrower's plants and facilities which manufacture, inspect or store products sold under any of the Patents and Trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours upon reasonable prior notice.

     5. Other Agreements of the Borrower
        --------------------------------

    (a) No Duty to Preserve. Except as otherwise required by law, the Borrower
        -------------------
agrees that, with respect to the Collateral, neither the Administrative Agent, the Issuing Bank, any Rate Protection Lender nor any Lender has any obligation to preserve rights against prior or third parties.

    (b) Administrative Agent's Duty With Respect to Collateral. The
        ------------------------------------------------------
Administrative Agent's only duty with respect to the Collateral delivered to it shall be to use reasonable care in the custody and preservation of the Collateral, and the Borrower agrees that if the Administrative Agent accords the Collateral substantially the same kind of care as it accords its own Property, such care shall conclusively be deemed reasonable. In the event that all or any part of the Certificated Securities or Instruments constituting the Collateral are lost, destroyed or wrongfully taken while such Certificated Securities or Instruments are in the possession of the Administrative Agent, the Borrower agrees that it will use its best efforts to cause the delivery of new Certificated Securities or Instruments in place of the lost, destroyed or wrongfully taken Certificated Securities or Instruments upon request therefor by the Administrative Agent, without the necessity of any indemnity bond or other security, other than the Administrative Agent's agreement of indemnity upon usual and customary terms therefor. Anything herein to the contrary notwithstanding, the Administrative Agent shall not be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

    (c) Liability of Borrower under Contracts and Agreements Included in the
        --------------------------------------------------------------------
Collateral. Anything herein to the contrary notwithstanding, (i) the Borrower
----------
shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent, the Issuing Bank, any Rate Protection Lender or any Lender of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contract or agreement, (iii) neither the Administrative Agent, the Issuing Bank, any Rate Protection Lender nor any Lender shall have any obligation or liability, including indemnification obligations, under any such contract or agreement by reason of this Agreement, nor shall the Administrative Agent, the Issuing Bank, any Rate Protection Lender or any Lender be obligated to perform any of the obligations or duties of the Borrower thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Borrower or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder, and (iv) neither the Administrative Agent, the Issuing Bank, any Rate Protection Lender nor any Lender shall be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

    6. Events of Default
       -----------------

       Each of the following shall constitute an "Event of Default":
                                                  ----------------

       (a) If the Borrower shall fail to observe or perform any term, covenant or agreement contained in this Agreement; or

       (b) The occurrence and continuance of an Event of Default under, and as such term is defined in, the Credit Agreement.

   7.    Remedies
         --------

   (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Administrative Agent may:

        (i) exercise any and all rights and remedies (A) granted to a Secured Party by the UCC in effect in the State of New York or otherwise allowed at law, and (B) otherwise provided by this Agreement, and

        (ii) dispose of the Collateral as it may choose, so long as every aspect of the disposition including the method, manner, time, place and terms are commercially reasonable, and the Borrower agrees that, without limitation, the following are each commercially reasonable: (A) the Administrative Agent shall not in any event be required to give more than 10 days' prior notice to the Borrower of any such disposition, (B) any place within the City of New York or the Counties of Nassau, Suffolk, and Westchester may be designated by the Administrative Agent for disposition, and (C) the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

   (b) The Borrower acknowledges and agrees that the Administrative Agent may elect, with respect to the offer or sale of any or all of the Equity Interests constituting the Collateral, to conduct such offer and sale in such a manner as to avoid the need for registration or qualification of such Equity Interests or the offer and sale thereof under any Federal or state securities laws and that the Administrative Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Administrative Agent is reasonably necessary in order to avoid any violation of applicable law, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Equity Interests, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority. The Borrower further acknowledges and agrees that any such transaction may be at prices and on terms less favorable than those which may be obtained through a public sale and not subject to such restrictions and agrees that, notwithstanding the foregoing, the Administrative Agent is under no obligation to conduct any such public sale and may elect to impose any or all of the foregoing restrictions, or any other restrictions which may be reasonably necessary in order to avoid any such registration or qualification, at its sole discretion or with the consent or direction of the Required Lenders, and that any such offer and sale so conducted shall be deemed to have been made in a commercially reasonable manner.

   (c) To the extent permitted by law, the Borrower hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

        (d) Notwithstanding anything to the contrary contained in this Agreement, any other Loan Document or in any other agreement, instrument or document executed by the Borrower and delivered to the Administrative Agent, the Issuing Bank or any Lender, neither the Administrative Agent, the Issuing Bank nor any Lender will take any action pursuant to this Agreement, any other Loan Document or any other document referred to above which would constitute or result in any assignment of any license, approval, permit, certificate or other authorization issued by the FCC or any change of control of the Borrower or any Subsidiary if such assignment or change of control would require, under then existing law, the prior approval of the FCC without first obtaining such prior approval of the FCC. Upon the occurrence of an Event of Default or at any time during the continuance thereof, the Borrower waives, to the extent permitted by law, any right it may have to oppose, and agrees to take any action that the Administrative Agent may reasonably request in order to obtain from the FCC, such approval as may be necessary to enable the Administrative Agent, the Issuing Bank and the Lenders to exercise and enjoy the full rights and benefits granted to the Administrative Agent, the Issuing Bank and the Lenders by this Agreement, the other Loan Documents and the other documents referred to above, including specifically, at the cost and expense of the Borrower, the use of commercially reasonable efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of license or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of (a) any sale or other disposition of the Collateral by or on behalf of the Administrative Agent, or (b) any assumption by the Administrative Agent of voting rights in the Collateral effected in accordance with the terms of this Agreement. It is understood and agreed that all foreclosure and related actions will be made in accordance with the Communications Act and applicable regulations and published policies and decisions of the FCC pertaining to such foreclosure and related actions.

   8.    Voting
         ------

         Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall have the right to vote all Securities and General Intangibles constituting the Collateral and receive and retain all dividends and distributions thereon until such time, if any, as an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Borrower that the Administrative Agent shall have elected to terminate the rights of the Borrower under this section, at which time the Administrative Agent shall then be vested with the right to vote all Securities constituting the Collateral and receive and retain all dividends and distributions thereon, until such time as such Event of Default is cured or waived.

   9.    Notices
         -------

         All notices and other communications provided for or otherwise required hereunder or in connection herewith shall be given in the manner and to the addresses set forth in section 11.2 of the Credit Agreement.

    10. Termination
        -----------

   On any date upon which (i) the Lenders shall no longer have any obligation to make Loans, (ii) the Issuing Bank shall no longer have (A) any obligation to issue Letters of Credit and (B) any obligations under the Letters of Credit theretofor issued, and (iii) the Obligations shall have been paid in full in cash, the outstanding principal balance of the Loans together with all accrued interest thereon, all of the Reimbursement Obligations and all other sums then due and owing under the Loan Documents, the Liens granted hereby shall cease and the Administrative Agent shall, at the Borrower's expense (A) execute and deliver all UCC Termination Statements and other documents necessary to terminate the Liens granted hereby that the Borrower shall have reasonably requested, and (B) return to the Borrower all Collateral that shall remain in the possession of the Administrative Agent at such time.

    11. Relationship to Credit Agreement
        --------------------------------

   This Agreement is the "Borrower Security Agreement" under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof. Each of the Administrative Agent and the Borrower acknowledges that certain provisions of the Credit Agreement, including, without limitation, sections 1.2 (Principles of Construction), 11.1 (Amendments and Waivers), 11.3 (No Waiver; Cumulative Remedies), 11.4 (Survival of Representations and Warranties), 11.7 (Successors and Assigns), 11.8 (Counterparts), 11.9 (Adjustments; Set-off), 11.12 (Governing Law), 11.13 (Headings), 11.14 (Severability), 11.15 (Integration), 11.16 (Limitation of Liability), 11.17 (Consent to Jurisdiction), 11.18 (Service of Process), 11.19 (No Limitation on Service or Suit) and 11.20 (WAIVER OF TRIAL BY JURY) thereof, are made applicable to this Agreement and all such provisions are incorporated by reference herein as if fully set forth herein.

   IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Borrower Security Agreement to be duly executed on its behalf.

                             SALEM COMMUNICATIONS CORPORATION

                              By:________________________________
                              Name:______________________________
                              Title:_____________________________

                              THE BANK OF NEW YORK, as Administrative Agent

                              By:________________________________
                              Name:______________________________
                              Title:_____________________________

               Schedule 3(e) to the Borrower Security Agreement
                        Dated as of September 25, 1997

                           LIST OF EQUITY INTERESTS
                           ------------------------

                                                        Percentage of
                  Number of            Cert.            Outstanding
Issuer   Class    Shares               Number           Shares
------   -----    ------               ------           -------------

              Schedule  3(f) to the Borrower Security Agreement
                        Dated as of September 25, 1997

               LIST OF CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS
               ------------------------------------------------

              Schedule  3(h) to the Borrower Security Agreement
                        Dated as of September 25, 1997

               ADDRESSES FOR EQUIPMENT AND INVENTORY LOCATIONS
               ------------------------------------------------

              Schedule  3(i) to the Borrower Security Agreement
                        Dated as of September 25, 1997

                             LIST OF REGISTRATIONS
                             ---------------------

A. Patents
   -------

B. Trademarks
   ----------

                  ANNEX A TO THE BORROWER SECURITY AGREEMENT
                        DATED AS OF SEPTEMBER 25, 1997

                         FORM OF TRANSACTION STATEMENT
                         -----------------------------

   THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHT ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                                          [DATE]

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286

Ladies and Gentlemen:

   The undersigned,_________________ (the "Issuer"), hereby acknowledges receipt of the Borrower Security Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement"), dated as of September 25, 1997, by and between SALEM COMMUNICATIONS CORPORATION (the "Borrower") and THE BANK OF NEW YORK, as Administrative Agent (in such capacity, the "Administrative Agent"), and (i) consents to the terms thereof and (ii) confirms
 --------------------
that a pledge of the right, title and interest in the security referred to below has been registered in the books and records of the Issuer in the name of the Administrative Agent, as set forth below. This Transaction Statement is issued under Section 8-408 of the New York State Uniform Commercial Code.

1.    Description of the Security:__________________________________

2.    Number of Shares or Units Pledged:____________________________

3.    Registered Owner:

          SALEM COMMUNICATIONS CORPORATION
          4880 Santa Rosa Road Suite 300
          Camarillo, California 93012
          Attention: Vice President/
                     Chief Financial Officer

          Taxpayer ID# ______________________.

4.   REGISTERED PLEDGEE AND TAXPAYER INDENTIFICATION NUMBER (IF ANY):

          The Bank of New York, as Administrative Agent
          One Wall Street
          New York, New York 10286
          Attention: ______________________________
                       ____________________________

          Taxpayer ID# 13-5160382

5. DATE OF REGISTRATION OF THE PLEDGE: The pledge described herein was registered on _____________, on the books and records of the Issuer.

6. NOTATION OF LIENS: There are no liens, restrictions or adverse claims as to which the Issuer has a duty under Section 8-403(4) of the Uniform Commercial Code (the "UCC") to which such security is or may be subject,
                           ---
     other than those set forth in the Loan Documents (as defined in that certain Credit Agreement, dated as of ________________, 1997, by and among the Borrower, the Lenders party thereto and The Bank of New York, as Administrative Agent and Bank of America NT & SA, as Documentation Agent, as amended, supplemented or otherwise modified from time to time) or [list applicable organizational documents].

          The Issuer hereby agrees, at the request of the Administrative Agent and at the expense of the Issuer, to register any further assignment or transfer of the foregoing security effected in the manner contemplated by the Agreement and promptly to furnish to the Administrative Agent and any such assignee or transferee any statement contemplated by Section 8-408 of the UCC.

                              [NAME OF ISSUER]

                              By:_________________________
                              Name:_______________________
                              Title:______________________

                  ANNEX B-1 TO THE BORROWER SECURITY AGREEMENT
                         DATED AS OF SEPTEMBER 25, 1997

                  FORM OF GRANT OF SECURITY INTEREST (PATENTS)
                  --------------------------------------------

   SALEM COMMUNICATIONS CORPORATION, a California corporation (the "Borrower"),
                                                                    --------
is obligated to THE BANK OF NEW YORK, as Administrative Agent (the

"Administrative Agent"), and has entered into a Borrower Security Agreement
 --------------------
dated the date hereof (the "Agreement") with the Administrative Agent.
                            ---------
   Pursuant to the Agreement, the Borrower granted to the Administrative Agent a security interest in all of the right, title and interest of the Borrower in and to the letters patent or applications for letters patent, of the United States, more particularly described on Schedule 1 (the "Patents") together with any
                                                -------
reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the "Collateral"), to
                                                            ----------
secure the prompt payment, performance and observance of the Obligations (as defined in the Agreement).

   For good and valuable consideration, the receipt of which is hereby acknowledged, and for the purpose of recording the grant of the security interest as aforesaid, the Borrower does hereby further assign to the Administrative Agent, and grant to the Administrative Agent a security interest in, the Collateral to secure the prompt payment, performance and observance of the Obligations.

   The Borrower does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the assignment of and security interest in the Collateral made and granted hereby are set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

   Upon the indefeasible cash payment in full of all Obligations (as such term is defined in the Agreement), the Administrative Agent will take whatever actions are necessary at the Borrower's expense to release or reconvey to Borrower all right, title and interest of the Borrower in and to the Patents.

          The Administrative Agent's address is: One Wall Street, New York, New York 10286.

    IN WITNESS WHEREOF, the Borrower has caused this Assignment to be duly executed by its duly authorized officer as of the __ day of_____,________.

                              SALEM COMMUNICATIONS CORPORATION

                              By:___________________________
                              Name:_________________________
                              Title:________________________

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

On this __ day of __, __, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________; that he is the ________ of SALEM COMMUNICATIONS CORPORATION, the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the board of directors thereof.


                                      _____________________________
                                          Notary Public
                                        [Notary's Stamp]

                                   Schedule 1
                                       to
                     Grant of Security Interest (Patents)
                       Dated as of_____________________

                  Annex B-2 to the Borrower Security Agreement
                         Dated as of September 25, 1997


                FORM OF GRANT OF SECURITY INTEREST (TRADEMARKS)
                -----------------------------------------------

   SALEM COMMUNICATIONS CORPORATION, a California corporation (the "Borrower"),
                                                                    --------
is obligated to THE BANK OF NEW YORK, as Administrative Agent (the "Administrative Agent"), and has entered into a Borrower Security Agreement
 --------------------
dated the date hereof (the "Agreement") with the Administrative Agent.
                            ---------
   Pursuant to the Agreement, the Borrower granted to the Administrative Agent a security interest in all of the right, title and interest of the Borrower in and to the trademarks listed on Schedule 1, which trademarks are registered in the United States Patent and Trademark Office (the "Trademarks"), together with the
                                                ----------
goodwill of the business symbolized by the Trademarks and the applications and registrations therefor, and all proceeds thereof, any and all causes of action which may exist by reason of infringement thereof (the "Collateral"), to secure
                                                        ----------
the prompt payment, performance and observance of the Obligations (as defined in the Agreement).

   For good and valuable consideration, the receipt of which is hereby acknowledged, and for the purpose of recording the grant of the security interest as aforesaid, the Borrower does hereby further assign to the Administrative Agent, and grant to the Administrative Agent a security interest in, the Collateral to secure the prompt payment, performance and observance of the Obligations.

   The Borrower does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the assignment of and security interest in the Collateral made and granted hereby are set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

   Upon the indefeasible cash payment in full of all Obligations (as such term is defined in the Agreement), the Administrative Agent will take whatever actions are necessary at the Borrower's expense to release or reconvey to the Borrower all right, title and interest of the Borrower in and to the Trademarks.

          The Administrative Agent's address is: One Wall Street, New York, New York 10286.

    IN WITNESS WHEREOF, the Borrower has caused this Assignment to be duly executed by its duly authorized officer as of the __ day of _______,_______.

                              SALEM COMMUNICATIONS CORPORATION

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

On this _____ day of ________, _________, before me personally came __________________ , to me known, who, being by me duly sworn, did depose and say that he resides at ______________ ; that he is the ________________ of SALEM COMMUNICATIONS CORPORATION, the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the board of directors thereof.


                                          ------------------------
                                              Notary Public
                                            [Notary's Stamp]

                                   Schedule 1
                                       to
                    Grant of Security Interest Trademarks)
                           Dated as of _____________

                                SALEM EXHIBIT J
                                ---------------

               FORM OF SUBSIDIARY GUARANTY AND SECURITY AGREEMENT
               --------------------------------------------------

   SUBSIDIARY GUARANTY AND SECURITY AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "Agreement"), dated
                                                            ---------
as of September 25, 1997, by and among the Persons party hereto (the "Current
                                                                      -------
Guarantors"), such other Persons which from time to time may become party hereto
----------
(the "Additional Guarantors", and collectively with the Current Guarantors, the
     ----------------------
"Guarantors"), SALEM COMMUNICATIONS CORPORATION, a California corporation (the
-----------
"Borrower"), and THE BANK OF NEW YORK (the "Administrative Agent"), in its
 --------                                   --------------------
capacity as Administrative Agent for the Lenders under the Credit Agreement referred to below and the Rate Protection Lenders as hereinafter defined.

                                    RECITALS
                                    --------

   I. Reference is made to the Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders party thereto, the Administrative Agent, and Bank of America NT&SA, as Documentation Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").
                                                           ----------------

   II. In the past, as now, the Borrower has provided financing for the Guarantors and the Guarantors have relied upon the Borrower to provide such financing. In addition, it is anticipated that, if the Guarantors execute and deliver this Agreement, the Borrower will continue to provide such financing to the Guarantors, and that the proceeds of the Loans to be made and Letters of Credit to be issued will be used, in part, for the general corporate and working capital purposes of the Guarantors. Pursuant to the Credit Agreement, the Lenders will not make Loans and the Issuing Bank will not issue Letters of Credit unless and until the Guarantors shall have executed and delivered this Agreement and, therefore, in light of all of the foregoing, each Guarantor expects to derive substantial benefit from the Credit Agreement and the transactions contemplated thereby and, in furtherance thereof, has agreed to execute and deliver this Agreement.

   Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors, the Borrower and the Administrative Agent hereby agree as follows:

1.      Defined Terms
        -------------

        (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

   (b) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

       "Borrower Obligations": all of the obligations and liabilities of the
        --------------------
Borrower under the Loan Documents and under each Interest Rate Protection Arrangement entered into by the Borrower with a Rate Protection Lender, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Insolvency Event, and including (i) any obligation or liability in respect of any breach of any representation or warranty and (ii) all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with an Insolvency Event.

       "Collateral": as defined in section 4.
        ----------

       "Equity Interest": (i) with respect to a corporation, the capital stock
        ---------------
thereof, (ii) with respect to a partnership, a partnership interest therein, all rights of a partner in such partnership, whether arising under the partnership agreement of such partnership or otherwise; (iii) with respect to a limited liability company, a membership interest therein, all rights of a member of such limited liability company, whether arising under the limited liability company agreement of such limited liability company or otherwise; (iv) with respect to any other firm, association, trust, business enterprise or other entity, any equity interest therein, any interest therein which entitles the holder thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the Managing Person thereof, and (v) all warrants and options in respect of any of the foregoing and all other securities which are convertible or exchangeable therefor.

       "Financing Statements": the UCC financing statements executed by the
        --------------------
Guarantor and delivered pursuant to the Credit Agreement.

       "Grants of Security Interests": collectively, the Grant of Security
        ----------------------------
Interest (Patents) and the Grant of Security Interest (Trademarks), in the form of Annexes C-1 and C-2 hereto, respectively, in each case appropriately completed and signed by the Guarantor.

       "Guarantor Obligations": with respect to each Guarantor, all of the
        ---------------------
obligations and liabilities of such Guarantor hereunder, whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

       "Insolvency Event": any Event of Default under section 9.l(h) or (i) of
        ----------------
the Credit Agreement.

       "NYUCC": the UCC as in effect in the State of New York on the
        -----
date hereof.

       "Office Location": as defined in section 5(c).
        ---------------

       "Patents": all patents issued under the laws of the United States of
        -------
America and all patent applications filed with the United States Patent and Trademark Office, and all of the rights associated with each of the foregoing.

     "Proceeds": as defined in the NYUCC, together with (i) all dividends,
      --------
distributions and income on and in respect of all of the Securities and Instruments and all other rights and benefits in respect thereof, and (ii) with respect to the Patents and Trademarks, all renewals thereof, all proceeds of infringement suits, all rights to sue for infringement, all license royalties, all reissues, divisions, continuations, extensions and continuations-in-part thereof.

     "Registrations": (i) patents issued under the laws of the United States of
      -------------
America, (ii) patent applications filed with the United States Patent and Trademark Office, and (iii) all registered trademarks.

     "Rate Protection Lenders": collectively, the Lenders and any affiliates
      -----------------------
of the Lenders which from time to time enter or have entered into Interest Rate Protection Arrangements with the Borrower.

     "Supplement": a Supplement to this Agreement, duly completed, in the form
      ----------
of Annex A hereto.

     "Trademarks": as to any Guarantor (i) all rights under the laws of the
      ----------
United States of America, and each State thereof, to trademarks, together with all registrations thereof, applications therefor and all of the rights associated therewith, and (ii) the goodwill of such Guarantor's business symbolized by registered trademarks.

     "Transaction Statement": a transaction statement in the form of An-
      ---------------------
nex B hereto.

     "UCC": with respect to any jurisdiction, Articles 1, 8 and 9 of the
      ---
Uniform Commercial Code as from time to time in effect in such jurisdiction.

   (c) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC: "Account", "Certificated
                                                       --------    ------------
Security", "Chattel Paper", "Document", "Equipment", "Fixture", "General
--------    -------------    --------    ---------    -------    -------
Intangible", "Instrument", "Inventory", "Issuer", "Secured Party", "Security",
----------    ----------    ---------    ------    -------------    --------
"Security Interest" and "Uncertificated Security".
------------------       -----------------------

   2.    Guaranty
         --------

         (a) Subject to section 2(b) hereof, each Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations. This Agreement constitutes a guaranty of payment and neither the Administrative Agent, the Issuing Bank nor any Lender shall have any obligation to enforce any Loan Document or any Interest Rate Protection Arrangement or exercise any right or remedy with respect to any collateral security thereunder by any action, including making or perfecting any claim against any Person or any collateral security for any of the Borrower Obligations, prior to being entitled to the benefits of this Agreement. The Administrative Agent may, at its option, proceed against the Guarantors, or any one or more of them, in the first instance, to enforce the Guarantor Obligations without first proceeding against the Borrower or any other Person, and without first resorting to any other rights or remedies, as the Administrative Agent may deem advisable. In furtherance hereof, if the Administrative

Agent, the Issuing Bank or any Lender is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Borrower Obligation in accordance with its terms, the Administrative Agent, the Issuing Bank or such Lender, as the case may be, shall be entitled to receive hereunder from the Guarantors after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

           (b) Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
(b) under any guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which guarantee contains an assumption that indebtedness incurred under the Credit Agreement shall be deemed to have been incurred prior to any indebtedness incurred under any such guarantee or contains a limitation as to maximum amount similar to that set forth in this subsection, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights
                                       ------------------------
to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under guarantees by such parties.

           (c) Each Guarantor agrees that the Guarantor Obligations may at any time and from time to time exceed the maximum liability of such Guarantor hereunder without impairing this Agreement or affecting the rights and remedies of the Administrative Agent, the Issuing Bank or any Lender hereunder.

           3. Absolute Obligation
              -------------------

   No Guarantor shall be released from liability hereunder unless and until the Maturity Date shall have occurred and either (a) the Issuing Bank shall not have any obligation under the Letters of Credit and the Borrower shall have paid in full in cash the outstanding principal balance of the Loans, together with all accrued interest thereon, all of the Reimbursement Obligations, and all other sums then due and owing under the Loan Documents, or (b) the Guarantor Obligations of such Guarantor shall have been paid in full in cash. Each Guarantor acknowledges and agrees that (i) neither the Administrative Agent, the Issuing Bank nor any Lender has made any representation or warranty to such Guarantor with respect to the Borrower, its Subsidiaries, any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, or any other matter whatsoever, and (ii) such Guarantor shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of (A) the validity or enforceability of any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, or the collectability of any of the Borrower Obligations, (B) the preference or priority ranking with respect to any of the Borrower Obligations, (C) the existence, validity, enforceability or perfection of any security interest or collateral security under any Loan Document, or any Interest Rate Protection Arrangement, or the release, exchange, substitution or loss or impairment of any such security interest or collateral security, (D) any failure, delay, neglect or omission by the Administrative Agent, the Issuing Bank or any Lender to realize upon, enforce or protect any direct or indirect collateral security, indebtedness, liability or obligation, any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, or any of the Borrower Obligations, (E) the existence or exercise of any right of set-off by the Administrative Agent, the Issuing Bank or any Lender, (F) the existence, validity or enforceability of any other guaranty with respect to any of the Borrower Obligations, the liability of any other Person in respect of any of the Borrower Obligations, or the release of any such Person or any other guarantor of any of the Borrower Obligations, (G) any act or omission of the Administrative Agent, the Issuing Bank or any Lender in connection with the administration of any Loan Document, any Interest Rate Protection Arrangement, or any of the Borrower Obligations, (H) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (I) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Borrower Obligations, any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtor, relating to any Person, (J) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith or any of the Borrower Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the Borrower's obligations and liabilities (including the Borrower Obligations), (K) the merger or consolidation of the Borrower into or with any Person, (L) the sale by the Borrower of all or any part of its assets, (M) the fact that at any time and from time to time none of the Borrower Obligations may be outstanding or owing to the Administrative Agent, the Issuing Bank or any Lender, (N) any amendment or modification of, or supplement to, any Loan Document or any Interest Rate Protection Arrangement or
(O) any other reason or circumstance which might otherwise constitute a defense available to or a discharge of the Borrower in respect of its obligations or liabilities (including the Borrower Obligations) or of such Guarantor in respect of any of the Guarantor Obligations (other than by the performance in full thereof).

    4.    Grant of Security Interest
          --------------------------

          To secure the prompt and complete payment, observance and performance of the Guarantor Obligations, each Guarantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the Issuing Bank, the Lenders and the Rate Protection Lenders, a Security Interest in and to all of such Guarantor's right, title and interest in and to all: Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, including, without limitation, Instruments evidencing intercompany Indebtedness,
Inventory, Patents, Trademarks, Equity Interests in each Person which now is or may hereafter become a Subsidiary of such Guarantor or of the Borrower, whether or not evidenced by a Security, and all Proceeds of all of the foregoing, and including, without limitation, all licenses, approvals, permits and other authorizations issued by the FCC, including the Proceeds of any sale or other disposition thereof, in each case to the extent that a security interest therein is not prohibited by law, provided that to the extent that a security interest therein is now so prohibited and to the extent that such security interest at any time hereafter shall no longer be so prohibited, then such security interest shall automatically and without any further action attach and become fully effective at that time (giving effect to any retroactive effect to any change in applicable law or regulation), in each case whether now owned or existing or hereafter arising or acquired, (collectively, the "Collateral").
                                                                  ----------

   5.    Representations and Warranties
         ------------------------------

         Each Guarantor hereby represents and warrants to the Administrative Agent as follows:

   (a) Binding Obligation. This Agreement constitutes the valid and binding
       ------------------
obligation of such Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws related to or affecting the enforcement of creditors' rights generally.

   (b) Solvency. Such Guarantor (if a Current Guarantor, both immediately before
       --------
and after giving effect to this Agreement and to all Indebtedness incurred by the Borrower in connection with the Loan Documents or, if an Additional Guarantor, immediately before and after giving effect to this Agreement) (i) is not insolvent, (ii) is not engaged, and is not about to engage, in any business or transaction, for which it has unreasonably small capital, and (iii) does not intend to incur, and does not believe that it would incur, debts that would be beyond its ability to pay such debts as they mature, in each case referred to above within the meaning of both Title XI of the United States Code and Article 10 of New York Debtor Credit Law, each as in effect on the date hereof.

   (c) Chief Executive Office. As of the date hereof, such Guarantor's place of
       ----------------------
business or, if such Guarantor has more than one place of business, its chief executive office, is, and has been continuously for the immediately preceding 5 month period, located (the "Office Location") at, (i) if such Guarantor is a
                            ---------------
Current Guarantor, the address therefor referred to in Schedule 5(c) hereto, or
(ii) if such Guarantor is an Additional Guarantor, the address therefor set forth on Schedule 5(c) to the Supplement delivered by such Additional Guarantor. Such Guarantor, (i) in the case of a Current Guarantor, has not changed its legal name during the 6 year period immediately preceding the date hereof, and
(ii) in the case of an Additional Guarantor, has not changed its legal name during the 6 year period immediately preceding the date it became a Guarantor hereunder, except as otherwise disclosed on the Supplement delivered by such Additional Guarantor.

   (d) Information. If such Guarantor is a Current Guarantor, all of the
       -----------
information with respect to such Guarantor, or any of its Property, set forth on each of the Schedules hereto is true, complete and correct as of the date hereof. If such Guarantor is an Additional Guarantor, all of the information with respect to such Guarantor, or any of its Property, set forth on each of the Schedules to the Supplement delivered by such Additional Guarantor is true, complete and correct as of the date of such Supplement. All of such Guarantor's books, records and documents relating to its Guarantor Collateral are in all material respects what they purport to be.

    (e) Security Interest. This Agreement, together with the delivery to the
        -----------------
Administrative Agent of the Certificated Securities constituting Collateral and the continuous possession thereof by the Administrative Agent in the State of New York, creates a continuing "enforceable" Security Interest in the Collateral in favor of the Administrative Agent. Upon (i) the presentation for filing of the Financing Statements at the respective offices listed thereon together with the appropriate filing fee therefor, (ii) the delivery to the Administrative Agent of the Instruments constituting the Collateral, (iii) the registration, in accordance with Article 8 of the NYUCC, of the Security Interest granted hereby on the books of each Person which is an Issuer of an Uncertificated Security constituting the Collateral, and (iv) the filing of the Grants of Security Interests in the United States Patent and Trademark Office with respect to Patents, Registrations, and Trademarks, (A) such Security Interest shall be perfected, and (B) assuming that the Administrative Agent has acted in "good faith and without notice of any adverse claim" within the meaning of Article 8 of the NYUCC, the Administrative Agent shall be a "bona fide purchaser", within the meaning of such Article, with respect to the Collateral consisting of Securities.

    (f)    Absence of Liens. There are no Liens upon the Collateral other than
           ----------------
Permitted Liens, if any.

    (g) Equity Interests. As of the Effective Date with respect to each Current
        ----------------
Guarantor, as of the date of the Supplement executed by an Additional Guarantor with respect to such Additional Guarantor, (i) the Equity Interests listed on
Schedule 5(g) or Schedule 5(g) to the Supplement, as the case may be, constitute all of the Equity Interests in each Subsidiary in which such Guarantor has any right, title or interest, and each such Equity Interest issued by a corporate Issuer has been duly authorized, validly issued and fully paid for, and is non-assessable and (ii) except as set forth in such Schedule 5(g) or Schedule 5(g) to such Supplement, (A) no Subsidiary of such Guarantor has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, (B) there are no agreements, voting trusts or understandings binding upon such Guarantor or any of its Subsidiaries with respect to the voting securities of any of such Subsidiary or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing and (C) no such Equity Interest is represented by an Uncertificated Security.

    (h) Chattel Paper, Documents and Instruments. With respect to each Current
        ----------------------------------------
Guarantor, the Chattel Paper, Documents and Instruments listed on Schedule 5(h) hereto constitute, as of the date hereof, and with respect to each Additional Guarantor, the Chattel Paper, Documents and Instruments listed on Schedule 5(h) to the Supplement delivered by such Additional Guarantor constitute, as of the date of such Supplement, all of the Chattel Paper, Documents and Instruments which constitute the Collateral, and, to the best of such Guarantor's knowledge, all such Chattel Paper, Documents and Instruments have been duly authorized, issued and delivered, and constitute the legal, valid, binding and enforceable obligations of the respective makers thereof.

   (b) Further Assurances. Such Guarantor shall, at its own expense, promptly
       ------------------
execute and deliver all certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, that the Administrative Agent may reasonably request from time to time, in order to perfect and protect the Security Interest granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Such Guarantor hereby irrevocably appoints the Administrative Agent as such Guarantor's true and lawful attorney-in-fact, in the name, place and stead of such Guarantor, to perform on behalf of such Guarantor any and all obligations of such Guarantor under this Agreement, and such Guarantor agrees that the power of attorney herein granted constitutes a power coupled with an interest, provided, however, that the Administrative Agent shall have no obligation to perform any such obligation and such performance shall be at the sole cost and expense of such Guarantor. If such Guarantor fails to comply with any of its obligations hereunder, the Administrative Agent may do so in such Guarantor's name or in the Administrative Agent's name, but at such Guarantor's expense, and such Guarantor hereby agrees to reimburse the Administrative Agent in full for all reasonable expenses, including reasonable attorney's fees, incurred by the Administrative Agent in connection therewith.

   (c) Information. Such Guarantor shall, at its own expense, furnish to the
       -----------
Administrative Agent such information, reports, statements and schedules with respect to the Collateral as the Administrative Agent may reasonably request from time to time.

   (d) Defense of Collateral. Such Guarantor shall, at its own expense, defend
       ---------------------
the Collateral against all claims of any kind or nature (other than Permitted Liens, if any) of all Persons at any time claiming the same or any interest therein adverse to the interests of the Administrative Agent, the Issuing Bank, any Rate Protection Lender or any Lender, and such Guarantor shall not cause, permit or suffer to exist any Lien upon the Collateral other than Permitted Liens, if any.

   (e) Uncertificated Securities. Such Guarantor shall cause each Person which
       -------------------------
is an Issuer of an Uncertificated Security constituting the Collateral (i) to register the Security Interest granted hereby upon the books of such Person in accordance with Article 8 of the NYUCC, and (ii) to issue to the Administrative Agent an initial Transaction Statement and issue to the Administrative Agent subsequent Transaction Statements in accordance with Section 8-408 of the UCC in effect in the State of New York.

   (f) Delivery of Pledged Collateral. Each Certificated Security
       ------------------------------
representing an Equity Interest in a Person which is or shall become a Subsidiary of the Borrower shall be promptly delivered to the Administrative Agent, to be held by the Administrative Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. Such Guarantor agrees that until so delivered, each such Certificated Security shall be held by such Guarantor in trust for the benefit of the Administrative Agent and be segregated from the other Property of such Guarantor.

   (g)    Chattel Paper, Documents and Instruments. All of the Instruments,
          ----------------------------------------
Documents and Chattel Paper now or hereafter owned by or in the possession of such Guarantor which constitute Collateral (other than checks received in the ordinary course of collection) shall be promptly delivered to the Administrative Agent, to be held by the Administrative Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. Such Guarantor agrees that, with respect to all items of the Collateral which it is or shall hereafter be obligated to deliver to the Administrative Agent, until so delivered such items shall be held by such Guarantor in trust for the benefit of the Administrative Agent and be segregated from the other Property of such Guarantor.

   (h)    Accounts. Except as otherwise provided in this subsection, such
          --------
Guarantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Guarantor in respect of such Guarantor's Accounts and, prior to the occurrence of an Event of Default, such Guarantor shall have the right to adjust, settle or compromise the amount or payment of any such Account, all in accordance with its customary practices. In connection with such collections, such Guarantor may take and, at the direction of the Administrative Agent at any time that an Event of Default shall have occurred and be continuing shall take, such action as such Guarantor or the Administrative Agent may reasonably deem necessary or advisable to enforce collection of such Accounts.

   (i)    Equipment and Inventory. Such Guarantor shall keep the Equipment and
          -----------------------
Inventory constituting Collateral at the places listed on (i) if such Guarantor is a Current Guarantor, Schedule 5(1) hereto, and (ii) if such Guarantor is an Additional Guarantor, Schedule 5(1) to the Supplement delivered by such Guarantor, and at such other places located within the United States in respect of which (A) such Guarantor shall have provided the Administrative Agent with prior written notice, and (B) UCC financing statements (or amendments thereto), in form and substance satisfactory to the Administrative Agent, shall have been filed within two months of such change. Such Guarantor shall promptly furnish to the Administrative Agent a statement respecting any material loss or damage to any of the Equipment or Inventory constituting Collateral except to the extent that such loss or damage shall be insured pursuant to policies required to be maintained pursuant to the Credit Agreement.

   (j)    Patents and Trademarks. Such Guarantor will continue to use for the
          ----------------------
duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Patents and Trademarks constituting Collateral. Such Guarantor shall give to the Administrative Agent prompt written notice thereof in the event that such Guarantor shall obtain any right to any new Patent or Trademark or to any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or Trademark. Such Guarantor shall prosecute diligently any applications of the Patents and Trademarks constituting Collateral pending as of the date of this Agreement or thereafter, and preserve and maintain all rights in applications of Patents and Trademarks constituting Collateral consistent with past practice, including the payment of all maintenance fees, except to the extent the failure so to preserve or maintain such rights could not reasonably be expected to have a material adverse effect on either (i) the value of the Patents taken as a whole, or (ii) the value of the Trademarks taken as a whole. Such Guarantor shall not abandon any right to file an application or any pending application for any Patent or

Trademark unless the failure so to do could not reasonably be expected to have a material adverse effect on either (i) the value of the Patents taken as a whole, or (ii) the value of the Trademarks taken as a whole. Such Guarantor agrees that it will not enter into any agreement, including a license agreement, with respect to any Patent or Trademark which is inconsistent with such Guarantor's past practices of licensing Patents or Trademarks as the case may be. Such Guarantor hereby grants to the Administrative Agent the right to visit such Guarantor's plants and facilities which manufacture, inspect or store products sold under any of the Patents and Trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours upon reasonable prior notice.

    7.    Other Agreements of the Guarantors
          ----------------------------------

           (a) No Duty to Preserve. Except as otherwise required by law, each
               -------------------
Guarantor agrees that, with respect to the Collateral, neither the Administrative Agent, the Issuing Bank, any Rate Protection Lender nor any Lender has any obligation to preserve rights against prior or third parties.

           (b) Administrative Agent's Duty With Respect to Collateral. Each
               ------------------------------------------------------
Guarantor agrees that the Administrative Agent's only duty with respect to the Collateral delivered to the Administrative Agent shall be to use reasonable care in the custody and preservation of the Collateral, and each Guarantor agrees that if the Administrative Agent accords the Collateral substantially the same kind of care as the Administrative Agent accords its own Property, such care shall conclusively be deemed reasonable. In the event that all or any part of the Certificated Securities or Instruments constituting the Collateral are lost, destroyed or wrongfully taken while such Certificated Securities or Instruments are in the possession of the Administrative Agent, each Guarantor agrees that it will use its best efforts to cause the delivery of new Certificated Securities or Instruments in place of the lost, destroyed or wrongfully taken Certificated Securities or Instruments upon request therefor by the Administrative Agent, without the necessity of any indemnity bond or other security, other than the Administrative Agent's agreement of indemnity upon usual and customary terms therefor. Anything herein to the contrary notwithstanding, the Administrative Agent shall not be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

           (c) Liability of Guarantors under Contracts and Agreements Included
               ---------------------------------------------------------------
in the Collateral. Anything herein to the contrary notwithstanding, (i) each
-----------------
Guarantor shall remain liable under the contracts and agreements to which it is a party and which is included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent, the Issuing Bank, any Rate Protection Lender or any Lender of any of its rights hereunder shall not release any Guarantor from any of its duties or obligations under any such contract or agreement, (iii) neither the Administrative Agent, the Issuing Bank, any Rate Protection Lender nor any Lender shall have any obligation or liability, including indemnification obligations, under any such contract or agreement by reason of this Agreement, nor shall the Administrative Agent, the Issuing Bank, any Rate Protection Lender or any Lender be obligated to perform any of the obligations or duties of any Guarantor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by any Guarantor or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder, and (iv) neither the Administrative Agent, the Issuing Bank, any Rate Protection Lender nor any Lender shall be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

     8. Events of Default
        -----------------

        Each of the following shall constitute an "Event of Default":
                                                   ----------------

        (a) The failure of any Guarantor to observe or perform any term, covenant or agreement contained in this Agreement; or

        (b) The occurrence and continuance of an Event of Default under, and as such term is defined in, the Credit Agreement.

   9.   Remedies
        --------

        (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Administrative Agent may:

           (i) exercise any and all rights and remedies (A) granted to a Secured Party by the UCC in effect in the State of New York or otherwise allowed at law, and (B) otherwise provided by this Agreement, and

           (ii) dispose of the Collateral as it may choose, so long as every aspect of the disposition including the method, manner, time, place and terms are commercially reasonable, and each Guarantor agrees that, without limitation, the following are each commercially reasonable: (A) the Administrative Agent shall not in any event be required to give more than 10 days' prior notice to the Guarantors of any such disposition, (B) any place within the City of New York or the Counties of Nassau, Suffolk, and Westchester may be designated by the Administrative Agent for disposition, and (C) the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        (b) Each Guarantor acknowledges and agrees that the Administrative Agent may elect, with respect to the offer or sale of any or all of the Equity Interests constituting the Collateral, to conduct such offer and sale in such a manner as to avoid the need for registration or qualification of such Equity Interests or the offer and sale thereof under any Federal or state securities laws and that the Administrative Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Administrative Agent is reasonably necessary in order to avoid any violation of applicable law, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Equity Interests, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority. Each Guarantor further acknowledges and agrees that any such transaction may be at prices and on terms less favorable than those which may be obtained through a public sale and not subject to such restrictions and agrees that, notwithstanding the foregoing, the Administrative Agent is under no obligation to conduct any such public sale and may elect to impose any or all of the foregoing restrictions, or any other restrictions which may be reasonably necessary in order to avoid any such registration or qualification, at its sole discretion or with the consent or direction of the Required Lenders, and that any such offer and sale so conducted shall be deemed to have been made in a commercially reasonable manner.

   (c) To the extent permitted by law, each Guarantor hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

   (d) Notwithstanding anything to the contrary contained in this Agreement, any other Loan Document or in any other agreement, instrument or document executed by any Guarantor and delivered to the Administrative Agent, the Issuing Bank or any Lender, neither the Administrative Agent, the Issuing Bank nor any Lender will take any action pursuant to this Agreement, any other Loan Document or any other document referred to above which would constitute or result in any assignment of any license, approval, permit, certificate or other authorization issued by the FCC or any change of control of the Borrower or any Subsidiary if such assignment or change of control would require, under then existing law, the prior approval of the FCC without first obtaining such prior approval of the FCC. Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, each Guarantor waives, to the extent permitted by law, any right it may have to oppose, and agrees to take any action that the Administrative Agent may reasonably request in order to obtain from the FCC, such approval as may be necessary to enable the Administrative Agent, the Issuing Bank and the Lenders to exercise and enjoy the full rights and benefits granted to the Administrative Agent, the Issuing Bank and the Lenders by this Agreement, the other Loan Documents and the other documents referred to above, including specifically, at the cost and expense of the Borrower, the use of commercially reasonable efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of license, approval, permit, certificate or other authorization or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of (i) any sale or other disposition of the Collateral by or on behalf of the Administrative Agent, or (ii) any assumption by the Administrative Agent of voting rights in the Collateral effected in accordance with the terms of this Agreement. It is understood and agreed that all foreclosure and related actions will be made in accordance with the Communications Act and applicable regulations and published policies and decisions of the FCC pertaining to such foreclosure and related actions.

   10. Voting
       ------

       Notwithstanding anything to the contrary contained in this Agreement, each Guarantor shall have the right to vote all Securities constituting its Collateral and receive and retain all dividends and distributions thereon until such time, if any, as an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified such Guarantor that the Administrative Agent shall have elected to terminate the rights of such Guarantor under this section, at which time the Administrative Agent shall then be vested with the right to vote all Securities constituting the Collateral and receive and retain all dividends and distributions thereon, until such time as such Event of Default is cured or waived.

   11. Termination
       -----------

       On any date upon which (i) the Lenders shall no longer have any obligation to make Loans, (ii) the Issuing Bank shall no longer have (A) any obligation to issue Letters of Credit and (B) any obligations under the Letters of Credit theretofor issued, and (iii) the Obligations shall have been paid in full in cash, the outstanding principal balance of the Loans together with all accrued interest thereon, all of the Reimbursement Obligations and all other sums then due and owing under the Loan Documents, the Liens granted hereby shall cease and the Administrative Agent shall, at the Guarantors' expense (A) execute and deliver all UCC Termination Statements and other documents necessary to terminate the Liens granted hereby that the Guarantors shall have reasonably requested, and (B) return to the Guarantors all their respective Collateral that shall remain in the possession of the Administrative Agent at such time.

   12. Notices
       -------

       Except as otherwise specifically provided herein, all notices, requests, consents, demands, waivers and other communications hereunder shall be in writing (including facsimile) and shall be electronically transmitted or mailed by registered or certified mail or delivered in person, and all statements, reports, documents, certificates and papers to be delivered hereunder shall be mailed by first class mail or delivered in person, in each case to the respective parties to this Agreement as follows: in the case of the Administrative Agent or the Borrower, as set forth in section 11.2 of the Credit Agreement, in the case of each Current Guarantor, as set forth adjacent to the name of such Current Guarantor on the signature page(s) hereof, and, in the case of each Additional Guarantor, as set forth adjacent to the name of such Additional Guarantor on the signature page(s) of the Supplement delivered by such Additional Guarantor, or to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties hereto. Any notice, request, consent, demand, waiver or communication given in accordance with the provisions of this section shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at its address specified above or, if sent by registered or certified mail, on the delivery date noted on the receipt therefor, provided that a notice of change of address shall be deemed to be effective only when actually received. Any party hereto may rely on signatures of the other parties hereto which are transmitted by facsimile or other electronic means as fully as if originally signed.

   13. Expenses
       --------

       Each Guarantor agrees that it shall, upon demand, pay to the Administrative Agent any and all reasonable out-of-pocket sums, costs and expenses, which the Administrative Agent, the Issuing Bank or any Lender may pay or incur defending, protecting or enforcing this Agreement (whether suit is instituted or not), reasonable attorneys' fees and disbursements. All sums, costs and expenses which are due and payable pursuant to this section shall bear interest, payable on demand, at the highest rate then payable on the Borrower Obligations.

   14. Repayment in Bankruptcy, etc.
       -----------------------------

       If, at any time or times subsequent to the payment of all or any part of the Borrower Obligations or the Guarantor Obligations, the Administrative Agent, the Issuing Bank or any Lender shall be required to repay any amounts previously paid by or on behalf of the Borrower or any Guarantor in reduction thereof by virtue of an order of any court having jurisdiction in the premises, as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Guarantors unconditionally agree to pay to the Administrative Agent within 10 days after demand a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by the Administrative Agent, the Issuing Bank or such Lender, as the case may be, to the date of payment to the Administrative Agent at the applicable after-maturity rate set forth in the Credit Agreement.

   15. Additional Guarantors
       ---------------------

       Upon the execution and delivery to the Administrative Agent of a Supplement by any Person, appropriately acknowledged, such Person shall be a Guarantor.

   16. Agreement to Pay; Subordination
       --------------------------------

       In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, the Issuing Bank, any Lender or any Rate Protection Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Borrower Obligations when and as the same shall become due, whether at maturity, be acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Borrower Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Borrower Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent, the Issuing Bank, the Lenders and the Rate Protection Lenders and shall forthwith be paid to the Administrative

Agent to be credited against the payment of the Borrower Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

   17. Miscellaneous
       -------------

       (a) Except as otherwise expressly provided in this Agreement, each Guarantor hereby waives presentment, demand for payment, notice of default, nonperformance and dishonor, protest and notice of protest of or in respect of this Agreement, the other Loan Documents, each Interest Protection Arrangement, and the Borrower Obligations, notice of acceptance of this Agreement and reliance hereupon by the Administrative Agent, the Issuing Bank and each Lender, and the incurrence of any of the Borrower Obligations, notice of any sale of collateral security or any default of any sort.

       (b) No Guarantor is relying upon the Administrative Agent, the Issuing Bank or any Lender to provide to such Guarantor any information concerning the Borrower or any of its Subsidiaries, and each Guarantor has made arrangements satisfactory to such Guarantor to obtain from the Borrower on a continuing basis such information concerning the Borrower and its Subsidiaries as such Guarantor may desire.

       (c) Each Guarantor agrees that any statement of account with respect to the Borrower Obligations from the Administrative Agent, the Issuing Bank or any Lender to the Borrower which binds the Borrower shall also be binding upon such Guarantor, and that copies of said statements of account maintained in the regular course of the Administrative Agent's, the Issuing Bank's or such Lender's business, as the case may be, may be used in evidence against such Guarantor in order to establish its Guarantor Obligations.

       (d) Each Guarantor acknowledges that it has received a copy of the Loan Documents and each Interest Rate Protection Arrangement and has approved of the same. In addition, such Guarantor acknowledges having read each Loan Document and each such Interest Rate Protection Arrangement and having had the advice of counsel in connection with all matters concerning its execution and delivery of this Agreement.

       (e) No Guarantor may assign any right, or delegate any duty, it may have under this Agreement.

       (f) Subject to the limitations set forth in section 2(b), the Guarantor Obligations shall be joint and several and shall also be joint and several.

   (g) This Agreement is the "Subsidiary Guaranty" referred to in the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof. Each of the Administrative Agent, the Guarantors and the Borrower acknowledges that certain provisions of the Credit Agreement, including, without limitation, sections 1.2 (Principles of Construction), 11.1 (Amendments and Waivers), 11.3 (No Waiver; Cumulative Remedies), 11.4 (Survival of Certain Obligations), 11.7 (Successors and Assigns), 11.8 (Counterparts),
11.9 (Adjustments; Set-off), 11.12 (Governing Law), 11.13 (Headings), 11.14 (Severability), 11.15 (Integration), 11.16 (Limitation of Liability), 11.17 (Consent to Jurisdiction), 11.18 (Service of Process), 11.19 (No Limitation on Service or Suit) and 11.20 (WAIVER OF TRIAL BY JURY) thereof, are made applicable to this Agreement and all such provisions are incorporated by reference herein as if fully set forth herein.

   IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Subsidiary Guaranty and Security Agreement to be duly executed on its behalf.

                                       [NAME OF CURRENT GUARANTOR]

                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                                       Address for Notices:
                                       --------------------

                                       ------------------------
                                       ------------------------
                                       ------------------------

                                       Attention:
                                                 --------------

                                       Telephone: (   )    -
                                                   ---  --- ----
                                       Telecopy: (   )    _
                                                  ---  --- ----

                                       [NAME OF CURRENT GUARANTOR]

                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                                       Address for Notices:
                                       --------------------

                                       ------------------------
                                       ------------------------
                                       ------------------------

                                       Attention:
                                                 --------------

                                       Telephone: (   )    _
                                                   ---  --- ----
                                       Telecopy: (   )    _
                                                  ---  --- ----

                                       [NAME OF CURRENT GUARANTOR]

                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                                       Address for Notices:
                                       --------------------

                                       ------------------------
                                       ------------------------
                                       ------------------------

                                       Attention:
                                                 --------------

                                       Telephone: (   )    _
                                                   ---  --- ----
                                       Telecopy: (   )    _
                                                  ---  --- ----

                                       SALEM          COMMUNICATIONS
                                       CORPORATION


                                       By:
                                          -----------------------
                                       Name:
                                            ---------------------
                                       Title:
                                             --------------------

                                       THE BANK OF NEW YORK, as
                                       Administrative Agent

                                       By:
                                          -----------------------
                                       Name:
                                            ---------------------
                                       Title:
                                             --------------------

                   Schedule 5(c) to the Subsidiary Guaranty
                            and Security Agreement

                        Dated as of September 25, 1997

                           LIST OF OFFICE LOCATIONS
                           ------------------------

                    Schedule 5(g) to the Subsidiary Guaranty
                             and Security Agreement

                        Dated as of September 25, 1997

                           LIST OF EQUITY INTERESTS
                           ------------------------

                                                     Percentage of
                          Number of     Cert.        Outstanding
Issuer          Class     Shares        Number       Shares
------          -----     --------      ------       -------------



                    Schedule 5(h) to the Subsidiary Guaranty
                             and Security Agreement

                         Dated as of September 25, 1997


               LIST OF CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS
               ------------------------------------------------

                    Schedule 5(j) to the Subsidiary Guaranty
                             and Security Agreement

                         Dated as of September 25, 1997

                ADDRESSES FOR EQUIPMENT AND INVENTORY LOCATIONS
                -----------------------------------------------

                    Schedule 5(k) to the Subsidiary Guaranty
                             and Security Agreement

                        Dated as of September 25, 1997

                             LIST OF REGISTRATIONS
                             ---------------------

A. Patents
   -------



B. Trademarks
   ----------

                       ANNEX A TO THE SUBSIDIARY GUARANTY

                   FORM OF SUPPLEMENT TO SUBSIDIARY GUARANTY
                  ------------------------------------------

   SUBSIDIARY GUARANTY AND SECURITY AGREEMENT, dated as of September 25, 1997, by and among the Guarantors party thereto and The Bank of New York, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement").
                                 ---------

                                                 [DATE]

   Capitalized terms used heroin which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement. Pursuant to section 15 of the Agreement, by execution and delivery of this Supplement and, upon acceptance hereof by the Administrative Agent, the undersigned (i) shall be, and shall be deemed to be, a "Guarantor" under, and as such term is defined in, the Agreement, (ii) shall have made, and shall be deemed to have made, the representations and warranties contained in section 5 of the Agreement on and as of the date hereof, (iii) as security for the payment and performance in full of its Guarantor Obligations, does hereby create and grant to the Administrative Agent, its successors and permitted assigns, for its benefit and the ratable benefit of the Issuing Bank, the Lenders and the Rate Protection Lenders, their respective successors and permitted assigns, a security interest in the Collateral (as defined in the Agreement) of the Additional Guarantor and (iv) shall have made, and shall be deemed to have made, all of the covenants and agreements of a Guarantor set forth in the Agreement.

                                       [NAME OF ADDITIONAL GUARANTOR]

                                       By:
                                          ------------------
                                       Name:
                                            ----------------
                                       Title:
                                             ---------------

                                       Address for Notices:
                                       -------------------

                                       -------------------
                                       -------------------
                                       -------------------

                                       Attention:
                                                  --------


                                       Telephone: (   )     -
                                                   ---  ---   ----
                                       Telecopy: (   )     -
                                                  ---  ---   ----

Accepted and agreed to as
of the date first above written:

THE BANK OF NEW YORK, as Administrative Agent

By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------

                  [SCHEDULES CORRESPONDING TO THE SCHEDULES
                     IN THE AGREEMENT ARE TO BE ATTACHED]

                      ANNEX B TO THE SUBSIDIARY GUARANTY
                            AND SECURITY AGREEMENT

                         DATED AS OF September 25, 1997


                         FORM OF TRANSACTION STATEMENT
                         -----------------------------

   THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHT ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                            [DATE]

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286

Ladies and Gentlemen:

   The undersigned,                 (the "Issuer"), hereby acknowledges receipt
                   -----------------      ------
of the Subsidiary Guaranty and Security Agreement, dated as of September 25, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement"), by and among each Guarantor party thereto, SALEM
              ---------
COMMUNICATIONS CORPORATION (the "Borrower") and THE BANK OF NEW YORK, as
                                 --------
Administrative Agent (in such capacity, the "Administrative Agent") and (i)
                                             --------------------
consents to the terms thereof and (ii) confirms that a pledge of the right, title and interest in the security referred to below has been registered in the books and records of the Issuer in the name of the Administrative Agent, as set forth below. This Transaction Statement is issued under Section 8-408 of the New York State Unifortn Commercial Code.

1.    Description of the Security:
                                   -----------------------------------.
2.    Number of Shares or Units Pledged:
                                        ------------------------------.
3.    Registered Owner:

                         [NAME OF PLEDGING GUARANTOR]

                         -------------------------
                         -------------------------
                         -------------------------

                         Attention:
                                   ---------------
                                   ---------------
                         Taxpayer ID#
                                     -------------.

4. Registered Pledgee and Taxpayer Identification Number (if any):

                  The Bank of New York, as Administrative Agent
                  One Wall Street
                  New York, New York 10286
                  Attention:
                            ------------------
                            ------------------

                 Taxpayer ID# 13-5160382

5. Date of Registration of the Pledge: The pledge described herein was
   registered on                  on the books and records of the Issuer.
                ------------------
6. Notation of Liens: There are no liens, restrictions or adverse claims as to which the Issuer has a duty under Section 8-403(4) of the Uniform Commercial Code (the "UCC") to which such security is or may be subject, other than
              ---
   those set forth in the Loan Documents (as defined in that certain Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders party thereto and The Bank of New York, as Administrative Agent and Bank of America NT & SA, as Documentation Agent, as amended, supplemented or otherwise modified from time to time) or [LIST APPLICABLE ORGANIZATIONAL DOCUMENTS].

        The Issuer hereby agrees, at the request of the Administrative Agent and at the expense of the Issuer, to register any further assignment or transfer of the foregoing security effected in the manner contemplated by the Agreement and promptly to furnish to the Administrative Agent and any such assignee or transferee any statement contemplated by Section 8-408 of the UCC.

                                       [NAME OF ISSUER]

                                       By:
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                             -------------------------

    IN WITNESS WHEREOF, the Guarantor has caused this Assignment to be duly
executed by its duly authorized officer as of the    day of     ,         .
                                                  --       ----- ---------

                                       [NAME OF GUARANTOR]

                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

          On this    day of    ,       , before me personally came
                  --        --    ----
         , to me known, who, being by me duly sworn, did depose and say that he
--------
resides at                  ; that he is the         of [NAME OF GUARANTOR], the
          ------------------                ---------
corporation described in and which executed the above instrument, and that he signed his name thereto by order of the board of directors thereof.


                                    ----------------------------
                                       Notary Public
                                       [Notary's Stamp]

                                  Schedule 1
                                      to
                     Grant of Security Interest (Patents)
                           Dated as of ____________

                     Annex  C-2 to the Subsidiary Guaranty
                            and Security Agreement

                        Dated as of September 25, 1997


                FORM OF GRANT OF SECURITY INTEREST (TRADEMARKS)
                -----------------------------------------------

          [NAME OF GUARANTOR], a _______________ corporation (the "Guarantor"),
                                                                   ---------
is obligated to THE BANK OF NEW YORK, as Administrative Agent (the

"Administrative Agent"), and has entered into a Subsidiary Guaranty and
 --------------------
Security Agreement, dated as of September 25, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement"), by and
                                                           ---------
among each Guarantor party thereto, SALEM COMMUNICATIONS CORPORATION (the "Borrower") and THE BANK OF NEW YORK, as Administrative Agent (in such capacity,
 --------
the "Administrative Agent").
     --------------------

          Pursuant to the Agreement, the Guarantor granted to the Administrative Agent a security interest in all of the right, title and interest of the Guarantor in and to the trademarks listed on Schedule 1, which trademarks are registered in the United States Patent and Trademark Office (the "Trademarks"),
                                                                  ----------
together with the goodwill of the business symbolized by the Trademarks and the applications and registrations therefor, and all proceeds thereof, any and all causes of action which may exist by reason of infringement thereof (the "Collateral"), to secure the prompt payment, performance and observance of the Guarantor Obligations (as defined in the Agreement).

          For good and valuable consideration, the receipt of which is hereby acknowledged, and for the purpose of recording the grant of the security interest as aforesaid, the Guarantor does hereby further assign to the Administrative Agent, and grant to the Administrative Agent a security interest in, the Collateral to secure the prompt payment, performance and observance of the Guarantor Obligations.

          The Guarantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the assignment of and security interest in the Collateral made and granted hereby are set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

          Upon the indefeasible cash payment in full of all Guarantor Obligations (as such term is defined in the Agreement), the Administrative Agent will take whatever actions are necessary at the Guarantor's expense to release or reconvey to the Guarantor all right, title and interest of the Guarantor in and to the Trademarks.

          The Administrative Agent's address is: One Wall Street, New York, New York 10286.

          IN WITNESS WHEREOF, the Guarantor has caused this Assignment to be duly executed by its duly authorized officer as of the __ day of ________, ____.


                                       [NAME OF GUARANTOR]


                                       By: __________________________
                                       Name: ________________________
                                       Title:________________________

STATE OF NEW YORK  )
                   )    ss.:
COUNTY OF NEW YORK )

          On this __ day of ____________, ____, before me personally came

________________, to me known, who, being by me duly sworn, did depose and say that he resides at ________________; that he is the _______ of [NAME OF GUARANTOR], the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the board of directors thereof.

                                       ______________________________
                                                Notary Public
                                              [Notary's Stamp]

                                  Schedule 1
                                      to
                    Grant of Security Interest (Trademarks)
                           Dated as of ____________

                                SALEM EXHIBIT K
                                ---------------

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                  -------------------------------------------

     This Assignment and Assumption Agreement is made and entered into as of _______________, by and between __________ (the "Assignor") and __________ (the
                                                 --------
"Assignee").

                                R E C I T A L S
                                - - - - - - - -

     A. Capitalized terms used herein which are not defined herein shall have the meanings set forth in the Credit Agreement (as hereinafter defined).

     B. The Assignor, certain other lenders (together with any prior assignees, the "Lenders") and The Bank of New York, as Administrative Agent (the
                -------
"Administrative Agent"), and Bank of America NT&SA, as Documentation Agent, are
 --------------------
parties to that certain Credit Agreement, dated as of September 25, 1997 (as amended, modified or otherwise supplemented, the "Credit Agreement"), with Salem
                                                  ----------------
Communications Corporation, a California corporation (the "Borrower").  Pursuant
                                                           --------
to the Credit Agreement, the Lenders agreed to make RC Loans to the Borrower under the RC Commitments in the aggregate amount of $75,000,000 and the Issuing Bank agreed to issue Letters of Credit under the Letter of Credit Commitment in the aggregate amount of $15,000,000. The amount of the Assignor's RC Commitment is specified in Item 1 of Schedule 1 hereto. The type and outstanding principal amount of the Assignor's RC Loans are specified in Item 2 of Schedule 1 hereto. The Assignor's Letter of Credit Exposure is specified in Item 3 of Schedule 1 hereto.

     C. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, (i) the portion of the Assignor's RC Commitment specified in Item 4 of Schedule 1 hereto (the "Assigned
                                                                        --------
Commitment"), (ii) the portion of the Assignor's RC Loans specified in Item 5 of
----------
Schedule 1 hereto (the "Assigned Loans") and (iii) the portion of the Assignor's
                        --------------
Letter of Credit Exposure specified in Item 7 of Schedule 1 hereto (the "Assigned Letter of Credit Exposure").
 ----------------------------------

     The parties agree as follows:

     1.   Assignment.  Subject to the terms and conditions set forth herein and
          ----------
in the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, on the date set forth above (the "Assignment Date") all right, title,
                                            ---------------
interest and obligations under the Credit Agreement and the other Loan Documents of the Assignor in and with respect to the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitments. As full consideration for the sale of the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitment, the Assignee shall pay to the Assignor on the Assignment Date the principal amount of the Assigned Loans (the "Purchase Price").
                                                      --------------

     2.   Representation and Warranties.  Each of the Assignor and the Assignee
          -----------------------------
represents and warrants to the other that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its charier or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     3.   Condition Precedent. The obligations of the Assignor and the Assignee
          -------------------
hereunder shall be subject to the fulfillment of the condition that the Assignor shall have (a) received payment in full of the Purchase Price, and (b) complied with the other applicable provisions of section 11.7 of the Credit Agreement.

     4.   Notice of Assignment. The Assignor agrees to give notice of the
          --------------------
assignment and assumption of the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitment to the Administrative Agent and the Borrower and hereby instructs the Administrative Agent and the Borrower to make all payments with respect to the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitment directly to the Assignee at the applicable Lending Offices specified in Item 8 on Schedule 1 hereto; provided, however, that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until the Administrative Agent and the Borrower shall have received notice of the assignment, the Administrative Agent and the Issuing Bank (to the extent required by section 11.7 of the Credit Agreement) shall have consented in writing thereto, and the Administrative Agent shall have recorded and accepted this Agreement and received the Assignment Fee required to be paid pursuant to section 11.7 of the Credit Agreement. From and after the date (the "Effective
                                                                    ---------
Date") on which the Administrative Agent shall notify the Borrower and the
----
Assignor that the requirements set forth in the foregoing sentence shall have occurred and all consents (if any) required shall have been given, (i) the Assignee shall be deemed to be a party to the Credit Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided in such notice of assignment to the Administrative Agent, shall have the rights and obligations of a Lender under the Credit Agreement, and (ii) the Assignee shall be deemed to have appointed the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. After the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustment in payments under the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitment for periods prior to the Effective Date hereof directly between themselves. The Assignee agrees to deliver to the Borrower and the Administrative Agent such Internal Revenue Service forms as may be required to establish that the Assignee is entitled to receive payments under the Credit Agreement without deduction or withholding of tax.

     5.   Independent Investigation. The Assignee acknowledges that it is
          -------------------------
purchasing the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitment from the Assignor totally without recourse and, except as provided in Section 2 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrower and the other Loans Parties in connection with its purchase of the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitment. Except for the representations or warranties set forth in Section 2, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or accrual status of the Assigned Loans, the Assigned Letter of Credit Exposure or the Assigned Commitment, the legality, validity, genuineness or enforceability of the Credit Agreement, the related Notes, or any other Loan Document referred to in or delivered pursuant to the Credit Agreement, or financial condition or creditworthiness of the Borrower or any other Person. The Assignor has not and will not be acting as either the representative, Administrative Agent or trustee of the Assignee with respect to matters arising out of or relating to the Credit Agreement or this Agreement. From and after the Effective Date, except as set forth in Section 4 above, the Assignor shall have no rights or obligations with respect to the Assigned Loans, the Assigned Letter of Credit Exposure or the Assigned Commitment.

     6.   Method of Payment.  All payments to be made by either party hereunder
          -----------------
shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

     7.   Integration.  This Agreement shall supersede any prior agreement or
          -----------
understanding between the parties (other than the Credit Agreement) as to the subject matter hereof.

     8.   Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.

     9.   Headings.  Section headings have been inserted herein for convenience
          --------
only and shall not be construed to be a part hereof.

     10.  Amendments; Waivers.  This Agreement may not be amended, changed,
          -------------------
waived or modified except by a writing executed by the parties hereto, and may not be amended, changed, waived or modified in any manner inconsistent with section 11.7 of the Credit Agreement without the prior written consent of the Administrative Agent.

     11.  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with the laws of, the State of New York.

                                            [ASSIGNOR]


                                            By: _______________________________
                                            Title: ____________________________

                                            [ASSIGNEE]


                                            By: ________________________________
                                            Title:______________________________

Consented and Accepted:

THE BANK OF NEW YORK, as Administrative Agent

By: ______________________________
Title: ___________________________


Consented:


THE BANK OF NEW YORK, as Issuing Bank

By: ______________________________
Title: ___________________________

                                  SCHEDULE 1
                                      TO
                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                                relating to the

     Credit Agreement, dated as of September 25, 1997, by and among Salem Communications Corporation, the Lenders party thereto, The Bank of New York, as Administrative Agent, and Bank of America NT&SA, as Documentation Agent, as amended, modified or otherwise supplemented.

Item 1.   Assignor's RC Commitment               $______________

Item 2.   Assignor's RC Loans                    $______________
          consisting of:

               ABR Loans                         $______________
               Eurodollar Loans                  $______________

Item 3.   Assignor's Letter of                   $______________
          Credit Exposure

Item 4.   Amount of Assigned RC                  $______________
          Commitment

Item 5.   Percentage of RC
          Commitment Assigned
          as a percentage of
          the aggregate RC
          Commitments of all
          Lenders                                _________%

Item 6.   Amount of Assigned RC Loans            $______________
          consisting of:

               ABR Loans                         $______________
               Eurodollar Loans                  $______________

Item 7.   Amount of Assigned Letter
          of Credit Exposure                     $______________

Item 8.   Applicable Lending Offices
          of Assignee and Address for
          Notices pursuant to section
          11.2 of the Credit Agreement

Applicable                   Applicable
Lending                      Lending Office
Office for ABR               for Eurodollar             Address
Loans                        Loans                    for Notices
-------------                ---------------          -----------

_____________                _______________          ___________
_____________                _______________          ___________


Attention:                   Attention:               Attention:
Telephone:                   Telephone:               Telephone:
Telecopier:                  Telecopier:              Telecopier:

                       SALEM COMMUNICATIONS CORPORATION
                                SCHEDULE 1.1(L)
                      LIST OF APPLICABLE LENDING OFFICES
                      ----------------------------------

     APPLICABLE LENDING OFFICE
     FOR BASE RATE LOANS                    APPLICABLE LENDING OFFICE
     AND CD RATE LOANS                       FOR LIBOR RATE LOANS
     -------------------------              --------------------------
1.   The Bank of New York                   1.   The Bank of New York
     One Wall Street                             One Wall Street
     New York, New York 10286                    New York, New York 10286
     Attention: Michael Pizarro                  Attention: Michael Pizarro
     Telephone: (212) 635-4697                   Telephone: (212) 635-4697
     Telecopy: (212) 635-6365                    Telecopy: (212) 635-6365

2.   Bank of America NT & SA                2.   Bank of America NT & SA
     333 So. Beaudry - 19th Floor                333 So. Beaudry - 19th Floor
     Los Angeles, CA 90071                       Los Angeles, CA 90071
     Attention: Yolanda Monarrez                 Attention: Yolanda Monarrez
     Telephone: (213) 345-6534                   Telephone: (213) 345-6534
     Telecopy: (213) 345-6550                    Telecopy: (213) 345-6550

3.   BankBoston, N.A.                       3.   BankBoston, N.A.
     100 Federal Street                          100 Federal Street
     MS 01-08-08                                 MS 01-08-08
     Boston, MA 02110                            Boston, MA 02110
     Attention: Steve Lynn                       Attention: Steve Lynn
     Telephone: (617) 434-9627                   Telephone: (617) 434-9627
     Telecopy: (617) 434-9829                    Telecopy: (617) 434-9829

4.   Fleet Bank, N.A.                       4.   Fleet Bank, N.A.
     60 East 42nd Street - 3rd F1.               60 East 42nd Street - 3rd Fl.
     New York, NY 10017                          New York, NY 10017
     Attention: Garrett Komjathy                 Attention: Garrett Komjathy
     Telephone: (212) 907-5677                   Telephone: (212) 907-5677
     Telecopy: (212) 907-5627                    Telecopy: (212) 907-5627

     Address as of 9/29/97:                      Address as of 9/29/97:

     Fleet National Bank                         Fleet National Bank
     1185 Avenue of the Americas                 1185 Avenue of the Americas
     16th Floor                                  16th Floor
     New York, NY 10036                          New York, NY 10036
     Attention: Garrett Komjathy                 Attention: Garrett Komjathy
     Telephone: (212) 819-6043                   Telephone: (212) 819-6043
     Telecopy:  (212) 819-6202                   Telecopy: (212) 819-6202

5.   Union Bank of California, N.A.         5.   Union Bank of California, N.A.
     445 South Figueroa Street                   445 South Figueroa Street
     7th Floor                                   7th Floor
     Los Angeles, CA 90071                       Los Angeles, CA 90071
     Attention:______________                    Attention: ______________
     Telephone: (___) ___-____                   Telephone: (___) ___-____
     Telecopy:  (___) ___-____                   Telecopy:  (___) ___-____

                                 SCHEDULE 4.1
                                 ------------
                              TO CREDIT AGREEMENT
                              -------------------

                     Schedule 4.1 to the Credit Agreement
                        Dated as of September 25, 1997

                             LIST OF SUBSIDIARIES
                             --------------------

NOTE: All listed entities are corporations except Beltway Media Partners, which is a general partnership. Salem Communications Corporation ("Salem"), New Inspiration Broadcasting, Inc. and Golden Gate Broadcasting, Inc. are the sole partners of Beltway Media Partners.



ATEP Radio, Inc.
Beltway Media Partners
Bison Media, Inc.
Caron Broadcasting, Inc.
Common Ground Broadcasting, Inc.
Golden Gate Broadcasting Co., Inc.
Inland Radio, Inc.
Inspiration Media of Texas, Inc.
Inspiration Media, Inc.
New England Continental Media, Inc.
New Inspiration Broadcasting Co., Inc.
Oasis Radio, Inc.
Pennsylvania Media Associates, Inc.
Radio 1210, Inc.
Salem Communications Corporation, a Delaware corporation
Salem Media Corporation
Salem Media of California, Inc.
Salem Media of Colorado, Inc.
Salem Media of Louisiana, Inc.
Salem Media of Ohio, Inc.
Salem Media of Oregon, Inc.
Salem Media of Pennsylvania, Inc.
Salem Media of Texas, Inc.
Salem Music Network, Inc.
Salem Radio Network Incorporated
Salem Radio Representatives, Inc.
South Texas Broadcasting, Inc.
SRN News Network, Inc.
Vista Broadcasting, Inc.

                                 SCHEDULE 4.6
                                 ------------
                              TO CREDIT AGREEMENT
                              -------------------

                     Schedule 4.6 to the Credit Agreement
                        Dated as of September 25, 1997

                        BORROWER'S MATERIAL LITIGATION
                        ------------------------------

                                     None.

                                 SCHEDULE 4.7
                                 ------------
                              TO CREDIT AGREEMENT
                              -------------------

                     SCHEDULE 4.7 TO THE CREDIT AGREEMENT
                        DATED AS OF SEPTEMBER 25, 1997

                       BORROWER'S CONFLICTING AGREEMENTS
                       ---------------------------------

                                     None.

                                 SCHEDULE 4.8
                                 ------------
                              TO CREDIT AGREEMENT
                              -------------------

                     SCHEDULE 4.8 TO THE CREDIT AGREEMENT
                        DATED AS OF SEPTEMBER 25, 1997

                               BORROWER'S TAXES
                               ----------------

                                     None.

                               SCHEDULE 4.11(b)
                              TO CREDIT AGREEMENT

                   Schedule 4.11(b) to the Credit Agreement
                        Dated as of September 25, 1997

                               LIST OF PROPERTY
                               ----------------

     The following is a summary description of all real property owned and all real property leasehold estates held by each Borrower and its Subsidiaries:

ATEP Radio, Inc. The Corporation leases office and studio space in a building in
---------------
Oxnard, California, from Martin V. Smith & Associates under a lease expiring in 2002. The Corporation licenses the main antenna site in Ventura, California, from Fox/Loe Properties under a lease agreement expiring in 2006, with three (3) options to extend the term by five (5) years each.

Beltway Media Partners. The Partnership leases office and studio space in
----------------------
Arlington, Virginia, from Rosslyn Building East, L.P. under a lease expiring in 2005. The Partnership leases antenna tower space in Arlington, Virginia, from WAVA Building Limited Partnership under a lease expiring in 2047. However, the Partnership may terminate the tower lease with one-year's notice.

BISON Media, Inc. The Corporation leases office space from Cambridge Holdings,
----------------
Ltd. under a lease expiring in 2002. The Corporation leases antenna and transmitter space from Cheyenne Propagation under leases expiring in 2005
(KBIQ), 2003 (KGFT) and 2002 (KPRZ). The Corporation leases studio space in Spokane, Washington from Walter B. Worthy under lease terminable by either party upon 90 days notice. The Corporation leases antenna and transmitter space in Washington from James Codiga under a lease expiring in 2001 with the option to renew for five (5) successive periods of five (5) years each.

Caron Broadcasting. Inc. The Corporation leases office/studio space for WHK and
------------------------
WHLO from S&S Realty Investments under a lease expiring in 1998, with two options to renew for five (5) years each. The Corporation leases transmitter space for WHK & WTSJ from Messrs. Atsinger and Epperson under lease expiring in 2007; for WITH from Curtain Avenue Limited under a lease expiring in 1998; and for WCCD from Walter Oschek under a lease expiring in 2022. The Corporation leases office/studio space for WITH from Executive Offices Corporation under a lease expiring in 1998; and, for WTSJ from Messrs. Atsinger and Epperson under lease expiring in 2007.

Common Ground Broadcasting. Inc. The Corporation leases office space in Phoenix,
--------------------------------
Arizona, from Esplanade Office Limited Partnership under a lease expiring in 2006 and antenna and transmitter space from Johnaquille J. Hegel under a lease expiring in 2016. The Corporation lease office and transmitter space in Eagan, Minnesota, from Messrs. Atsinger and Epperson under a lease expiring in 2006. The Corporation leases office space in Cleveland, Ohio under lease from Summit Office Park Limited Partnership expiring in 2009 and leases antenna and transmitter space in Seven Hills, Ohio from Messrs. Atsinger and Epperson under a lease expiring in 2007.

Golden Gate Broadcasting Company, Inc. The Corporation leases office and studio
--------------------------------------
space in Fremont, California, from San Francisco Federal Savings & Loan under a lease expiring in 1999. The antenna and tower site, consisting of 11 acres of land in Hayward, California, is leased from Salem Broadcasting Company, a partnership consisting of Messrs. Atsinger and Epperson, under a lease expiring in 2003.

Inland Radio, Inc. The Corporation leases the studio and transmitter site,
------------------
consisting of three acres of land and two buildings in San Bernardino, California, from Messrs. Atsinger and Epperson under a lease expiring in 2002.

Inspiration Media of Texas. The Corporation leases office space in Irving,
---------------------------
Texas, from TRST Las Colinas, Inc. under a lease expiring in 2001. The antenna site is leased from Aretex Corporation under a lease expiring in 2005.

Inspiration Media, Inc. The Corporation leases office and studio space in
-----------------------
Seattle, Washington, from Inter Co-op USA, No. 2 under a lease expiring in 2000, with an option to extend the lease for an additional five years. The transmitter site for KGNW, consisting of 20 acres of land located on Vashon Island near Seattle, Washington, is leased by the Corporation from Messrs. Atsinger and Epperson under a lease expiring in 2002. The transmitter site for KLFE, consisting of 12 acres on Bainbridge Island near Seattle, Washington, is leased by the Corporation from Messrs. Atsinger and Epperson under a lease expiring in 2004.

New England Continental Media, Inc. The Corporation leases office and studio
-----------------------------------
space in Quincy, Massachusetts, from 500 Victory Road Associates Limited Partnership under a lease expiring in 1999. The transmitter site for WPZE is leased by the Corporation from Messrs. Atsinger and Epperson under a lease expiring in 2007. The transmitter site for WEZE is leased from the Fellsway Plaza Trust under a Lease expiring in 2008.

New Inspiration Broadcasting Company, Inc. The Corporation leases office and
------------------------------------------
studio space in Glendale, California, from 701 N. Brand Partnership under a lease expiring in 2002. The Corporation leases an antenna and transmitter site on Mt. Wilson, California, from KCET-TV under a lease expiring in 1999. A backup antenna and transmitter site is located on Flint Peak in Glendale, California, and is leased from KPWR, Inc. under a lease expiring in 1997.

Oasis Radio, Inc. The Corporation leases office and studio space in Lancaster,
-----------------
California, from Fischer Industrial Properties under a lease expiring in 1999. The transmitter site, consisting of nine acres of land in Rosamond, California, is leased from the Atsinger Family Trust under a lease expiring in 2002.

Pennsylvania Media Associates, Inc. The Corporation leases studio and
-----------------------------------
transmitter (WZZD) property in Lafayette Hill, Pennsylvania, from Messrs. Atsinger and Epperson under a lease expiring in 2004. The Corporation leases antenna tower space for WFIL in Lafayette Hill, Pennsylvania, from Messrs. Atsinger and Epperson under a lease expiring in 1998, with options to renew for an additional 15 years.

Radio 1210, Inc. The Corporation leases office and studio space in San Diego,
----------------
California, from Radnor/La Jolla Center Partnership under a lease expiring in 2001. The transmitter site, consisting of 11 acres of land in Olivenhain, California, is leased from the Atsinger Family. Trust under a lease expiring in 2002.

Salem Communications Corporation. The Corporation leases office space in
---------------------------------
Camarillo, California, from the Pardee Construction Company under a lease expiring in 2000.

Salem Media Corporation The Corporation leases office and studio space in
-----------------------
Rutherford, New Jersey, from HIP-Linque Partners One, L.P. under a lease expiring in 2001. The Corporation owns a perpetual easement to use the transmitter site in Kearney, New Jersey for WMCA. The transmitter site for WWDJ in Hackensack is leased by the Corporation from Industrialand Associates under a lease expiring in 2016. The Corporation leases office and studio space in Elk Grove Village, Illinois, from Metropolitan Life Insurance Company under a lease expiring in 2002. The transmitter site is located in Arlington Heights, Illinois, and is leased by the Corporation from Messrs. Atsinger and Epperson under a lease expiring in 2002.

Salem Media of California, Inc. The Corporation shares studios with New
-------------------------------
Inspiration Media, Inc. and a transmitter site consisting of six acres of property in Paramount, California, from Messrs. Atsinger and Epperson under leases expiring in 2002.

Salem Media of Colorado, Inc. The Corporation leases office and studio space in
-----------------------------
Aurora, Colorado from Plaza Place Corporation under a lease expiring in 2006. The Corporation leases the AM antenna and transmitter site from the KRKS General Partnership under a lease expiring in 1999. The Corporation leases the FM transmitter and antenna site from Sterling Realty Organization under a lease expiring in 2018. The Corporation leases the KNUS tower site from Messrs. Atsinger and Epperson under a lease expiring in 2006.

Salem Media of Ohio, Inc. The Corporation leases office and studio space in
-------------------------
Columbus, Ohio, from Eastrich No. 152 Corporation under a lease expiring in 2005. The transmitter site in Columbus, Ohio, is leased by the Corporation from Messrs. Atsinger and Epperson under a lease expiring in 2002.

Salem Media of Oregon, Inc. The Corporation leases the office and studio
---------------------------
building in Portland, Oregon, from Messrs. Atsinger and Epperson under a lease expiring in 2002. The Corporation also leases the AM transmitter site, consisting of 15 acres in Raleigh Hills, Oregon, from Messrs. Atsinger and Epperson under a lease expiring in 2002. The Corporation leases the FM transmitter site in Portland, Oregon, from KSGO/KGON, Inc. under a lease expiring in 2000.

Salem Media of Pennsylvania, Inc. The Corporation leases offices and studio
---------------------------------
space in Pittsburgh, Pennsylvania, from PWC Associates under a lease expiring in 2001. The Corporation leases the transmitter site in Pittsburgh, Pennsylvania, from Messrs. Atsinger and Epperson under a lease expiring in 2003.

Salem Media of Texas, Inc. The Corporation lease office and studio space in San
--------------------------
Antonio, Texas, from Fiesta Properties under a lease expiring in 2002 with an option to renew for five (5) years. The transmitter site located on Gonzalez Road in San Antonio is leased from Messrs. Atsinger and Epperson under a lease expiring in 2004.

Salem Music Network, Inc. The Corporation leases office space in Colorado
-------------------------
Springs, Colorado, from Bethesda Management Company under a lease expiring in 2003 and in Nashville, Tennessee, from the Equitable Life Assurance Society of the United States under a lease expiring in 1997.

Salem Radio Network Incorporated The Corporation leases office space in Irving,
--------------------------------
Texas, from TRST Last Colinas, Inc. under a lease expiring in 2001. The Corporation leases office space in Arlington, Virginia, from Rosslyn Building East, L.P. under a lease expiring in 2005.

Salem Radio Representatives, Inc. The Corporation leases office space in
---------------------------------
Irving, Texas, from Cambridge/Las Colinas Limited Parmership under a lease expiring in 1997. The Corporation shares office space with WAVA (Arlington, Virginia), WYLL (Elk Grove, Illinois), KGNW (Seattle, Washington), Salem Music Network, Inc. (Nashville, Tennessee) and Salem Communications Corporation (Camarillo, California).

South Texas Broadcasting. Inc. The Corporation leases office and studio space in
------------------------------
Houston, Texas, from American National Insurance Company under two leases expiring in 2000 and 2005, respectively. The FM transmitter site, located in San Jacinto County, Texas, and the AM transmitter site, located in Harris County, Texas, are leased from Messrs. Atsinger and Epperson under a lease expiring in 2005.

SRN News Network, Inc. The Corporation leases office space in Arlington,
----------------------
Virginia, from Rosslyn Building East Limited Partnership under a lease expiring in 2005.

Vista Broadcasting. Inc. The Corporation leases office and studio space in
------------------------
Sacramento, California, from P. T. West Associates, L.P. under a lease expiring in 2007. The antenna site for KFIA is leased from Messrs. Atsinger and Epperson under a lease expiring in 2005. The antenna site for KMJI is leased from Krisik, et. al., under a lease expiring in 2029 and from Messrs. Tracy under a lease expiring in 1999.

                               SCHEDULE 4.11(c)
                              TO CREDIT AGREEMENT

                   Schedule 4.11(c) to the Credit Agreement
                        Dated as of September 25, 1997

                                 FCC MATTERS
                               -----------

                                     None.

                                 SCHEDULE 4.14
                                 -------------
                              TO CREDIT AGREEMENT
                              -------------------

                    Schedule 4.14 to the Credit Agreement
                        Dated as of September 25, 1997

                               BORROWER'S TAXES
                               ----------------

1. The Borrower provides a 401(k) Savings Plan to employees for the purposes of providing retirement benefits to full-time employees of the Borrower and its Subsidiaries.

                                 SCHEDULE 4.18
                                 -------------
                              TO CREDIT AGREEMENT
                              -------------------

                    Schedule 4.18 to the Credit Agreement
                        Dated as of September 25, 1997

                       BORROWER'S ENVIRONMENTAL MATTERS
                       --------------------------------

                                     None.

                                 SCHEDULE 8.1
                                 ------------
                              TO CREDIT AGREEMENT
                              -------------------

                     Schedule 8.1 to the Credit Agreement
                        Dated as of September 25, 1997

                              LIST OF BORROWINGS
                              ------------------

                                     None.

                                 SCHEDULE 8.2
                                 ------------
                              TO CREDIT AGREEMENT
                              -------------------

                     Schedule 8.2 to the Credit Agreement
                        Dated as of September 25, 1997

                                 LIST OF LIENS
                                 -------------

1. Liens on the property of Borrower or its Subsidiaries arising out of or relating to the Existing Credit Agreement.

                                SCHEDULE 8.5(c)
                                ---------------
                              TO CREDIT AGREEMENT
                              -------------------

                   Schedule 8.5(c) to the Credit Agreement
                        Dated as of September 25, 1997

                      BORROWER'S INVESTMENTS, LOANS, ETC.
                      -----------------------------------

1. Borrower loaned $350,000 to Truth for Life, an Ohio non-profit corporation, pursuant to a Loan Agreement dated January 9, 1995, as amended July 1, 1996.